SCHEDULE 14A

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐          Soliciting Material Pursuant to § 240.14a-12

NORTEL NETWORKS CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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**PRELIMINARY COPY**
[   •   ]
Dear Shareholder:
On behalf of the board of directors and the management of Nortel Networks Corporation, I invite you to attend our 2006 annual and special meeting of shareholders. The meeting will be held at the Toronto Congress Centre, Hall C, 650 Dixon Road, Toronto, Ontario, Canada at 10:00 a.m. (local time) on May 2, 2006. Enclosed are the notice of meeting, proxy circular and proxy statement, and form of proxy for the meeting.
We want all shareholders to be represented at the meeting. If you are unable to attend the meeting, please complete, date, and sign the form of proxy, and return it in the enclosed envelope or by facsimile. Alternatively, you can communicate your voting instructions over the Internet by following the instructions contained in the enclosed proxy circular and proxy statement. Even if you plan to attend the meeting, you can conveniently express your views in advance by returning a completed form of proxy or by voting over the Internet.
We look forward to seeing you at the meeting.
Yours truly,
/s/ H.J. PEARCE
H.J. Pearce

8200 Dixie Road, Suite 100
Brampton ON L6T 5P6 • Canada
Notice of Annual and Special Meeting of Shareholders
of Nortel Networks Corporation
NOTICE IS HEREBY GIVEN that the annual and special meeting of shareholders of Nortel Networks Corporation (or the Company) will be held at the Toronto Congress Centre, Hall C, 650 Dixon Road, Toronto, Ontario, Canada at 10:00 a.m. (local time) on May 2, 2006, for the following purposes:
(1)	to receive the Company’s audited consolidated financial statements for the year ended December 31, 2005, and the related reports of the auditors;

(2)	to elect the Company’s directors;

(3)	to appoint Deloitte & Touche LLP as the Company’s independent auditors;

(4)	to consider and, if deemed appropriate, adopt, with or without variation, a resolution (the full text of which is reproduced as Schedule A to the accompanying proxy circular and proxy statement) to approve the reconfirmation and amendment of the Company’s shareholder rights plan;

(5)	to consider and, if deemed appropriate, adopt, with or without variation, a special resolution (the full text of which is reproduced as Schedule B to the accompanying proxy circular and proxy statement) approving an amendment to the Company’s restated articles of incorporation to consolidate its issued and outstanding common shares on the basis of a ratio within the range of one post-consolidation common share for every [ • ] pre-consolidation common shares to one post-consolidation common share for every [ • ] pre-consolidation common shares, with the ratio to be selected and implemented by the Company’s board of directors in its sole discretion, if at all, at any time prior to April 11, 2007;

(6)	to consider the two shareholder proposals set forth in Schedule C to the accompanying proxy circular and proxy statement; and

(7)	to transact such other business as may properly be brought before the meeting.
BY ORDER OF THE BOARD OF DIRECTORS
Gordon A. Davies
Corporate Secretary
Nortel Networks Corporation
Brampton, Ontario, Canada
[February 28, 2006]
YOU ARE INVITED TO VOTE BY COMPLETING, DATING AND SIGNING THE ENCLOSED FORM OF PROXY AND RETURNING IT BY MAIL IN THE ENCLOSED ENVELOPE OR BY FACSIMILE, OR BY FOLLOWING THE INSTRUCTIONS FOR VOTING OVER THE INTERNET IN THE ACCOMPANYING PROXY CIRCULAR AND PROXY STATEMENT. A VOTE BY PROXY WILL BE COUNTED IF IT IS COMPLETED PROPERLY AND IS RECEIVED BY OUR TRANSFER AGENT NO LATER THAN 10:00 A.M. EASTERN DAYLIGHT SAVING TIME ON MAY 1, 2006. THE TRANSFER AGENT’S ADDRESS IS: COMPUTERSHARE TRUST COMPANY OF CANADA, 100 UNIVERSITY AVENUE, 9TH FLOOR, TORONTO, ONTARIO, CANADA, M5J 2Y1.

PROXY CIRCULAR AND PROXY STATEMENT

Nortel Networks Corporation
8200 Dixie Road, Suite 100
Brampton ON L6T 5P6 • Canada
PROXY CIRCULAR AND PROXY STATEMENT
SOLICITATION AND REVOCATION OF PROXIES
     THIS SOLICITATION IS BEING MADE BY THE MANAGEMENT AND THE BOARD OF DIRECTORS OF NORTEL NETWORKS CORPORATION (or the Company) IN CONNECTION WITH THE COMPANY’S ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS (or the Meeting). WE WANT ALL OF THE COMPANY’S SHAREHOLDERS TO VOTE AT THE MEETING. THE MEETING WILL BE HELD AT THE TORONTO CONGRESS CENTRE, HALL C, 650 DIXON ROAD, TORONTO, ONTARIO, CANADA AT 10:00 A.M. (LOCAL TIME) ON MAY 2, 2006. WE HAVE ENCLOSED A FORM OF PROXY THAT WE ARE SOLICITING AND THAT YOU CAN USE FOR VOTING AT THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS OF THE MEETING.
     We may solicit proxies by telephone, facsimile, e-mail, or mail. Directors and/or employees of the Company may conduct personal solicitations. Directors and employees will not receive any additional compensation for such activity. Upon request, we will pay the reasonable expenses of brokers and certain others who hold the Company’s common shares on behalf of others, for sending proxy materials to the beneficial owners of the Company’s common shares.
     THREE OF OUR CURRENT DIRECTORS AND OFFICERS ARE NAMED AS YOUR PROXYHOLDERS AT THE MEETING ON THE ENCLOSED FORM OF PROXY. YOU MAY APPOINT A DIFFERENT PERSON OR COMPANY (WITH APPROPRIATE DOCUMENTATION), WHO DOES NOT HAVE TO BE A SHAREHOLDER, AS YOUR PROXYHOLDER AT THE MEETING BY INSERTING THE NAME OF YOUR CHOSEN PROXYHOLDER IN THE BLANK SPACE PROVIDED FOR THAT PURPOSE. YOU CAN ALSO PREPARE YOUR OWN PROXY PROVIDED IT IS IN THE PROPER FORM, IS IN WRITING AND IS SIGNED BY YOU OR BY YOUR ATTORNEY WHOM YOU HAVE AUTHORIZED IN WRITING.
     YOU MAY REVOKE A PROXY GIVEN BY YOU BY DELIVERING A WRITTEN REVOCATION SIGNED BY YOU OR YOUR ATTORNEY WHOM YOU HAVE AUTHORIZED IN WRITING OR IN ANY OTHER MANNER PERMITTED BY LAW. REVOCATIONS SHOULD BE DELIVERED TO THE ATTENTION OF THE CORPORATE SECRETARY AT 8200 DIXIE ROAD, SUITE 100, BRAMPTON, ONTARIO, CANADA, L6T 5P6, OR TO COMPUTERSHARE TRUST COMPANY OF CANADA, 100 UNIVERSITY AVENUE, 9TH FLOOR, TORONTO, ONTARIO, CANADA, M5J 2Y1, ATTENTION: PROXY DEPARTMENT, NO LATER THAN 10:00 A.M. EASTERN DAYLIGHT SAVING TIME ON MAY 1, 2006, OR TO THE CHAIRMAN OF THE MEETING ON THE MEETING DAY, BUT BEFORE THE START OF THE MEETING.
     Unless otherwise indicated, all dollar amounts in this document are in United States dollars and all information contained in this document is as of [February 28, 2006].
     As used in this document, “Nortel” refers to the Company or the Company and its subsidiaries, as applicable.
     The notice of meeting, this document, and the form of proxy will be mailed commencing on or about March 13, 2006 to registered holders of the Company’s common shares as at the close of business on March 6, 2006, the record date for the meeting.
     Three persons present in person and representing in their own right, or by proxy, or as the duly authorized representative of any shareholder that is a body corporate or association, not less than 10% in number of the outstanding shares of the Company carrying voting rights at the meeting will constitute a quorum for the meeting.

VOTING OF PROXIES
Registered Shareholders
     If you are a registered shareholder, you can vote your common shares in person at the meeting or by proxy.
     Voting in Person at the Meeting. If you wish to vote in person at the meeting, do not submit the form of proxy included with this document. Your vote will be taken and counted at the meeting.
     Voting by Proxy. If you do not wish to attend the meeting or do not wish to vote in person, properly complete and deliver a form of proxy, in which case the common shares represented by your proxy will be voted or withheld/abstained from voting in accordance with your instructions as indicated in your form of proxy on any ballot that may be called at the meeting. If you complete and return a blank form of proxy, your shares will be voted: (i) in favour of the persons we nominate for director; (ii) in favour of the appointment of Deloitte & Touche LLP as the Company’s independent auditors; (iii) in favour of the resolution to reconfirm and amend the Company’s shareholder rights plan; and (iv) against each of the two shareholder proposals described in Schedule C hereto. Your proxyholder will decide how to vote on amendments or variations to the matters of business described above and on any additional or different matters that may properly come up for a vote at the meeting. We are not aware of any such amendment, variation or additional or different matters. As a registered shareholder, you may vote by proxy by completing and returning the form of proxy by mail or facsimile, or, alternatively, via the Internet.
     Voting By Mail or Facsimile. You may vote by completing, dating and signing the enclosed form of proxy and returning it to our transfer agent, Computershare Trust Company of Canada (or Computershare), no later than 10:00 a.m. Eastern Daylight Saving Time on May 1, 2006, by mail using the envelope provided, or by faxing it to 1-866-249-7775 (toll free within Canada and the United States) or 416-263-9524 (outside Canada and the United States).
     Internet Voting. You may vote over the Internet by accessing www.nortel.com/shareholders and following the proxy login and voting procedures described for the Meeting. The enclosed form of proxy (or if you have previously consented to electronic delivery by e-mail, the e-mail notice provided to you) contains certain information required for the internet voting process. Detailed voting instructions will then be conveyed electronically via the Internet to those who have completed the login procedure. You may vote (and revoke a previous vote) over the Internet at any time before 10:00 a.m. Eastern Daylight Saving Time on May 1, 2006.
     A proxy must be in writing and must be signed by you as registered shareholder or by a person who has been authorized by you in writing to act as your attorney or, if the registered shareholder is a corporation or other legal entity, by an authorized officer or attorney.
     For the purpose of voting by proxy, proxies marked as “WITHHOLD/ABSTAIN” will be treated as present for the purpose of determining a quorum and will be treated as voted shares for the purpose of determining shareholder participation rates.
     Computershare will deal with proxies received by it in a way that preserves the confidentiality of your individual votes. However, the Company will have access to proxies as necessary to meet applicable legal requirements, including in the event of a proxy contest, or if a shareholder makes a written comment or submits a question on the form of proxy.
Beneficial Shareholders
     If your common shares are not registered in your name but in the name of an intermediary (typically a bank, trust company, securities dealer or broker, or a clearing agency in which an intermediary participates), then you are a non-registered, or beneficial, shareholder. Copies of this document have been distributed to intermediaries who are required to deliver them to, and seek voting instructions from, our beneficial shareholders. Intermediaries often use a service company (such as ADP Investor Communications) to forward meeting materials to beneficial shareholders. If you are beneficial shareholder, you can vote your common shares by proxy through your intermediary or at the meeting.
     Internet Voting. If your intermediary is registered with ADP Investor Communications, who we have retained to manage beneficial shareholder Internet voting, you may vote over the Internet by accessing www.nortel.com/shareholders and following the proxy login and voting instructions.

     Voting through Intermediaries. A beneficial shareholder who does not vote by Internet will usually be given a voting instruction form by their intermediary which must be submitted by the beneficial shareholder in accordance with the instructions provided by the intermediary. In such case, you cannot use the Internet voting procedures described above and must follow the intermediary’s instructions (which in some cases may allow the completion of the voting instruction form by telephone or on the intermediary’s Internet website). Occasionally, a beneficial shareholder may be given a form of proxy that has been signed by the intermediary and which is restricted to the number of shares owned by the beneficial shareholder but is otherwise not completed. This form of proxy does not need to be signed by the beneficial shareholder. In this case, you can complete the form of proxy and vote by mail or facsimile only, in the same manner as described above under “Registered Shareholders — Voting by Mail or Facsimile”.
     Voting in Person. A beneficial shareholder who receives a form of proxy or a voting instruction form who wishes to attend and vote at the meeting in person (or have another person attend and vote on their behalf), should strike out the proxyholders named in the form of proxy and insert the beneficial shareholder’s (or such other person’s) name in the blank space provided or, in the case of a voting instruction form, follow the corresponding instructions provided by the intermediary.
     In all cases, beneficial shareholders should carefully follow the instructions provided by the intermediary.
     Proxies returned by intermediaries as “non-votes” because the intermediary has not received instructions from the beneficial shareholder with respect to the voting of certain shares or, under applicable stock exchange or other rules, the intermediary does not have the discretion to vote those shares on one or more of the matters that come before the meeting, will be treated as not entitled to vote on any such matter and will not be counted as having been voted in respect of any such matter. Shares represented by such broker “non-votes” will, however, be counted in determining whether there is a quorum for the meeting.
ELECTRONIC ACCESS TO PROXY-RELATED MATERIALS
AND ANNUAL AND QUARTERLY REPORTS
     We offer both our registered and beneficial shareholders the opportunity to view future proxy circulars and proxy statements, annual reports and quarterly reports through the Internet instead of receiving paper copies in the mail. You can choose this option at any time in the future by enrolling in the electronic proxy delivery service by accessing www.nortel.com/shareholders and following the instructions. Should you decide to take advantage of this option, you will receive an e-mail providing information on accessing proxy circulars and proxy statements as well as annual and quarterly reports. You need not make an election annually to receive electronic delivery as your initial election will remain in effect until you advise us that you no longer wish to access the materials electronically.
VOTING SHARES
     On [February 21, 2006], • common shares of the Company were issued and outstanding. Each common share entitles the holder thereof to one vote. Only registered holders of common shares of the Company as at the close of business on March 6, 2006 are entitled to receive the notice of meeting and to vote at the meeting.
     We are not aware of any person or company beneficially owning, directly or indirectly, control or direction over more than 5% of the Company’s common shares.
FINANCIAL STATEMENTS AND AUDITORS’ REPORTS
     At the meeting, we will submit to you the Company’s consolidated financial statements for the year ended December 31, 2005, and the related reports of our auditors. No vote will be taken regarding the financial statements.
SHAREHOLDER PROPOSALS FOR THE COMPANY’S 2007 ANNUAL MEETING
     If you want to propose any matter for a vote by the Company’s shareholders at the Company’s 2007 annual meeting, you must send your proposal to the Company at the following address: Corporate Secretary, Nortel Networks Corporation, 8200 Dixie Road, Suite 100, Brampton, Ontario, Canada, L6T 5P6. The Company may omit your proposal from next year’s proxy circular and proxy statement under applicable United States securities laws if it is not received by the Company’s Corporate Secretary at the address noted above by •, 2006 and may omit your proposal from next year’s proxy circular and proxy statement under applicable Canadian corporate law if it is not received by the Company’s Corporate Secretary at the address noted above by • , 2006.

ELECTION OF DIRECTORS
     Under its articles, the Company is permitted to have between three and 15 directors, with the actual number of directors determined by the board of directors. The board of directors has resolved to have [•] directors effective upon the election of the directors at the meeting. Directors are elected at the annual meeting of shareholders, except that we can appoint directors in certain circumstances between annual meetings. Each person who is appointed or elected to the board of directors will hold that position until the earliest of: (i) the close of the next annual meeting of shareholders; (ii) the date he or she ceases to be a director by operation of law; or (iii) the date he or she resigns.
     The Company’s articles provide that, in order for a nominee to be elected as a director, at least two-thirds of the votes attaching to the shares represented in person or by valid proxy at the meeting and entitled to vote for directors must be voted in such nominee’s favour. Withholding your vote for a nominee will have the same effect as voting against the nominee. The results of the election of directors at the meeting will be determined and certified by the scrutineers for the meeting.
     IF YOU PROPERLY COMPLETE AND RETURN THE ENCLOSED FORM OF PROXY, YOUR SHARES WILL BE VOTED FOR THE NOMINEES LISTED BELOW, UNLESS YOU SPECIFICALLY INSTRUCT OTHERWISE.
     IF YOU PROPERLY COMPLETE AND RETURN THE ENCLOSED FORM OF PROXY AND ANY OF THE NOMINEES LISTED ON THE FORM OF PROXY IS FOR ANY REASON UNAVAILABLE TO SERVE, YOUR PROXYHOLDER AT THE MEETING MAY CHOOSE TO VOTE FOR ANOTHER QUALIFIED NOMINEE. WE HAVE NO REASON TO BELIEVE THAT ANY NOMINEE WILL BE UNAVAILABLE TO SERVE.
     See “Statement of Corporate Governance Practices” for a description of the responsibilities of the boards of directors of the Company and Nortel Networks Limited, as well as the responsibilities and membership of the committees of the boards of directors of the Company and Nortel Networks Limited. Set out below is certain information concerning the individuals who have been nominated to be elected as directors of the Company at the meeting. Except for Mr. Zafirovski, all nominees were previously elected as directors by shareholders. The Company’s directors are also the directors of Nortel Networks Limited. Board meetings are generally held as combined meetings of the board of directors of both the Company and Nortel Networks Limited (referred to in the table as NNC and NNL, respectively). A detailed record of attendance by directors at meetings of the boards of directors of the Company and Nortel Networks Limited and their committees in 2005 is set out under “Summary of Director Attendance”.

		Position with		Director of
Name	Age	the Company	City of Residence	NNC/NNL Since
Jalynn Hamilton Bennett (1)(2)	62	Director	Toronto, Ontario, Canada	June 29, 2005

Dr. Manfred Bischoff (2)(3)	63	Director	Starnberg, Federal Republic of Germany	April 29, 2004

The Hon. James Baxter Hunt, Jr. (2)(3)	68	Director	Raleigh, North Carolina, U.S.A.	June 29, 2005

John Alan MacNaughton (1)(4)	60	Director	Toronto, Ontario, Canada	June 29, 2005

The Hon. John Paul Manley (1)(2)	56	Director	Toronto, Ontario, Canada	May 26, 2004

Richard David McCormick (1)(3)	65	Director	Denver, Colorado, U.S.A.	January 11, 2005 (NNC) January 18, 2005 (NNL)

Ronald Walter Osborne (2)(3)	59	Director	Toronto, Ontario, Canada	June 29, 2005 (5)

Harry Jonathan Pearce (1)(4)	63	Director	Bloomfield Hills, Michigan, U.S.A.	January 11, 2005 (NNC) January 18, 2005 (NNL)

Mike Svetozar Zafirovski	52	President and Chief Executive Officer and Director	Lake Forest, Illinois, U.S.A.	November 15, 2005

(1)	Member of the joint leadership resources committee of the Company and Nortel Networks Limited.

(2)	Member of the pension fund policy committee of the board of directors of Nortel Networks Limited.

(3)	Member of the audit committees of the boards of directors of the Company and Nortel Networks Limited.

(4)	Member of the committee on directors of the boards of directors of the Company and Nortel Networks Limited.

(5)	Mr. Osborne was also a director of NNL (then known as Northern Telecom Limited) from April 1996 to September 1997.

JALYNN H. BENNETT, C.M., is President of Jalynn H. Bennett and Associates Ltd., a consulting firm in strategic planning and organizational development in both the public and private sectors. Prior to establishing that firm, Mrs. Bennett was associated for nearly 25 years with The Manufacturers Life Insurance Company. Mrs. Bennett is currently a director of the Canadian Imperial Bank of Commerce, Cadillac Fairview Corporation Limited and Teck Cominco Ltd. She is also a director of The Hospital for Sick Children Foundation. She is a member of the Lawrence National Centre for Policy and Management Advisory Council, Richard Ivey School of Business; the Canada Millennium Scholarship Foundation; the Schulich School of Business and International Advisory Board, York University; the Toronto Society of Financial Analysts; the Toronto Association of Business Economists; the Governance Leadership Council of the Ontario Hospital Association; the National Advisory Board, Canada’s Outstanding CEO of the Year and a Member of the Trinity College Endowment Campaign Cabinet. She is a fellow of the Institute of Corporate Directors in Canada, a past Commissioner of the Ontario Securities Commission and was a member of the Toronto Stock Exchange, Canadian Stock Exchange and the Canadian Institute of Chartered Accountants’ Joint Committee on Corporate Governance (The Saucier Committee).

DR. MANFRED BISCHOFF has been Chairman of the Board of European Aeronautic Defence and Space Company EADS N.V., an aerospace company, since July 2000, and Delegate for Aerospace of DaimlerChrysler AG, an automotive company, since January 2004. Previously, Dr. Bischoff was a member of the Board of Management of DaimlerChrysler AG from May 1995 to December 2003 and President and Chief Executive Officer of DaimlerChrysler Aerospace AG from May 1995 to March 2000. He is also Chairman of the Supervisory Board of DaimlerChrysler Luft-und Raumfahrt Holding and a member of the Supervisory Board of Fraport AG, Gerling-Konzern Versicherungs-Beteiligungs-AG, J.M. Voith AG, Royal KPN N.V., SMS GmbH and a member of the Board of Unicredit S.p.A.

THE HON. JAMES BAXTER HUNT, JR. has been a member of the law firm of Womble Carlyle Sandridge & Rice, PLLC, since 2001. Prior to that, he was Governor of North Carolina for four terms, 1977 to 1985 and 1993 to 2001, where he established the Microelectronics Center of North Carolina, the N.C. Biotechnology Center and the N.C. School of Science and Mathematics. He founded and chaired the National Board for Professional Teaching Standards and currently chairs the National Center for Public Policy and Higher Education, the Hunt Institute for Educational Leadership and Policy, and the Institute for Emerging Issues. Mr. Hunt is a trustee of the Carnegie Corporation of New York and is a director of BioSignia, Inc.

JOHN ALAN MacNAUGHTON, C.M., served as President and Chief Executive Officer of the Canada Pension Plan Investment Board, a Crown Corporation created by an Act of Parliament in 1997 to invest the assets of the Canada Pension Plan, from September 1999 until his retirement in January 2005. Prior to September 1999, he served as President of Nesbitt Burns Inc., the investment banking arm of Bank of Montreal, from September 1994 to March 1999. Mr. MacNaughton is a Director of Canadian Trading and Quotation System Inc. He is a Trustee of the University Health Network, an academic health science centre. He is a Governor of CCAF-FCVI Inc., a research and education foundation focused on governance, accountability, management and audit in the public sector. Mr. MacNaughton is also Chairman of the Canadian Institute of International Affairs.

THE HON. JOHN P. MANLEY has been a senior counsel at the law firm of McCarthy Tétrault LLP since May 2004. Mr. Manley was previously the Member of Parliament for Ottawa South from November 1988 to June 2004 and Chairman of the Ontario Power Generation Review Committee, which was responsible for reviewing the state of the energy system of Ontario, from December 2003 to March 2004. As a Member of Parliament, Mr. Manley also held various positions in the Canadian federal government, including Deputy Prime Minister of Canada from January 2002 to December 2003, Minister of Finance from June 2002 to December 2003, Chair of the Cabinet Committee on Public Security and Anti-Terrorism from October 2001 to December 2003, Minister of Foreign Affairs from October 2000 to January 2002 and Minister of Industry prior thereto. Mr. Manley is also a director of Canadian Imperial Bank of Commerce. He was granted the designation C. Dir (Chartered Director) by McMaster University in February 2006.

RICHARD DAVID McCORMICK served as Chairman of US WEST, Inc., a telecommunications company, from June 1998 until his retirement in May 1999. He was chairman, president and chief executive officer of US WEST, Inc. from 1992 until 1998. He is also a director of HealthTrio Inc., United Technologies Corporation and Wells Fargo and Company. Mr. McCormick is also the Honorary Chairman (Past Chairman) of the International Chamber of Commerce, Vice Chairman (Past Chairman) of the United States Council for International Business. He is a Trustee of the Denver Art Museum, Vice President of the Denver Art Museum Foundation and Director Emeritus of Creighton University. From 1994 to 2003, Mr. McCormick was also a director of UAL Corporation, the parent holding company and sole shareholder of United Air Lines, Inc. On December 9, 2002, UAL Corporation, United Air Lines, Inc. and 26 direct and indirect wholly owned subsidiaries of UAL Corporation filed voluntary petitions to reorganize their businesses under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division.

RONALD WALTER OSBORNE was President and Chief Executive Officer of Ontario Power Generation, an electricity generating company, from 1998 to 2003. Mr. Osborne held various positions with the BCE group, a group of communications companies, from 1995 to 1998, including President and Chief Executive Officer of Bell Canada. Mr. Osborne is also a director of Massachusetts Financial Services Company, Torstar Corporation, Sun Life Financial Inc., Sun Life Assurance Company of Canada, St. Lawrence Cement Group Inc. and Shell Canada Limited, and is a member of the board of governors of Roy Thomson Hall and is a trustee of RioCan (Real Estate Investment Trust). Mr. Osborne also served as a director of Air Canada from 1999 until his resignation in September 2004. On April 1, 2003, Air Canada obtained an initial order from the Ontario Superior Court of Justice providing creditor protection under the Companies Creditors Arrangement Act, such order being subsequently amended in connection with the proceedings. On April 1, 2003, Air Canada also made a concurrent petition for recognition and ancillary relief under Section 304 of the United States Bankruptcy Code. Air Canada successfully completed its restructuring process and emerged from creditor protection in September 2004.

HARRY JONATHAN PEARCE, 63, Bloomfield Hills, Michigan, United States, has been a director of the Company since January 11, 2005 and a director of Nortel Networks Limited since January 18, 2005. He was Chairman of the Board of Hughes Electronics Corporation (now The DIRECTV Group, Inc.), a company engaged in digital television entertainment, broadband satellite and network services as well as global video and data broadcasting, from June 2001 to January 2004. He was a director and Vice-Chairman of General Motors Corporation from January 1996 to June 2001. Mr. Pearce is also a director of Marriott International, Inc. and MDU Resources Group, Inc.

MIKE SVETOZAR ZAFIROVSKI, 52, Lake Forest, Illinois, United States, has been a director of the Company and Nortel Networks Limited since November 15, 2005. He was previously employed in the telecommunications industry with Motorola, Inc. (or Motorola). From July 2002 to February 2005, he was President and Chief Operating Officer and a director of Motorola and, prior thereto, from June 2000 to July 2002, he was President and Chief Executive Officer of Motorola’s mobile devices business. Prior to his tenure with Motorola, Mr. Zafirovski held a number of positions during 25 years with General Electric, including 13 years as president and chief executive officer of various businesses in the industrial as well as financial and insurance sectors. Mr. Zafirovski is also a director of The Boeing Company and is the Chair of the Finance Committee and a member of Audit Committee of The Boeing Company. In addition, he is a director of the Children’s Hospital of Chicago, the Economic Club of Chicago and the United Way of Chicago.
     We would like to acknowledge the years of contribution and service to the Company and Nortel Networks Limited by Messrs. Robert Ellis Brown, John Edward Cleghorn and Robert Alexander Ingram, who are not standing for re-election at the Meeting.

     From May 31, 2004 until on or about June 21, 2005, certain directors, senior officers and certain current and former employees of the Company and Nortel Networks Limited were prohibited from trading in the securities of the Company and Nortel Networks Limited pursuant to management cease trade orders issued by the Ontario Securities Commission and certain other provincial securities regulators in connection with the delay in the filing of certain of our financial statements. These orders did not at any time apply to Mrs. Bennett or Messrs. Hunt, MacNaughton and Osborne as they were elected as directors after such orders were revoked.
     Shareholders who wish to have the committee on directors of the board of directors of the Company consider the nomination of any person for director at the 2007 annual meeting of shareholders should contact our Corporate Secretary at 8200 Dixie Road, Suite 100, Brampton, Ontario, Canada, L6T 5P6, by December 31, 2006. See “Statement of Corporate Governance Practices”.
EXECUTIVE OFFICERS AND CERTAIN OTHER NON-EXECUTIVE BOARD APPOINTED OFFICERS
     Executive officers and certain other non-executive board appointed officers of the Company are appointed, and may be removed, by the board of directors of the Company. Generally, such officers hold their position until a successor is appointed or until the officer resigns. Our executive officers and non-executive board appointed officers as at February 28, 2006, their ages, offices currently held and year of appointment are set out below.

		Year of
Name and age	Office and position currently held	Appointment
Robert John Bartzokas (54)	Chief Compliance Officer	2006
Martha Helena Bejar (43)	President, CALA and Emerging Markets Strategy	2005
Dennis James Carey (59)	Executive Vice-President, Corporate Operations	2006
Tracy Sarah Jane Connelly McGilley (34)*	Assistant Secretary	2004
Peter William Currie (55)	Executive Vice-President and Chief Financial Officer	2005
Gordon Allan Davies (43)*	General Counsel – Corporate and Corporate Secretary	2005
William John Donovan (48)	Senior Vice-President, Business Transformation	2006
John Marshall Doolittle (42)*	Vice-President, Tax	2002
David William Drinkwater (57)	Chief Legal Officer	2005
Jesse Joel Hackney, Jr. (36)	Senior Vice-President, Supply Chain and Quality	2006
Albert Roger Hitchcock (41)	Chief Information Officer	2002
Dion Constandino Joannou (40)	President, North America	2005
Paul Wesley Karr (50)	Controller	2005
William Joseph LaSalle (53)*	General Counsel – Operations	2005
Kimberly Susan Lechner (40)*	Assistant Controller	2005
Richard Stephen Lowe (55)	President, Mobility and Converged Core Networks	2005
Pierre David MacKinnon (44)	President, GSM/UMTS/Chairman, LG	2005
Robert Yu Lang Mao (62)	President and Chief Executive Officer, Greater China	2003
Michael Walton McCorkle (53)*	Assistant Treasurer	2005
William Arthur Owens (65)	Vice-Chairman and Chief Executive Officer	2005
Stephen Charles Pusey (44)	Executive Vice-President and President, Eurasia	2005
Ralph Edward Clenton Richardson (44)**	Chief Marketing Officer	2004
Susan Engelke Shepard (62)	Chief Ethics Officer	2006
Stephen Francis Slattery (46)	President, Enterprise Solutions and Packet Networks	2005
Katharine Berghuis Stevenson (43)	Treasurer	2000
Anna Ventresca (41)*	Assistant Secretary	2005
Mike Svetozar Zafirovski (52)	President and Chief Executive Officer	2005

*	Non-executive board appointed officers

**	Mr. Richardson’s appointment to terminate effective March 1, 2006
     All the above-named officers have been employed in their current position or other senior positions with Nortel during the past five years, except as follows:
•	R.J. Bartzokas was appointed Chief Compliance Officer in January 2006, prior to which he was Chief Audit and Security Officer (October 2005 to January 2006) and Vice-President, Audit (July 2005 to October 2005). Mr. Bartzokas has over 30 years of accounting and auditing experience, including as Vice President, Audit &

Compliance of Amerada Hess Corporation (January 1995 to June 2005) and as Audit Manager with Getty Oil Company (March 1979 to October 1984). Prior thereto, Mr. Bartzokas was a Senior Auditor with Price Waterhouse;

•	D.J. Carey was appointed as Executive Vice-President, Corporate Operations effective January 2006. He is responsible for Human Resources, the Business Transformation Office, Ethics, and Information Services, as well as the Company’s Environment, Safety and Business Continuity programs, and Diversity. Prior to his appointment, Mr. Carey held various leadership positions at Motorola, Inc. (or Motorola), the General Electric Company (or GE), The Home Depot and AT&T. In his most recent assignment, Mr. Carey was Executive Vice-President (February 2005 to November 2005) and prior thereto was Executive Vice President, President and CEO, Integrated Electronic Systems for Motorola (November 2002 to January 2005). In this role he was responsible for the growth and profitability of a portfolio of eight businesses, including Automotive Communications and Electronics Systems Group, Energy Systems Group, Embedded Communications Computing Group, Enterprise Seamless Mobility Division, Canopy Division, Secure Asset Solution Division, iRadio Division and Clinical Micro Sensors Division. He has also served as Vice President and General Manager for Corporate Productivity and Mergers & Acquisitions for AT&T, and more recently as Executive Vice President for Business Development, Strategy and Corporate Operations for The Home Depot after having been Executive Vice President and Chief Financial Officer;

•	T.S.J. Connelly McGilley was appointed as Assistant Secretary effective in December 2004, in addition to being Counsel – Securities in the Nortel Networks Limited legal department, a position she has held since July 1999;

•	P.W. Currie, held various finance positions at Nortel from 1979 to 1992, including general auditor, controller and vice president, finance for different business segments, and from 1994 to early 1997 as senior vice president and chief financial officer. He joined Royal Bank of Canada in 1997, most recently holding the position of Vice Chairman and Chief Financial Officer of RBC Financial Group until September 2004;

•	W.J. Donovan was appointed Senior Vice-President, Business Transformation in January 2006, prior to which he had been Senior Vice-President, Human Resources since September 2000;

•	J.M. Doolittle was, prior to returning to Nortel in September 1999, Vice President, Finance of The Bank of Montreal, a Canadian chartered bank, from August 1997 and Director, Treasury, Europe and Asia, Nortel Networks, prior thereto;

•	D.W. Drinkwater, prior to his appointment as Chief Legal Officer in December 2005, carried on a consulting business and held various corporate directorships from August 2004 to December 2005. Mr. Drinkwater was Executive Vice President and Chief Financial Officer of the Ontario Power Generation Inc. (or OPG), a generator and seller of electricity, from April 2003 to July 2004 and prior thereto, was Executive Vice President, Corporate Development and Legal Affairs of OPG from December 2000 to April 2003;

•	J.Joel Hackney, Jr. was appointed as Senior Vice-President, Supply Chain and Quality in December 2005. Mr. Hackney has a background in general management, supply chain, leadership skills, and Six Sigma expertise. He had more than 14 years of global leadership experience at GE in roles spanning audit, supply chain, operations, product management, and general management. Most recently, Mr. Hackney was Division General Manager for GE Consumer and Industrial, based in Barcelona, Spain (December 2004 to December 2005);

•	P.W. Karr was appointed as Controller in May 2005, prior to which he was Vice President and Financial Controller of Bristol-Myers Squibb Company (November 2003 to December 2004). Prior thereto, Mr. Karr held numerous senior positions with GE from February 1994 to October 2003, most recently as Senior Vice President and Chief Accounting Officer, GE Capital Market Services during 2003. Prior thereto, Mr. Karr spent approximately 16 years with Deloitte & Touche, including as National Consultation Partner in 1992 and 1993;

•	K.S. Lechner has been with Nortel for 11 years, holding a variety of senior Finance roles across the business. Prior to her appointment as Assistant Controller in October 2005, she was leader of the FP&A for Carrier Networks’ North American Sales. Prior to joining Nortel, Ms. Lechner held progressively senior roles at Ernst and Young Chartered Accountants and J. Walter Thompson;

•	R.Y.L. Mao was, prior to returning to Nortel in January 2003, Chairman and Chief Executive Officer of Foxconn (Beijing) Precision Component Industries, Ltd., a manufacturer of mobile communication terminal devices, from November 2002 to December 2002, and Chief Executive Officer, Nortel China, prior thereto;

•	M.W. McCorkle was, prior to his appointment as Assistant Treasurer in August 2005, Nortel’s Director and Team Leader, Structured Finance EMEA, based in Nortel’s United Kingdom operations (August 2003 to July 2005). During his time with Nortel, Mr. McCorkle has also held the position of Director of Customer Finance, North America (March 1997 to July 2003), where he led the Wireless group within North American Customer Finance. Prior to joining Nortel in 1997, Mr. McCorkle had extensive experience in the banking industry, having held various Vice-President positions at the First National Bank of Chicago;

•	R.E.C. Richardson was, prior to his appointment as Chief Marketing Officer in October 2004, Vice President, Global Marketing Enterprise Networks (April 2004 to September 2004). Prior thereto, Mr. Richardson carried on a consulting practice (April 2003 to March 2004), was Chief Sales and Marketing Officer, and member of the board of directors, at T-Mobile UK, the UK wireless unit of Deutsche Telekom AG (April 2001 to March 2003) and Vice President Worldwide Developer Relations and Worldwide Solutions Marketing, Apple Computer (December 1997 to March 2001);

•	S.E. Shepard was appointed Chief Ethics Officer in January 2006, prior to which she had been Chief Ethics and Compliance Officer since February 2005. Prior to joining Nortel, she served in a number of positions specifically related to ethics and compliance. Ms. Shepard has been a Commissioner for the New York State Ethics Commission since May 2003. In addition, prior to becoming engaged in private practice in 1997, Ms. Shepard was Commissioner of Investigation for New York City (1990 to 1994), Chief Counsel to the New York State Commission of Investigation (1986 to 1990) and an Assistant United States Attorney for the Eastern District of New York (1976 to 1986);

•	A. Ventresca was appointed as Assistant Secretary in August 2005, in addition to being Counsel – Securities in the Nortel Networks Limited legal department, a position she has held since September 2000; and

•	M.S. Zafirovski was, prior to joining Nortel, previously employed in the telecommunications industry with Motorola. From July 2002 to February 2005, he was President and Chief Operating Officer of Motorola and, prior thereto, from June 2000 to July 2002, he was President and Chief Executive Officer of Motorola’s mobile devices business. Prior to his tenure with Motorola, Mr. Zafirovski held a number of positions during 25 years with GE, including 13 years as president and chief executive officer of various businesses in the industrial as well as financial and insurance sectors. Mr. Zafirovski is also a director of The Boeing Company and is the Chair of the Finance Committee and a member of Audit Committee of The Boeing Company. In addition, he is a director of the Children’s Hospital of Chicago, the Economic Club of Chicago, the Macedonian Arts Council, the Museum of Science and Industry in Chicago, and the United Way of Chicago.

SUMMARY OF DIRECTOR ATTENDANCE
     The Company’s directors are also directors of Nortel Networks Limited. A detailed record of attendance by directors during 2005 at meetings of the boards and board committees on which they served is set out below. In the table below, NNC means the Company and NNL means Nortel Networks Limited. All meetings of each of the board committees were attended solely by independent directors. See “Statement of Corporate Governance Practices”.

Number of Meetings Attended in 2005 (1)
Joint
	Board,	Leadership			Pension Fund Policy	Litigation
	(NNC and	Resources	Audit Committee	Committee	Committee (NNL	Committee
Director	NNL)	Committee	(NNC and NNL)	on Directors	committee only)	(NNC only)
J.H. Bennett	10/10 (NNL)	7/8			3/3
10/10 (NNC)

Dr. M. Bischoff	26/31 (NNC)		19/23 (NNC)
	25/31 (NNL)		19/23 (NNL)		4/4	2/2

The Hon. J.J. Blanchard (2)	18/22 (NNL)				0/1
18/22 (NNC)

R.E. Brown (3)	30/31 (NNL)	22/22	17/17 (NNL)	8/8		3/3
	30/31 (NNC)		17/17 (NNC)

J.E. Cleghorn (3)	31/31 (NNL)		23/23 (NNL)	7/8	1/1	3/3
	31/31 (NNC)		23/23 (NNC)

L.Y. Fortier (2)	20/22 (NNL)				0/1
20/22 (NNC)

The Hon. J.B. Hunt, Jr.	10/10 (NNL)		5/6 (NNL)		3/3
	10/10 (NNC)		5/6 (NNC)

R.A. Ingram (3)	23/31 (NNL)		13/23 (NNL)
	23/31 (NNC)		13/23 (NNC)

J.A. MacNaughton	10/10 (NNL)	8/8		2/2
10/10 (NNC)

The Hon. J.P. Manley	28/31 (NNL)	8/8			4/4
28/31 (NNC)

R.D. McCormick	30/31 (NNL)	19/20	5/6 (NNL)			2/3
	26/28 (NNC)		5/6 (NNC)

R.W. Osborne	5/10 (NNL)		4/6 (NNL)		3/3
	5/10 (NNC)		4/6 (NNC)

W.A. Owens (4)	25/25 (NNL)
25/25 (NNC)

H.J. Pearce	22/28 (NNL)	19/20		2/2		3/3
23/28 (NNC)

G. Saucier (2)	19/22 (NNL)		14/17 (NNL)		1/1
	19/22 (NNC)		14/17 (NNC)

S.H. Smith, Jr. (2)	17/22 (NNL)	10/14	13/17 (NNL)
	17/22 (NNC)		13/17 (NNC)

L.R. Wilson (2)	22/22 (NNL)	14/14		6/6
22/22 (NNC)

M.S. Zafirovski (4)	2/2 (NNL)
2/2 (NNC)

(1)	Table indicates meetings held, and attendance, at any time during 2005 only while the individual was a director of the Company or Nortel Networks Limited or a member of a board committee, as applicable.

(2)	Retired June 29, 2005.

(3)	Not standing for re-election as a director.

(4)	Mr. Owens retired as a director effective November 14, 2005 and Mr. Zafirovski was appointed as a director effective November 15, 2005.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
     We are not aware of any person or company beneficially owning, directly or indirectly, control or direction over more than 5% of the Company’s common shares.

Security Ownership of Directors and Management
     The following table shows the number of common shares of the Company and Bookham Technology plc beneficially owned, as of [February 28, 2006] (unless otherwise noted), by each of the Company’s directors, nominees for directors and the individuals named in the 2005 summary compensation table set forth below under “Executive Compensation”, as well as by the directors and executive officers as a group.
     A person is deemed to be a beneficial owner of a common share if that person has, or shares, the power to direct the vote or investment of that common share. Under applicable United States securities laws, a person is also deemed to be a beneficial owner of a common share if such person has the right to acquire the share within 60 days (whether or not, in the case of a stock option, the current market price of the underlying common share is below the stock option exercise price). More than one person may be deemed a beneficial owner of a common share and a person need not have an economic interest in a share to be deemed a beneficial owner.
     Share units, as referenced in the table below, represent share units issued under the Nortel Networks Corporation Directors’ Deferred Share Compensation Plan and the Nortel Networks Limited Directors’ Deferred Share Compensation Plan. Each share unit represents the right to receive one common share of the Company. Those plans are described under “Compensation of Directors”.

Amount and Nature of
Name of Beneficial Owner	Title of Class of Security	Beneficial Ownership (1)
J.H. Bennett	Common shares of the Company	—
	Share units	[23,765]

M. Bischoff	Common shares of the Company	—
[20,002]

R.E. Brown	Common shares of the Company	[417,281] (2)(3)
	Share units	[135,136]

J.E. Cleghorn	Common shares of the Company	[29,000] (2)
	Share units	[163,510]

J.B. Hunt, Jr.	Common shares of the Company	—
	Share units	[20,760]

R.A. Ingram	Common shares of the Company	[10,756] (2)(4)
	Share units	[176,580]

J.A. MacNaughton	Common shares of the Company	[100,000]
	Share units	[23,764]

J.P. Manley	Common shares of the Company	—
	Share units	[26,142]

R.D. McCormick	Common shares of the Company	[100,000]
	Share units	[25,745]

R.W. Osborne	Common shares of the Company	—
	Share units	[23,765]

H.J. Pearce	Common shares of the Company	[16,000]
	Share units	[20,001]

M.S. Zafirovski	Common shares of the Company	—

P.W. Currie	Common shares of the Company	—

S.C. Pusey	Common shares of the Company	[1,097,698] (2)

•	Common shares of the Company	• (2)

•	Common shares of the Company	• (2)

W.A. Owens	Common shares of the Company	[2,955,688] (5)
	Share units	—

Directors and executive officers as a group	Common shares of the Company	[8,374,492] (6)
(consisting of 31 persons, comprised of the current	Share units	[611,651]
directors and current executive officers)	Common shares of Bookham Technology plc	—

(1)	Except as set forth below, each person has sole investment and voting power with respect to the common shares beneficially owned by such person. Includes common shares subject to stock options exercisable on February 28, 2006 or that become exercisable within 60 days after such date (whether or not the market price of the underlying common shares is below the stock option exercise price). As of February 28, 2006 each director and named executive officer individually, and the directors and executive officers as a group, beneficially owned less than 1.0% of the outstanding common shares of the Company.

(2)	Includes common shares subject to stock options as follows: 8,000 for Mr. Brown; 4,000 for Mr. Cleghorn; 8,000 for Mr. Ingram; 869,254 for Mr. Pusey;• for • ; and • for •.

(3)	Excludes 765 common shares beneficially owned by Mr. Brown’s spouse and son, for which Mr. Brown disclaims beneficial ownership.

(4)	Includes 1,800 common shares jointly held with Mr. Ingram’s spouse.

(5)	Includes 2,900,000 stock options which were accelerated upon retirement. As Mr. Owens ceased to be an insider effective December 1, 2005, disclosure of his holdings of Nortel Networks Corporation shares is based on information in our corporate records and Mr. Owens’ filings on the Canadian insider reporting system, the System for Electronic Disclosure by Insiders, as of November 23, 2005 and reports filed pursuant to Section 16(a) of the U.S. Securities Exchange Act of 1934. See “Certain Employment Arrangements – Former Executives”.

(6)	Includes 6,471,736 common shares subject to stock options and 4,500 common shares as to which investment and voting power is shared with one or more other persons and excludes 1,165 common shares as to which beneficial ownership is disclaimed.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the United States Securities Exchange Act of 1934 requires directors and executive officers of the Company to file reports concerning their ownership of equity securities of the Company with the United States Securities and Exchange Commission, the New York Stock Exchange, and the Company. Based solely on a review of the information received and written representations from the persons subject to Section 16(a), we believe that all of the Company’s directors and executive officers filed their required reports on a timely basis during 2005. A Form 4 was filed in July 2005 indicating that Mr. Pearce holds 16,000 common shares, rather than 10,000 as inadvertently reported in January 2005.

EXECUTIVE COMPENSATION
     The following information is presented in accordance with the rules of the United States Securities and Exchange Commission.
Summary Compensation Table
     The following table sets forth the compensation awarded to, earned by, or paid to each of the Company’s named executive officers for services rendered by them to Nortel in 2005, 2004 and 2003.

							Long-Term
		Annual Compensation					Compensation
							Awards		Payouts
							Restricted	Securities
Name					Other Annual		Stock Unit	Underlying	LTIP		All Other
And Principal		Salary	Bonus		Compensation		Awards	Options	Payouts		Compensation
Position	Year	($)	($)(1)		($)(2)		($)(3)	(#)	(#)		($)
M.S. Zafirovski*	2005	252,381	•		[11,976,270]	(4)	6,953,550	5,000,000	—		[11,690,542]	(5)
President and Chief	2004	—	—		—		—	—	—		—
Executive Officer	2003	—	—		—		—	—	—		—

P.W. Currie	2005	527,500	850,000	(6)	—		1,530,000	1,000,000	—		[26,167]	(7)(8)
Executive Vice-President	2004	—	—		—		—	—	—		—
and Chief Financial	2003	—	—		—		—	—	—		—
Officer

S.C. Pusey	2005	558,904 (9)	•		[52,335]	(10)(11)	1,520,000	875,000	—		[71,654]	(10)(12)
Executive Vice-President	2004	520,000	—		—		—	—	—		[1,150]	(13)
and President, Eurasia	2003	501,250	546,000	(14)	[3,633]	(15)	—	—	67,500	(16)	[2,665]	(13)
			1,277,500	(17)(18)					620,000	(19)

•	2005	•	•		•	(18)	•	•	•		•	(21)
	2004	•	•		•	(18)	•	•	•		•	(21)
	2003	•	•		•		•	•	•	(19)	•	(21)

•	2005	•	•		•	(20)	•	•	•		•	(23)
	2004	•	•		•		•	•	•		•	(23)
	2003	•	•		•		•	•	•	(19)	•	(23)

W.A. Owens*	2005	886,364	•	(24)	[304,497]	(25)	—	2,900,000	—		[5,670,085]	(26)
Former Vice-Chairman	2004	681,818	—		[209,355]	(25)	—	—	—		[26,710]	(26)
and Chief Executive	2003	—	—		—		—	—	—		—
Officer

*	Mr. Zafirovski was appointed as President and Chief Executive Officer of the Company and Nortel Networks Limited effective November 15, 2005. Mr. Owens, who was President and Chief Executive Officer of the Company and Nortel Networks Limited from April 27, 2004 until becoming Vice-Chairman and Chief Executive Officer effective March 15, 2005, retired as an officer and director of the Company and Nortel Networks Limited effective November 14, 2005. The compensation for Mr. Zafirovski and the terms of Mr. Owens’ retirement/severance agreement are described below under “Certain Employment Arrangements”.

(1)	Incentive cash awards for each fiscal year under the Nortel Networks Limited SUCCESS Incentive Plan (or SUCCESS Plan), including payments made in 2003 in connection with the “Return to Profitability” bonus program component of that plan, whether or not deferred by the named executive officer. See footnotes (17) and (18) below.

(2)	Where applicable, amounts reported in this column are inclusive of perquisites if a named executive officer was paid a total of $50,000 or more in perquisites.

(3)	The following time based restricted stock units (or RSUs) were awarded to the named executive officers in 2005: 2,265,000 awarded to Mr. Zafirovski on November 15, 2005; 500,000 awarded to Mr. Currie on September 6, 2005; 500,000 awarded to Mr. Pusey on November 22, 2005; • awarded to • on • ; and • awarded to • on •. Except for Mr. Zafirovski’s RSUs, which are scheduled to vest in equal annual installments over five years, each of the named executive officers’ RSUs are scheduled to vest in equal annual installments over three years. The aggregate value as at December 31, 2005 of the RSUs awarded to the named executive officers in 2005 was [$11,826,900]. As required by applicable securities laws, the amounts reported in this column were determined by multiplying the number of RSUs by the closing market price on the dates of the awards.

(4)	Amounts paid: (i) by Nortel on behalf of Mr. Zafirovski for taxes associated with the reimbursement by Nortel of a payment made in connection with the settlement of litigation commenced by Motorola, Inc. (or Motorola) ($11,902,523) and Company-paid travel expenses incurred prior to Mr. Zafirovski’s impending relocation to Canada ($18,179); and (ii) as perquisites, including the incremental cost of the use of the Company aircraft ($55,428). It is expected that the amount paid for taxes associated with the settlement of the Motorola litigation will be reduced by approximately $4.3 million due to a reduction of already remitted taxes related to Mr. Zafirovski’s employment with Motorola. In addition, the amount paid for taxes may be further reduced as a result of additional reductions or refunds arising out of future related filings with relevant taxing authorities. See footnote (5) below.

(5)	Represents the reimbursement of a payment made by Mr. Zafirovski to Motorola in connection with the settlement of litigation ($11.5 million) and the payment of Mr. Zafirovski’s legal expenses and cash disbursements incurred in connection with the Motorola litigation ($169,447) and in connection with the agreement on the terms of his appointment ($21,095). See “Certain Employment Arrangements — Current Executives”.

(6)	Represents a special bonus of $300,000 paid within 60 days of the commencement of employment plus a guaranteed 2005 SUCCESS Plan bonus paid at the target value of 100% of salary, pro-rated for the number of months of active service.

(7)	Represents contributions made under the Nortel Networks Limited Investment Plan for Employees — Canada.

(8)	Represents the United States dollar equivalent of payments actually earned or paid in Canadian dollars. Amounts have been converted using the average of the exchange rates in effect during each year equal to US$1.00 = Cdn$1.2113 for 2005, US$1.00 = Cdn$1.2978 for 2004 and US$1.00 = Cdn$1.4048 for 2003.

(9)	Represents U.S. dollar salary paid until September 1, 2005 and U.S. dollar equivalent of Mr. Pusey’s salary which was adjusted and set in United Kingdom pounds on September 1, 2005. See footnote (10) below.

(10)	Certain payments in United Kingdom pounds have been converted and included in this amount. Payments have been converted using the average of the exchange rates in effect during each year equal to US$1.00 = UK£0.5497 for 2005, US$1.00 = UK£0.5470 for 2004 and US$1.00 = UK£0.6084 for 2003.

(11)	Represents an auto benefit allowance ($36,977) available to certain UK based employees generally and a corporate club membership fee ($15,358).

(12)	Represents a special one-time payment to compensate for fluctuations in currency exchange rates.

(13)	Represents expenses relating to Mr. Pusey’s prior long-term international assignment during the period 1999 to 2001.

(14)	Represents a SUCCESS Plan annual incentive award.

(15)	Amounts paid by Nortel on behalf of Mr. Pusey for taxes associated with the 2001 and 2000 tax years.

(16)	Represents the number of RSUs issued and settled in respect of RSUs allocated under the 2001 restricted stock unit program (or 2001 RSU program) of the Nortel Networks Limited Restricted Stock Unit Plan (or RSU Plan). RSUs allocated in 2001 had a two-year performance period that was divided into five shorter performance segments. The performance criteria included resizing activity targets for the first segment, and corporate performance objectives under the incentive plan for the remaining four segments. Although the joint leadership resources committee determined that certain of the distinct performance objectives were not achieved, it exercised its discretion in May 2003 to authorize the issuance and settlement in the form of common shares of the Company (net of withholding taxes) of 90% of the RSUs allocated under the 2001 RSU program based on its consideration of the improved financial performance of the Company during the two-year performance period and the Company’s overall performance over that period as compared to comparator companies. The total before tax value of the RSUs that were issued and settled, using the purchase price of our common shares on the date of purchase, was $205,538 for Mr. Pusey.

(17)	Represents a Return to Profitability program award under the SUCCESS Plan. See footnote (18) below.

(18)	Mr. Pusey has voluntarily undertaken to pay to the Company over a three-year period an amount equal to his Return to Profitability program bonus awarded in 2003 (net of any taxes deducted at source).
(19)	Represents the number of RSUs issued and settled in respect of RSUs allocated under the 2003 restricted stock unit program (or 2003 RSU program) of the RSU Plan. Each unit entitled the holder to receive one common share of the Company or, subject to certain conditions, a cash payment equal to the common share value. In respect of payments made under the 2003 program of the RSU Plan, each named executive officer received in July 2003 RSUs in connection with the achievement of the first performance threshold as at the end of the second fiscal quarter of 2003 (100% in the form of common shares) and in February 2004 RSUs in connection with the achievement of the second performance threshold as at the end of the third fiscal quarter of 2003 (50% in the form of common shares and 50% in the form of cash). These individuals continue to hold the common shares received as a result of the settlement of their RSUs. The before tax total value of such RSUs issued and settled was: $3,148,887 for Mr. Pusey; $ • for • ; and $ • for • . RSUs are valued using the purchase price of our common shares on the date of purchase (for share settlement) and on the average price for the specified 20-day trading period for cash settlement (where applicable).
(20)	•

(21)	•

(22)	•

(23)	•
(24)	Represents a pro rata payment under the SUCCESS Plan in accordance with the terms of a letter agreement with Mr. Owens regarding the cessation of his employment. See “Certain Employment Arrangements — Former Executives”.
(25)	For 2005, consists of: (i) tax reimbursement paid by Nortel to Mr. Owens ($1,172) and taxes paid by Nortel on behalf of Mr. Owens ($41,523), both incurred in connection with Company-paid expatriate expenses; and (ii) amounts paid as perquisites, including the incremental cost of the use of the Company aircraft ($244,802). For 2004, represents the incremental cost of the use of the Company aircraft.
(26)	For 2005, consists of: (i) a severance payment ($5,400,000); (ii) vacation entitlement ($173,077); (iii) expatriate expenses related to Mr. Owens’ responsibilities as President and Chief Executive Officer ($89,687); (iv) retirement gifts ($6,167); and (v) contributions under the Nortel Networks Long-Term Investment Plan (or NNLTIP) ($1,154). For 2004, consists of: (i) expatriate expenses related to Mr. Owen’s responsibilities as President and Chief Executive Officer ($43,588); (ii) contributions under the NNLTIP ($1,038); and (iii) fees earned as a non-employee director prior to being appointed as President and Chief Executive Officer ($25,672). See “Compensation of Directors”.
Option Grants in 2005
     The following table sets forth certain information concerning grants of stock options to purchase common shares of the Company to the named executive officers during the fiscal year ended December 31, 2005.

	Individual Grants
		% of Total
		Options				Potential Realizable
	Number of	Granted to				Value at Assumed Annual
	Securities	Employees				Rates of Stock Price Appreciation
	Underlying	In Fiscal	Exercise Price		Expiration	For Option Term (1)
Name	Options Granted (#)	Year	($/Sh)		Date	5% ($)		10% ($)
M.S. Zafirovski	5,000,000 (2)	7.8%	3.10		November 14, 2015	9,750,000		24,700,000

P.W. Currie	1,000,000 (3)	1.6%	3.78	(Cdn)	September 6, 2015	2,380,000	(Cdn)	6,020,000	(Cdn)

S.C. Pusey	875,000 (4)	1.4%	3.07		November 21, 2015	1,688,750		4,278,750

•	• (•)	•	•		•	•		•

•	• (5)	•	•		•	•		•

W.A. Owens	2,900,000 (6)	4.5%	3.18		November 18, 2008	1,450,000	(7)	3,045,000	(7)

(1)	The dollar amounts shown represent the amount by which the market value of the Company’s common shares underlying each stock option grant would exceed the exercise price of the stock option upon the expiration of the stock option if the market value of the Company’s common shares appreciates from the market value on the date of grant at an annual rate of 5% and 10%, respectively, during the stock option term. These assumed rates of appreciation are prescribed by the United States Securities and Exchange Commission. On [February 21, 2006], the closing price of a common share of the Company on the New York Stock Exchange and on the Toronto Stock Exchange was $• and Cdn$•, respectively. As the actual value received by a named executive officer on the exercise of a stock option is determined by the market value of the Company’s common shares on the date of exercise, the actual value received by a named executive officer may bear no relation to the potential realization shown under these columns.
(2)	Granted on November 15, 2005 under the Nortel Networks Corporation 2000 Stock Option Plan (or 2000 Plan), these options are scheduled to vest in equal annual installments over five years.
(3)	Granted on September 7, 2005 under the Nortel Networks Corporation 1986 Stock Option Plan, As Amended and Restated (or 1986 Plan), these options are scheduled to vest in equal annual installments over four years.
(4)	Granted November 22, 2005 under the 1986 Plan, these options are scheduled to vest in equal annual installments over four years.
(5)	Granted • under the 1986 Plan, these options are scheduled to vest in equal annual installments over • years.
(6)	Granted September 7, 2005 under the 2000 Plan, these options, which are due to expire 36 months after retirement, are fully vested as a result of an acceleration of vesting.
(7)	Calculated applying a 36 month term. See footnote (6).

Aggregate Option Exercises in 2005 and Year-End Option Values
     No options to purchase common shares of the Company were exercised by any named executive officer during the fiscal year ended December 31, 2005. The following tables set forth the value of unexercised options held by named executive officers as at December 31, 2005.

			Number of Securities
	Common		Underlying		Value of Unexercised
	Shares Acquired		Unexercised Options at Fiscal		In-the-Money
	On Exercise	Value	Year-End (#)(1)(2)(3)		Options at Fiscal Year-End ($)(3)
Name	(#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
M.S. Zafirovski	—	—	—	5,000,000	—	—
P.W. Currie	—	—	—	1,000,000	—	—
S.C. Pusey	—	—	949,254	955,000	—	—
•	—	—	•	•	—	—
•	—	—	•	•	—	—
W.A. Owens	—	—	2,900,000	—	—	—

(1)	Includes 80,000 replacement options for Mr. Pusey, which expired in January 2006.
(2)	The Company grants both United States dollar and Canadian dollar stock options. All options referenced in the table are United States dollar options, except for those of Mr. Currie.
(3)	As at December 31, 2005, all of the outstanding exercisable or unexercisable United States dollar or Canadian dollar stock options held by the named executive officers had exercise prices that exceeded the closing price of the Company’s common shares on the last trading day of the year on, respectively, the New York Stock Exchange for United States stock options and on the Toronto Stock Exchange for Canadian stock options. On December 31, 2005, the closing price of the Company’s common shares on the New York Stock Exchange and the Toronto Stock Exchange was $3.06 and Cdn$3.55, respectively. The weighted average exercise price of the outstanding exercisable and unexercisable United States dollar and Canadian dollar stock options as at December 31, 2005 was: $3.10 for options held by Mr. Zafirovski; Cdn$3.78 for options held by Mr. Currie; $4.85 for options held by Mr. Pusey; $• for options held by • ; $• for options held by • ; and $3.18 for options held by Mr. Owens. Where applicable, the weighted average exercise price has been calculated assuming that replacement options that currently do not have set exercise prices will have exercise prices equal to the exercise prices of the corresponding initial options.
Retirement Plans
     The Company has several pension plans. The following descriptions relate to pension plans in which the named executive officers are eligible to participate. The following tables show the aggregate approximate annual retirement benefits for an eligible executive officer for certain compensation and years of service categories assuming retirement at age 65, and assuming grandfathering provisions do not apply.
     Messrs. Zafirovski and Currie elected to not participate in the Nortel Networks pension plans. Messrs. Zafirovski and Currie both elected to participate in the Investor Program which is one portfolio offered under the Capital Accumulation and Retirement Program. The Investor Program in it of itself does not offer a pension plan. However, Mr. Zafirovski is eligible for a special lifetime annual pension benefit, as described under “Certain Employment Arrangements — Current Executives”.
Defined Benefit Pension Plan — Canada
     A defined benefit pension plan, the Nortel Networks Limited Managerial and Non-Negotiated Pension Plan, is maintained for eligible employees and executives in Canada. This plan has two different formulas, called Part I and Part II. • is participating in the Nortel Canada Part I formula.

     The Part I formula provides a monthly benefit at retirement based on years of service and a pension accrual of 1.3% of the average annual earnings of the best three consecutive years. An early retirement reduction applies for retirement prior to age 60. Eligible earnings include base salary and, where applicable, overtime, off-shift differentials and an individual sales commission factor. Effective January 1, 1999, the Part I defined benefit formula was closed to new participants.
     The Part II formula was introduced January 1, 1999. Employees who were participants in Part I could continue to participate in Part I, or move to the new Part II formula, at their election. Part II provides a benefit based on pension credits and the average annual earnings for the highest three consecutive years in the last ten years prior to retirement or other termination of employment. Pension credits are earned during each year of participation based on the participant’s age attained in the year and on years of service. Eligible earnings include base salary and, where applicable, incentive awards or bonuses, if any, paid under the Nortel Networks Limited SUCCESS Incentive Plan (or SUCCESS Plan), overtime, off-shift differentials and sales commissions. Effective May 1, 2000, the Part II defined benefit formula was closed to new participants.
     The Part II benefit can be paid in a lump sum or as an actuarially equivalent annuity. Under the annual income option, there are reductions for retirement prior to normal retirement age of 65. Certain grandfathering rules exist for employees and executives who were participating in the pension plan as at December 31, 1998.
     The Income Tax Act (Canada) (or ITA) limits the amount of pension that may be paid under a registered pension plan. Pension benefits within the ITA limit are funded by a pension trust that is separate from the general assets of Nortel Networks Limited. Pension benefits that exceed the ITA limits are paid from an excess plan, and are funded from Nortel Networks Limited’s general assets and the general assets of Nortel Networks Technology Corporation (or NNTC), an affiliate of the Company.
     Table I estimates the benefits calculated under the Canadian Part I formula under the Nortel Networks Managerial and Non-Negotiated Pension Plan for participating employees and executives, payable as a life annuity with a 60% survivor pension.
Table I

	Years of Service
Total Earnings	15	20	25	30	35
$ 600,000	$ 117,000	$ 156,000	$ 195,000	$ 234,000	$ 273,000
700,000	136,500	182,000	227,500	273,000	318,500
800,000	156,000	208,000	260,000	312,000	364,000
900,000	175,500	234,000	292,500	351,000	409,500
1,000,000	195,000	260,000	325,000	390,000	455,000
1,100,000	214,500	286,000	357,500	429,000	500,500
1,200,000	234,000	312,000	390,000	468,000	546,000
1,300,000	253,500	338,000	422,500	507,000	591,500
1,400,000	273,000	364,000	455,000	546,000	637,000
1,500,000	292,500	390,000	487,500	585,000	682,500
1,600,000	312,000	416,000	520,000	624,000	728,000
Defined Benefit Pension Plan — United States
     A defined benefit pension plan, the Nortel Networks Retirement Income Plan, is maintained for eligible employees and executives in the United States. Benefits are paid to plan participants under one of two formulas, depending on elections made by the plan participant: the Pension Service Plan (or PSP) formula or the Cash Balance Plan formula. • is participating in the PSP. Mr. Owens was participating in the Cash Balance Plan.
     The PSP formula is available for participants who are employees of Nortel Networks Inc. (or NNI) or other Nortel Networks subsidiaries located in the United States who enrolled in the plan prior to May 1, 2000, and who elected prior to May 1, 2000 to be covered by the PSP formula. As of May 1, 2000, the PSP formula under the Nortel Networks Retirement Income Plan was closed to new participants. The PSP formula provides a benefit based on pension credits and average earnings for the highest 1,095 consecutive calendar days of compensation out of the last 3,650 days prior to retirement or other termination of employment. Pension credits are earned during each year of participation based on the participant’s age attained in the year and on years of service. Eligible earnings include base salary and, where applicable, incentive awards or bonuses, if any, paid under the SUCCESS Plan, overtime, off-shift differentials and sales commissions.
     A defined benefit pension formula, the Cash Balance Plan, was established, effective May 1, 2000, based on pay credits and interest credits. Employees who were participants in the PSP could continue to participate in the PSP, or move to the new Cash Balance Plan, or elect to opt out of the pension plan. The Cash Balance Plan formula provides a monthly credit equal to 4% of eligible earnings, with interest being credited monthly based on the month’s starting balance. Eligible earnings include base salary and, where applicable, incentive awards or bonuses, if any, paid under the SUCCESS Plan, overtime, off-shift differentials and sales commissions earned prior to retirement or other termination of employment.
     The PSP and Cash Balance Plan benefits can be paid in a lump sum or as an actuarially equivalent annuity.
     Certain grandfathering rules exist for employees and executives who were participating in the pension plan as at December 31, 1998.
     Federal laws place limitations on compensation amounts that may be included under a qualified pension plan ($210,000 in 2005) as well as limitations on the total benefit that may be paid from such plans. Pension benefits within the limit are funded by a pension trust that is separate from the general assets of NNI. Pension benefits applicable to compensation that exceeds federal limitations and pension benefits in excess of the limitations on total benefits are paid from a restoration (excess) plan, and are funded from NNI’s general assets.
     Table II estimates the benefits calculated under the United States Pension Service Plan (PSP) formula under the Nortel Networks Retirement Income Plan for participating employees and executives, payable as a life annuity with a 50% survivor pension.
     The approximate benefits for the service of • is shown in Table II. The approximate eligible average earnings and years of vested service at December 31, 2005 are: $• and • years for • .
Table II

	Years of Service
Total Earnings	15	20	25	30	35
$600,000	$84,222	$110,765	$143,433	$166,913	$199,581
700,000	98,259	129,226	167,339	194,732	232,845
800,000	112,296	147,687	191,244	222,551	266,109
900,000	126,334	166,148	215,150	250,370	299,372
1,000,000	140,371	184,609	239,055	278,189	332,636
1,100,000	154,408	203,069	262,961	306,008	365,899
1,200,000	168,445	221,530	286,866	333,827	399,163
1,300,000	182,482	239,991	310,772	361,646	432,426
     Table III estimates the benefits calculated under the United States Cash Balance Plan formula under the Nortel Networks Retirement Income Plan for participating employees and executives, payable as a life annuity with a 50% survivor pension. Mr. Owens was participating in the Cash Balance Plan. Upon his retirement, Mr. Owens received $17,170.30 and $63,975.03 representing two years of vested pension benefits accrued pursuant to the Cash Balance Plan Retirement Income Plan and Restoration Plan, respectively. Mr. Owens is also eligible for a Special Pension Arrangement. See “Certain Employment Arrangements — Former Executives” for further details on Mr. Owens’ severance arrangements.

Table III

	Years of Service
Total Earnings	5	10	15	20	25	30	35
$600,000	$9,309	$18,619	$27,928	$37,237	$46,546	$55,856	$65,166
700,000	10,861	21,722	32,582	43,443	54,304	65,165	76,026
800,000	12,412	24,825	37,237	49,649	62,062	74,474	86,887
900,000	13,964	27,928	41,891	55,855	69,819	83,784	97,748
1,000,000	15,516	31,031	46,546	62,061	77,577	93,093	108,609
1,100,000	17,067	34,134	51,201	68,267	85,335	102,402	119,470
1,200,000	18,619	37,237	55,855	74,473	93,092	111,711	130,331
1,300,000	20,170	40,340	60,510	80,679	100,850	121,021	141,192
Defined Benefit Pension Plan — UK
     The Nortel Networks UK Pension Plan, which was closed to new participants effective June 1, 2000, is a defined benefit pension plan for UK employees and executives. Mr. Pusey is participating in the Nortel Networks UK Pension Plan.
     The Nortel Networks UK Pension Plan is set up under a Trust Deed and Rules, and provides benefits from a separate fund of assets managed by the Trustee. Members pay contributions of 5% of pensionable pay and the Company pays contributions to meet the balance of the cost of the benefits and expenses of managing the Plan. The Plan is contracted out of the State Second Pension, and so must provide benefits at least as good in broad terms as would have been payable under the State Second Pension, and is tax-exempt approved under the Income and Corporation Taxes Act 1988.
     The Nortel Networks UK Pension Plan provides defined benefits which are linked to a member’s service in the Plan and average pensionable pay in the final years of service prior to retirement or earlier leaving service. Pensionable pay is usually base salary. Normal retirement age for drawing pension benefits is age 65, and an early retirement reduction applies for retirement before age 60. The member has the option to convert part of the pension benefit at retirement for a cash sum. Benefits are also provided to a member’s spouse and eligible dependants following a member’s death.
     Table IV estimates the benefits calculated under the Nortel Networks UK Pension Plan for participating employees and executives payable as a pension from the Plan.
     The approximate pension for Mr. Pusey’s service is shown in Table IV. The approximate total pensionable pay and years of pensionable service at December 31, 2005 for Mr. Pusey are $492,889 and 22 years, 10 months. The pensionable pay amount represents the U.S. dollar equivalent of £270,941 (calculated using the yearly average of the exchange rates in effect equal to US$1.00 = UK£0.5497).

Table IV

	Years of service
Final Pensionable Pay	15	20	25	30	35
$300,000	$75,000	$100,000	$125,000	$150,000	$175,000
350,000	88,000	117,000	146,000	175,000	204,000
400,000	100,000	133,000	167,000	200,000	233,000
450,000	113,000	150,000	188,000	225,000	263,000
500,000	125,000	167,000	208,000	250,000	292,000
550,000	138,000	183,000	229,000	275,000	321,000
600,000	150,000	200,000	250,000	300,000	350,000
650,000	163,000	217,000	271,000	325,000	379,000
700,000	175,000	233,000	292,000	350,000	408,000
750,000	188,000	250,000	313,000	375,000	438,000
800,000	200,000	267,000	333,000	400,000	467,000
850,000	213,000	283,000	354,000	425,000	496,000
900,000	225,000	300,000	375,000	450,000	525,000
950,000	238,000	317,000	396,000	475,000	554,000
1,000,000	250,000	333,000	417,000	500,000	583,000
Supplemental Disclosure on Retirement Arrangements
     In order to simplify our pension disclosure, the following table indicates the expense we incur with respect to the pension benefits of our named executive officers, as well as the annual pension benefit available upon an assumed retirement at age 65. In addition, as each company providing such disclosure may not use the same estimates or assumptions, it may not be appropriate or suitable to compare the information below with similar disclosure prepared by other companies.

	2005 Annual Pension		Accrued Pension Liability as		Annual Pension Available at
	Service Cost (1)		at December 31, 2005 (2)		Age 65 (3)
	($)		($)		($)
M.S. Zafirovski	167,638	(4)	202,110	(4)	500,000	(4)
P.W. Currie (5)	—		—		—
S.C. Pusey	143,715	(6)	3,138,075	(6)	394,033	(6)
•	•		•		•
			•	(7)	•	(7)
•	•	(7)	•	(8)(9)	•	(8)(9)
			81,145	(10)	1,188,876	(11)
W.A. Owens	4,762,500	(11)	5,187,551	(11)	(annually for 5 years only)

(1)	The annual pension service cost was determined based on the accounting disclosure assumptions.
(2)	Accrued pension liability is the value of the projected pension earned for service up to December 31, 2005.
(3)	Assumes continued employment through to age 65, except as noted below. Calculations: (i) were determined based on current salary (no future increases) and bonus paid annually at target, where applicable; and (ii) reflect a lifetime pension with a 50% or 60% survivor benefit, as applicable.
(4)	Represents Mr. Zafirovski’s entitlement to a special pension benefit that will accrue after five years of active employment. Annual pension of $500,000 is payable monthly following retirement on or after age 60. Mr. Zafirovski elected to not participate in the Nortel Networks pension plans. See “Certain Employment Arrangements — Current Executives”.

(5)	Mr. Currie elected to not participate in the Nortel Networks pension plans.
(6)	Represents the U.S. dollar equivalent calculated using the yearly average of the exchange rate in effect for 2005 equal to US$1.00 = UK£0.5497.
(7)	Represents • ’s pension benefit.
(8)	Represents • ’s pension benefit.
(9)	Represents the U.S. dollar equivalent calculated using the yearly average of the exchange rate in effect for 2005 equal to US$1.00 = Cdn$1.2113.
(10)	Represents Mr. Owens’ pension accrued under the United States Cash Balance Plan. This benefit was paid to him at the time of his retirement.
(11)	Represents Mr. Owens’ special pension arrangement. The annual pension represents the benefit payable over five years following his retirement. See “Certain Employment Arrangements — Former Executives”.
CERTAIN EMPLOYMENT ARRANGEMENTS
Current Executives
     On October 17, 2005, the boards of directors of the Company and of Nortel Networks Limited appointed Mike S. Zafirovski as President and Chief Executive Officer of the Company and Nortel Networks Limited and as a member of the boards of directors of the Company and Nortel Networks Limited, in each case effective November 15, 2005. The boards of directors of the Company and of Nortel Networks Limited also approved the following material terms and conditions of Mr. Zafirovski’s employment. Mr. Zafirovski receives an annual base salary of US$1.2 million and will be eligible to participate in the annual bonus plan of Nortel Networks Limited (the Nortel Networks Limited SUCCESS Incentive Plan, or the SUCCESS Plan) with a target annual bonus of 150% of base salary and a maximum potential annual bonus of 300% of base salary, with the actual amount of such bonus to be determined on the basis of the generally applicable performance criteria under that plan. Mr. Zafirovski also received a new hire grant of five million options to purchase shares of the Company and a new hire award of restricted stock units with a value at the time of award of US$7.5 million, as determined by the Company. Both the stock options and the restricted stock units generally become vested in 20% annual installments over five years following grant, subject to the terms and conditions of the compensation plans under which they were granted and the additional terms described below. An additional long-term incentive compensation award with a target value of 200% of base salary and a maximum potential value of 400% of base salary was also approved. The terms and conditions of this award will be determined during 2006. Mr. Zafirovski is also eligible for consideration for annual grants of options and restricted stock units under the Nortel 2005 Stock Incentive Plan (or SIP).
     Mr. Zafirovski is eligible to participate in the Nortel employee benefit plans, including the Capital Accumulation and Retirement Program (or CARP), on the same terms as are generally available to all Nortel employees, and in the Nortel Networks Corporation’s Executive Retention and Termination Plan (or ERTP) and the Nortel relocation program, in accordance with the generally applicable terms of such plans. Mr. Zafirovski has opted not to participate in the Nortel pension plans. He is eligible for a special lifetime annual pension benefit of US$500,000, including a 60% joint and survivor benefit for his spouse. Mr. Zafirovski’s eligibility for this special pension will accrue after five years of active employment. The special pension benefit will be payable monthly following retirement on or after age 60. The termination of Mr. Zafirovski’s employment at or after five years will also be treated as a retirement for purposes of the terms of all equity incentive awards granted to Mr. Zafirovski under the Company’s stock option plans. Tax equalization payments with respect to Mr. Zafirovski’s compensation and taxable benefits for active employment (but not with respect to retirement or any severance benefits) will also be made to the extent necessary to place Mr. Zafirovski in the same after-tax position with respect to such amounts as if he was a resident of the State of Illinois.
     In the event of the termination of Mr. Zafirovski’s employment as President and Chief Executive Officer by the Company without cause or Mr. Zafirovski’s resignation due to a material change in his role or a change in his compensation that is materially inconsistent with other key employees, Mr. Zafirovski will be entitled to separation benefits consisting of continued payment of his base salary and coverage under the Company’s applicable health and insurance plans for two years, and a lump sum payment equal to two times Mr. Zafirovski’s target annual bonus under the SUCCESS Plan. In addition, outstanding stock options and restricted stock units, other than the new hire stock options and restricted stock units referred to above which would immediately vest on the date of separation, shall continue to vest during the two-year salary continuance period. In the event any SUCCESS Plan payment is made to key Nortel employees in respect of the year in which such separation occurs, Mr. Zafirovski will also be entitled to a pro-rata SUCCESS Plan payment at target. The provision of any such payments and benefits is conditioned upon the execution of a separation agreement containing, among other things, a full and final release of claims and a covenant not to compete against Nortel or solicit its employees during the two-year period after termination of employment. Such payments and benefits will be provided at a time and in a manner that is consistent with Section 409A of the U.S. Internal Revenue Code to the extent that such statutory provision applies. Payment of these benefits would result in ineligibility for any payments or benefits under the ERTP. Motorola, Inc. (or Motorola), Mr. Zafirovski’s former employer, filed a lawsuit on October 18, 2005 in the Circuit Court of Cook County, Illinois against Mr. Zafirovski seeking, among other relief, an injunction to prevent Mr. Zafirovski from rendering services to us for two years, from soliciting or hiring Motorola employees, and from utilizing or disclosing Motorola’s confidential information. The lawsuit did not name us as a defendant, but the injunctive relief requested was against Mr. Zafirovski and his employers, among others. On October 31, 2005, we announced that Mr. Zafirovski, Motorola and Nortel reached a settlement regarding this lawsuit. The terms of the settlement provide that Mr. Zafirovski cannot disclose Motorola trade secrets or confidential information, and Mr. Zafirovski and we have agreed for a specified period to refrain from hiring or recruiting Motorola employees under certain circumstances. The settlement also includes restrictions, until July 1, 2006, on Mr. Zafirovski’s communications with certain specified companies, some of which are our customers, and limitations on his ability to advise us on competitive strategy or analysis relative to Motorola for a defined period. In connection with the settlement, Mr. Zafirovski repaid Motorola $11.5 million, which is part of his separation payment from Motorola, and Nortel fully reimbursed him for this amount and for selected legal costs and expenses.
     The Company entered into an employment agreement with Mr. Currie in connection with his appointment as Chief Financial Officer of the Company and Nortel Networks Limited, as of February 14, 2005. The agreement provides that Mr. Currie is to receive a base salary of $600,000 and also provides for a one-time bonus of $300,000 which was paid within 60 days of commencing employment. Mr. Currie is also eligible for a target annual value of 100% of base salary under the SUCCESS Plan, based on the generally applicable performance criteria under such plan. For 2005, Mr. Currie received a guaranteed annual bonus under the SUCCESS Plan at the target annual value, pro-rated for the number of months of active employment. Mr. Currie is also eligible to participate in certain employee benefit plans and the ERTP in accordance with the generally applicable terms of such plans. Mr. Currie subsequently became Executive Vice-President and Chief Financial Officer of the Company and Nortel Networks Limited effective March 14, 2005.
     On October 4, 2005, the Company entered into a letter agreement with Mr. Pusey, Executive Vice-President and President, Eurasia of the Company and Nortel Networks Limited, in support of his continued employment, providing for the payment to Mr. Pusey of a special bonus of £525,000 in the event he remains with the Company and Nortel Networks Limited for a defined two-year period. The special bonus will be paid in two equal installments, the first of which will be paid within 30 days of August 1, 2006 and the second of which will be paid within 30 days of August 1, 2007.
     In addition to the satisfaction of certain performance and other requirements upon which the payment of the special bonus to Mr. Pusey is conditional, the two installments will only be paid if Mr. Pusey remains in active employment from August 1, 2005 through July 31, 2006 (in the case of the first installment) and from August 1, 2005 through July 31, 2007 (in the case of the second installment). A pro rata portion of the special bonus, calculated based on the number of days of active service during the two-year retention period, will be paid in certain situations where employment is terminated involuntarily without cause or due to death or if an approved leave of absence occurs.
Former Executives
     On December 1, 2005, the registrant entered into a letter agreement with Mr. Owens concerning the cessation of his duties as an officer and director effective November 15, 2005. The agreement provided that Mr. Owens was entitled to: (i) a lump sum of US$2.0 million as severance allowance representing two years’ base salary; (ii) a lump sum equal to nine weeks of base salary representing all of Mr. Owens’ accrued but unused vacation benefit; (iii) an additional lump sum amount equal to two times Mr. Owens’ targeted annual bonus of 170% of base salary under the SUCCESS Incentive Plan, as a special award; (iv) a pro rata payment under the SUCCESS Plan in the event a payment under the SUCCESS Plan is made to employees generally in respect of 2005; (v) acceleration of the vesting of all of Mr. Owens’ 2.9 million options to acquire common shares of the Company; and (vi) certain relocation costs and tax preparation services. Mr. Owens will also receive a pension benefit over a guaranteed period of five years commencing with a payment of $703,913 to be made in June 2006 and equal monthly payments thereafter in the amount of $99,073 through November 2010. Under the agreement with Mr. Owens, Nortel has agreed to provide indemnification in accordance with applicable Canadian law. In addition, Mr. Owens will have certain non-disclosure and non-compete obligations.

     On September 8, 2005, the Company entered into a letter agreement with Nicholas J. DeRoma concerning the cessation of Mr. DeRoma’s responsibilities as Chief Legal Officer of the Company and Nortel Networks Limited effective September 9, 2005. The agreement originally provided that Mr. DeRoma was entitled to: (i) the sum of US$43,833 per month as salary continuance for the period commencing on September 10, 2005 and ending on September 9, 2007 (the “Salary Continuation Period”); (ii) a lump sum equivalent to ten weeks of base salary representing all of Mr. DeRoma’s accrued but unused vacation benefit; (iii) an additional lump sum amount equivalent to 100% of Mr. DeRoma’s annual base salary as an incentive award; (iv) continued participation during the Salary Continuation Period of certain benefits and accrual of pensionable service under the pension plans in which Mr. DeRoma participates; (v) continued vesting of certain stock options during the Salary Continuation Period and continued ability to exercise certain stock options during retirement; and (vi) certain relocation costs and tax preparation services. On December 20, 2005, the Company and Mr. DeRoma agreed to an amendment to the original agreement such that any monthly payments outstanding would be paid on or before March 15, 2006 in a lump sum, less appropriate deductions.
Executive Retention and Termination Plan (or ERTP)
     Each of the named executive officers and certain other executive officers and senior employees, including the current President and Chief Executive Officer, currently participate in the ERTP. The ERTP provides that if a participant’s employment is terminated without cause within a period commencing 30 days prior to the date of a change in control of the Company and ending 24 months after the date of a change in control of the Company, or the participant resigns for good reason (including, among other things, a reduction in overall compensation, geographic relocation or reduction in responsibility, in each case without the consent of the participant) within 24 months following the date of a change in control of the Company, the participant will be entitled to certain payments and benefits, including: (i) the payment of an amount equal to three times (in the case of the Chief Executive Officer) and two times (in the case of the other named executive officers) of the participant’s annual base salary; (ii) the payment of an amount equal to 300% (in the case of the Chief Executive Officer) and 200% (in the case of the other named executive officers) of the participant’s target annual incentive bonus; and (iii) accelerated vesting of all or substantially all stock options. According to the terms of the awards of restricted stock units (or RSUs) to named executive officers in 2005, those RSUs would also be administered in like manner as the ERTP provides, in the event of a change of control event triggering the ERTP.
     Applying the current salary levels of those named executive officers who are currently with Nortel, if a change in control were to occur, the required payments described above would result in the following payments:

	Payment of	Payment of Target Annual
Named Executive Officer	Salary Multiplier	Bonus Multiplier
M.S. Zafirovski	$3.6 million	$5.4 million
P.W. Currie	$1.2 million	$1.2 million
S.C. Pusey	UK£ 0.7 million	UK£ 0.7 million
•	•	•
•	•	•
     For purposes of the ERTP, a change in control is deemed to occur if:
(i)	any party or group acquires beneficial ownership of securities of the Company representing more than 20% of the outstanding securities entitled to vote in the election of directors of the Company;
(ii)	the Company participates in a business combination, including, among other things, a merger, amalgamation, reorganization, sale of all or substantially all of its assets, or plan of arrangement, unless the business combination only involves the Company and/or its affiliates or, following the completion of the business combination, the Company’s common shareholders beneficially own, directly or indirectly, more than 50% of the then-outstanding voting shares of the entity resulting from the business combination (or of an entity which ultimately controls such entity) and a majority of the members of the board of directors of the entity resulting from the business combination (or the entity ultimately controlling such entity) were members of the board of directors of the Company when the business combination was approved or the initial agreement in connection with the business combination was executed;

(iii)	the persons who were directors of the Company on the effective date of the ERTP cease (for reasons other than death or disability) to constitute at least a majority of the Company’s board of directors; provided, that any person who was not a director on the effective date of the ERTP shall be deemed to be an incumbent director if such person was elected or appointed to the Company’s board of directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualify as incumbent directors unless such election, appointment, recommendation or approval was the result of any actual or publicly threatened proxy contest for the election of directors; or
(iv)	any other event occurs which the Company’s board of directors determines in good faith could reasonably be expected to give rise to a change in control.
TOTAL COMPENSATION

	2005		2004	2003
M.S. Zafirovski	($)		($)	($)
CASH
Annualized Base Salary	252,381	(1)	—	—
Cash Bonus	—		—	—

Total Cash	252,381		—	—

EQUITY
Restricted Stock Units	6,953,550	(2)	—	—
Stock Options	10,695,000	(3)	—	—
LTIP Payouts	—		—	—

Total Equity	17,648,550		—	—

Total Direct Compensation	17,900,931		—	—
Annual Pension Service Cost	167,638	(4)	—	—

Total	18,068,569	(5)	—	—

(1)	Mr. Zafirovski was appointed President and Chief Executive Officer effective November 15, 2005, with an annual base salary of $1,200,000.
(2)	Represents the value of 2,265,000 restricted stock units (or RSUs) awarded as a new hire award pursuant to the Nortel 2005 Stock Incentive Plan that vest in five equal annual installments beginning on November 15, 2006 and that will be settled in common shares of the Company upon vesting, net of tax withholding. As required by applicable securities laws, the amount reported in this column was determined by multiplying the number of RSUs by the closing market price of the Company’s common shares on the date of the award.
(3)	Represents the Black-Scholes value of 5,000,000 options granted as a new hire grant pursuant to the Nortel Networks Corporation 2000 Stock Option Plan. Awards vest in five equal annual installments beginning on the first anniversary of the grant date.
(4)	Represents Mr. Zafirovski’s special pension benefit, as described under “Certain Employment Arrangements — Current Executives”. Mr. Zafirovski elected to not participate in the Nortel Networks pension plans.
(5)	See “Summary Compensation Table” for details regarding the settlement involving Motorola, Inc., as amounts related to that settlement are not included in this table.

	2005		2004	2003
P.W. Currie	($)		($)	($)
CASH
Annualized Base Salary	527,500	(1)	—	—
Cash Bonus	850,000	(2)	—	—
Total Cash	1,377,500		—	—

EQUITY
Restricted Stock Units	1,530,000	(3)	—	—
Stock Options	2,201,100	(4)	—	—
LTIP Payouts	—		—	—
Total Equity	3,731,100		—	—

Total Direct Compensation	5,108,600		—	—
Annual Pension Service Cost (5)	—		—	—
Total	5,108,600		—	—

(1)	Mr. Currie was hired on February 14, 2005 with an annual base salary of $600,000.

(2)	As part of his employment agreement, Mr. Currie received a guaranteed annual bonus under the SUCCESS Incentive Plan, pro-rated for the number of months of active employment. Also included in this amount is a bonus of $300,000 that was paid upon commencing employment. See “Certain Employment Arrangements — Current Executives”.

(3)	Represents the value of 500,000 RSUs awarded as a new hire award pursuant to the Nortel 2005 Stock Incentive Plan that vest in three equal annual installments beginning on September 6, 2006 and that will be settled in common shares of the Company upon vesting, net of tax withholding. As required by applicable securities laws, the amount reported in this column was determined by multiplying the number of RSUs by the closing market price of the Company’s common shares on the date of the award.

(4)	Represents the Black-Scholes value of 1,000,000 options granted as a new hire grant pursuant to the Nortel Networks Corporation 1986 Stock Option Plan. Awards vest in four equal annual installments beginning on the first anniversary of the grant date.

(5)	Mr. Currie elected to not participate in the Nortel Networks pension plans.

	2005		2004	2003
S.C. Pusey	($)		($)	($)
CASH
Annualized Base Salary (1)	558,904		520,000	501,250
Cash Bonus	—	(2)	—	1,823,500	(3)
Total Cash	558,904		520,000	2,324,750

EQUITY
Restricted Stock Units	1,520,000	(4)	—	—
Stock Options	1,853,513	(5)	—	—
LTIP Payouts	—		—	3,354,425	(6)
Total Equity	3.373,513		—	3,354,425

Total Direct Compensation	3,932,417		520,000	5,679,175
Annual Pension Service Cost (7)(8)	143,715		129,799	83,826
Total	4,076,132		649,799	5,763,001

(1)	Based on an annual base salary rate of $520,000 effective June 1, 2003 through to September 1, 2005. Effective September 1, 2005, Mr. Pusey’s salary was set at £350,000.

(2)	On October 4, 2005, the Company entered into a letter agreement with Mr. Pusey, in support of his continued employment, providing for the payment to Mr. Pusey of a special bonus of £525,000 in the event he remains with the Company and Nortel Networks Limited for a defined two-year period. This special bonus will be paid in two equal installments, the first of which will be paid within 30 days of August 1, 2006 and the second of which will be paid within 30 days of August 1, 2007. See “Certain Employment Agreements — Current Executives”.

(3)	2003 Bonus includes $546,000 under the SUCCESS Plan annual incentive award and $1,277,500 under the Return to Profitability program under the SUCCESS Plan. Mr. Pusey has voluntarily undertaken to pay to the Company over a three-year period an amount equal to his Return to Profitability program bonus awarded in 2003 (net of any taxes deducted at source).

(4)	2005 grant represents the value of 500,000 RSUs awarded pursuant to the Nortel 2005 Stock Incentive Plan that vest in three equal annual installments beginning on November 22, 2006 and that will be settled in common shares of the Company upon vesting, net of tax withholding. As required by applicable securities laws, the amount reported in this column was determined by multiplying the number of RSUs by the closing market price of the Company’s common shares on the date of the award.

(5)	Represents the Black-Scholes value of 875,000 options granted pursuant to the Nortel Networks Corporation 1986 Stock Option Plan. Awards vest in four equal annual installments beginning on the first anniversary of the grant date.

(6)	Represents the value of the settlement of RSUs awarded under the 2001 and 2003 RSU programs of the RSU Plan.

(7)	Annual pension service cost was determined based on the accounting disclosure assumptions.

(8)	Represents the U.S. dollar equivalent calculated using the yearly average of the exchange rates in effect for 2005 equal to US$1.00 = UK£0.5497; 2004 equal to US$1.00 = UK£0.5470; 2003 equal to US$1.00 = UK£0.6084.

	2005	2004	2003
W.A. Owens	($)	($)	($)
CASH
Annualized Base Salary (1)	886,364	681,818	—
Cash Bonus	—	—	—
Total Cash	886,364	681,818	—

EQUITY
Restricted Stock Units	—	—	—
Stock Options	6,363,180 (2)	—	—
LTIP Payouts	—	—	—
Total Equity	6,363,180	—	—

Total Direct Compensation	7,249,544	681,818	—
Annual Pension Service Cost (3)	4,762,500	262,500	—
Total	12,012,044	944,318	—

(1)	Mr. Owens was appointed President and Chief Executive Officer effective April 27, 2004 with an annual base salary of $1,000,000.

(2)	Represents the Black-Scholes value of 2,900,000 options granted pursuant to the Nortel Networks Corporation 2000 Stock Option Plan. Awards vest in four equal annual installments beginning on the first anniversary of the grant date. The terms of the 2000 Plan provide that these options will expire 36 months after retirement, rather than at the end of the otherwise applicable ten-year term.

(3)	Represents the special pension arrangement, as described under “Certain Employment Arrangements — Former Executives”.
INDEBTEDNESS OF MANAGEMENT
     The Company provides relocation assistance to employees who are requested to relocate under the Nortel Networks — International Assignment Relocation program that is designed to minimize the financial exposure to employees as a result of the move. In the past, the assistance has included housing loans, advances on real estate equity, and payments on behalf of employees of direct costs associated with the move. The assistance offered is specific to each employee and is structured to be competitive in the area to which the employee is relocated, subject to the overall relocation policy. Effective July 30, 2002, the Company no longer offers its executive officers housing loans as part of their relocation assistance and neither the Company nor its subsidiaries have given any guarantee, support agreement, letter of credit, or similar arrangement or understanding, to any other entity in connection with indebtedness of current and former directors or executive officers since that time.
     As at [February 28, 2006], approximately [$4.1] million of indebtedness was owed by current and former employees to the Company and its subsidiaries. Except for a recently appointed officer’s indebtedness (set out below), which pre-dates the United States Sarbanes-Oxley Act of 2002, no current or former director or executive officer had any loans outstanding during 2005.
Table of Indebtedness of Directors and Executive Officers

		Largest Amount		Amount Forgiven
		Outstanding		January 1, 2005 to
Name and Principal	Involvement of	January 1, 2005	Amount Outstanding	December 31, 2005
Position	Company or Subsidiary	December 31, 2005 ($)	as at December 31, 2005 ($)	($)
Kimberly S. Lechner (1) Assistant Controller	Lender	50,000	50,000	0

(1)	A subsidiary of the Company extended a housing loan to Ms. Lechner in February 2000 in connection with a relocation. As long as Ms. Lechner remains a Nortel employee, the loan is due and payable in full in February 2010.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     The joint leadership resources committee of the board of directors of the Company and the board of directors of Nortel Networks Limited is comprised of members from the boards of directors of the Company and Nortel Networks Limited. The members of the joint committee are Mr. R.E. Brown (Chairman), Ms. J.H. Bennett and Messrs. J.A. MacNaughton, J.P. Manley, R.D. McCormick and H.J. Pearce. Mr. Brown was appointed to the joint leadership resources committee effective April 27, 2000. Messrs. McCormick and Pearce were appointed effective January 18, 2005 and Mrs. Bennett, Messrs. J.A. MacNaughton and J.P. Manley were appointed effective June 29, 2005.
     No other changes to the membership of the joint leadership resources committee have occurred during 2005. No member of the joint leadership resources committee was an officer (within the meaning of applicable United States securities rules) or employee of the Company or any of its subsidiaries at any time during 2005.
     No executive officer of the Company serves on the board of directors or compensation committee of any other entity that has or has had one or more of its executive officers serving as a member of the Company’s board of directors.
REPORT ON EXECUTIVE COMPENSATION
     The joint leadership resources committee of the boards of directors of the Company and Nortel Networks Limited oversees Nortel’s executive compensation programs and reports to their respective boards of directors (or the Nortel boards). The committee is composed entirely of non-employee directors who are not currently, and have never been, officers of Nortel. The Nortel boards have determined that each member of the committee is “independent” under both National Policy 58–201 Corporate Governance Guidelines and the New York Stock Exchange (or NYSE) corporate governance listing standards.
     The joint leadership resources committee has primary responsibility for:
•	reviewing and approving, where appropriate, matters related to the strategic direction and overall effectiveness of the management of human resources and compensation and the provision of advice and direction to the Nortel boards with respect to such matters;

•	senior management succession planning;

•	the appointment, responsibilities and compensation of key members of senior management, which includes executive officers;

•	the assessment of the senior management leadership team, including key members of senior management;

•	administrative duties specifically delegated to or required to be performed by the committee under the provisions of any compensation or benefit plans;

•	making certain recommendations for approval by the Nortel boards, including with respect to the appointment of officers, corporate performance targets, achievement factors and aggregate award amounts under the various incentive plans and the creation, amendment and termination of cash compensation, incentive and benefits plans where approval of the Nortel boards is required under the terms of such plans; and

•	any other matters as the Nortel boards may from time to time determine.
     As the Company’s executive officers are also executive officers of Nortel Networks Limited, the committee assesses executive compensation on a combined basis. In accordance with NYSE requirements, the Nortel boards have directed that, from April 29, 2004 onward, the chief executive officer’s compensation will be determined by the “independent” directors of the Nortel boards, together with the committee, based on the committee’s assessment of the performance of the chief executive officer.
     The committee retains independent compensation consultants to assist us in assessing executive compensation programs from time to time. The committee may also request management to undertake studies and report on areas of interest, which sometimes involves the retaining of other consultants by management in addition to the independent consultants retained by the committee.
     In 2005 the joint leadership resources committee retained Hewitt Associates LLC (or Hewitt) as an independent consulting firm to the committee. Hewitt advised on a number of executive compensation matters during the course of the year and is expected to advise the committee in 2006 as well.
     The Company also retained Mercer Human Resource Consulting LLC (or Mercer) to provide consulting services to senior management on executive and employee compensation matters. Mercer advised on such matters during 2005 and is expected to continue to do so during 2006.
Compensation Philosophy and Objectives
     Nortel’s executive compensation programs are intended to attract, motivate and retain the key talent necessary to enable Nortel to be successful in the highly competitive technology industry. Nortel’s philosophy is to competitively compensate executive officers for their total performance and contribution.
     The integrated compensation program is designed to provide a total rewards approach to compensation based on the following principles:

Competitive Compensation
     The committee benchmarks against executive compensation paid by a group of comparator companies from the telecommunications and technology sectors with which Nortel competes for executive talent (or, comparator companies). Identifying comparator companies also involves examining the compensation practices of certain companies that may have certain financial or commercial characteristics similar to ours (such as yearly revenues or number of employees). Such an examination may involve considering companies outside our traditional business sectors as a number of our executives have skill sets that are easily applicable to other industries. The appropriateness and relevance of the group of companies comprising the comparator companies is reviewed on an ongoing basis, and not less than annually, and is modified as is deemed appropriate. Generally, at any given time, the group of comparator companies used for the purposes of reviewing and setting executive compensation consists of a list of approximately 10 to 20 companies. Total compensation for Nortel’s executive officers in 2005 was generally targeted within the 50th percentile range of that paid by the comparator companies, with the exception that higher levels were paid in a number of instances to attract or retain key executives. For these purposes, the comparator companies are not necessarily the same as those used to compare shareholder returns of the Company in this proxy circular and proxy statement.
Rewarding Performance
     Targets for short-term annual incentives awarded under the Nortel Networks Limited SUCCESS Incentive Plan (or SUCCESS Plan) which are based on the achievement of financial and other corporate objectives and the achievement of individual performance and contribution objectives, were benchmarked in 2005 to the 50th percentile of incentives paid to individuals with similar responsibilities by the comparator companies. As an executive officer’s scope of responsibility expands, a greater percentage of the individual’s total compensation is performance based or “at risk”.
Share Ownership and Shareholder Alignment
     We have adopted share ownership guidelines for executive officers and senior employees to promote alignment of management and shareholder interests. Executive officers and senior employees are expected, over a period of five years from the date of their appointment or the date the executive officer or senior employee enters a new salary threshold, to accumulate and hold common shares of the Company having a value equal to a percentage of their base salary. The guidelines are reviewed from time to time and may be adjusted to reflect market conditions and competitive practice amongst the comparator companies. The current guidelines, in place since July 2004, are as follows:

Base Salary Range in	Percentage
US/CDN Dollars	of Salary
0 to $99,999	0%
$100,000 to $199,999	50%
$200,000 to $299,999	100%
$300,000 to $399,999	200%
$400,000 and up	300%
Chief Executive Officer	500%
     As there were significant organization changes in 2005 resulting in several new executive appointments, those new appointees have five years to meet the share ownership guidelines described above. In addition, for those executive officers who have been either executive officers or senior employees for at least five years, the ability to achieve the guideline value targets has been adversely impacted by the price of the Company’s common shares for the past number of years, as well as by the fact that, due to the delay by the Company and Nortel Networks Limited in filing certain financial statements, executive officers were prohibited from acquiring additional common shares of the Company from March 2004 to July 2005.

Major Components of Executive Compensation Programs
     The major components of our compensation program for executive officers are:
Base salary
Short-term incentives
Long-term incentives
Restricted stock units (performance based and/or time based)
Stock options
Base Salary
     Base salaries for executive officers are determined by reference to individual performance, contribution and value, and are benchmarked to the 50th percentile of the salaries paid to individuals in positions of similar responsibility by the comparator companies operating in the relevant geographic employment market. In 2005, there were 35 individuals who were executive officers (inclusive of 17 individuals who ceased being executive officers during the course of 2005) and 11 of such executive officers received a salary increase primarily for their significant contribution and the importance of their roles. Generally, base salary represents approximately 15% to 35% of total targeted compensation for executive officers.
Short-Term Incentives
Annual Incentive Awards
     Annual cash bonus awards under the SUCCESS Plan are based on achieving corporate and individual performance objectives for a calendar year. Whether corporate performance objectives have been met in part or in full, the extent to which an annual award will be paid under the SUCCESS Plan is within the committee’s discretion. Annual awards are determined as a percentage of annual base salary by reference to individual job scope, complexity, and responsibilities, and by individual performance and contribution, as well as corporate performance. The committee also has the authority to award bonuses from a discretionary bonus pool under the SUCCESS Plan to provide additional incentives, based on achievement of focused performance objectives to selected individuals or groups whose relative contribution is expected to add significantly to Nortel’s overall success. Generally, short-term incentives represent approximately 15% to 25% of total targeted compensation ranges for executive officers.
     In May 2005, the Nortel boards approved our recommendations regarding corporate performance objectives for 2005. The corporate performance objectives for 2005 were based on revenue, management operating earnings before taxes, cash flow, leadership criteria (including new business revenue generation and ethics and integrity leadership) and financial accountability. Since June 2004, financial accountability has been a key factor in the individual leadership performance objectives for our Chief Executive Officer and executives reporting directly to him, for determination of incentive cash awards under the SUCCESS Plan. Financial accountability as a performance objective under the SUCCESS Plan includes, among other things: (i) compliance with financial reporting obligations under United States and Canadian securities laws and the requirements of the Sarbanes-Oxley Act of 2002; (ii) an assessment of training with respect to financial reporting responsibilities and understanding of generally accepted accounting principles across the Company and its subsidiaries and affiliates; and (iii) progress on the implementation of process and system improvements related to accounting and management information systems across the Company and its subsidiaries and affiliates. In making a final determination of corporate performance for 2005, the committee also has authority to consider other business factors.
Special Non-Recurring Awards
     Due in large part to the complexity and degree of organizational change required of Nortel’s finance function, as well as the continued focus on other key strategic positions and initiatives, certain key executives were recruited from outside Nortel. As part of the recruitment measures and the compensation of individuals who assumed added responsibilities, special non-recurring awards were made to certain executive officers.
Long-Term Incentives
     Our strategy for long-term incentive compensation is to increasingly emphasize performance based awards. Generally, the long-term incentive component as a percentage of total targeted compensation ranges from 40% to 70% for executive officers. It is expected that future long-term incentive strategies will be based primarily on performance based restricted stock units and stock options.

Restricted Stock Units
     Whereas restricted stock units were previously issued periodically under a prior plan, since the adoption by the Company’s shareholders of the Nortel 2005 Stock Incentive Plan (or SIP) at the combined 2004 and 2005 annual shareholders meeting, restricted stock units have been awarded under the SIP as long-term incentives. Both performance based and time based restricted stock units may be awarded under the SIP. Once vested, each restricted stock unit entitles the holder to receive one common share of the Company or, in our discretion, cash in lieu of shares in certain circumstances.
2005 Awards Under the Nortel 2005 Stock Incentive Plan
     Since the approval of the SIP by shareholders, a total of 6.972 million restricted stock units have been awarded to 44 executive officers, senior officers and certain other members of senior management. All of the restricted stock units awarded to executive officers in 2005 are time based awards. Generally, each award vests in equal installments on the first three anniversary dates of the date of the award. The restricted stock units awarded in 2005 under the SIP will be settled in shares at the time of vesting. Information regarding restricted stock units awarded in 2005 is disclosed under “Executive Compensation – Summary Compensation Table”.
     Restricted stock units were awarded in 2005 to certain key executives whose retention was determined to be critical to the Company’s future business prospects.
Stock Options
     As of January 1, 2006, stock options may only be granted under the SIP. In addition to the 122 million total number of new shares that may be authorized under the SIP (inclusive of issuances made on the exercise of options and the settlement of restricted stock units), shares that remained available for grant after December 31, 2005 under our shareholder approved Nortel Networks 1986 Stock Option Plan, As Amended and Restated (or 1986 Plan) and Nortel Networks Corporation 2000 Stock Option Plan (or 2000 Plan) rolled-over to the SIP effective January 1, 2006. As well, any shares that become available upon expiration or termination of options granted under the 1986 Plan or 2000 Plan will similarly roll-over to the SIP as such expirations or terminations occur. Due to the delay by the Company and Nortel Networks Limited in filing certain financial statements, no options could be granted during the March 2004 to June 2005 period, and no options could be granted to certain individuals subject to cease trade orders of Canadian securities regulators until such time as those orders were revoked in the latter part of June 2005. Since then, a total of 22.2 million options have been granted to 44 executive officers, senior officers and certain other members of senior management. Generally, each grant vests in equal installments on the first four anniversary dates of the date of the grant. Information regarding options granted in 2005 is disclosed under “Option Grants in 2005”.
Tax Deductibility under United States Internal Revenue Code
     Section 162(m) of the United States Internal Revenue Code, or Code limits the deductibility from U.S. taxable income of certain types of compensation in excess of $1 million paid by a “publicly held corporation” to certain of its executive officers. This limitation generally applies only to compensation that is not considered to be “performance based” for purposes of the Code. This limitation does not apply to awards made under the Company’s stock option plans or certain awards under the SIP. Certain of our other programs described above, although based on the performance of Nortel and the individual, are not considered “performance based” for purposes of section 162(m) of the Code. We believe that the deductibility of cash compensation paid in 2005 to certain of our executive officers may be limited by section 162(m) of the Code. We have determined that it is not appropriate at this time to limit our discretion to design compensation arrangements for executive officers to qualify such compensation for exemption from the deduction limits of section 162(m) of the Code.

2005 Compensation for the President and Chief Executive Officer
W.A. Owens
     Mr. Owens’ targeted 2004 total compensation was determined by benchmarking against the comparator companies described above at the 50th percentile. In March 2005, it was determined that his total compensation would remain substantially unchanged. Mr. Owens’ base salary was set at $1,000,000 and his target bonus under the SUCCESS Plan was set at 170% of base salary. He was also initially entitled to receive a special pension benefit that would accrue rateably over the first five years of his employment as President and Chief Executive Officer. Mr. Owens was appointed Vice-Chairman and Chief Executive Officer effective March 14, 2005 and on March 22, 2005, the committee and the independent members of the Nortel boards approved an additional special pension benefit of $4.5 million to compensate Mr. Owens for equity compensation that he forfeited upon his resignation from the board of directors of various other companies in connection with his appointment as President and Chief Executive Officer. The additional special pension benefit vested immediately upon approval and will be paid in accordance with the terms of the original arrangement. Upon retirement, Mr. Owens was to receive a monthly pension benefit of $119,787, payable over the five years following his retirement. In May 2005, the boards of directors of the Company and Nortel Networks Limited approved the crediting of interest on the special pension benefits previously approved, over the first five years of Mr. Owens’ employment. The interest was credited from the effective date of the applicable special pension benefit. Due to the fact that Mr. Owens retired prior to having been employed for five years, the total monthly pension amount payable will be $99,073. In September 2005, Mr. Owens was granted 2.9 million stock options to acquire common shares of the Company under the 2000 Plan. These stock options were originally due to vest in equal annual installments on the first four anniversary dates of the date of the grant but the vesting schedule was accelerated, as is common under long-standing procedures generally applied when employees retire. The terms of that cessation are described under “Certain Employment Arrangements — Former Executives”.
     The restatement and the financial statements for the year ended December 31, 2004 are now completed. To also address specific concerns regarding productivity, reporting and accountability within the global finance function, Mr. Owens initiated a comprehensive transformation program. He has recruited seasoned and well-respected executives, significantly enhancing the company’s management team most notably in the areas of operations, finance, marketing, and ethics.
     Mr. Owens also put forward several other initiatives to position Nortel well for the longer term including a full scale cost reduction program, an effectiveness review of the company’s significant R&D investment and an enhanced presence in key emerging markets, including strategic alliances.
M.S. Zafirovski
     In October 2005, we and the Nortel boards approved the material terms and conditions of Mr. Zafirovski’s compensation in connection with his appointment as President and Chief Executive Officer of the Company and Nortel Networks Limited. Mr. Zafirovski receives an annual base salary of $1.2 million and his target annual bonus under the SUCCESS Plan is 150% of base salary with a maximum potential annual bonus of 300% of base salary. The actual amount of any bonus paid under the SUCCESS Plan is determined on the basis of the generally applicable performance criteria under that plan. In November 2005, on the effective date of his appointment as a Nortel officer, Mr. Zafirovski received a new hire grant of five million stock options to acquire common shares of the Company under the 2000 Plan. Mr. Zafirovski also received a new hire grant of 2.265 million restricted stock units under the SIP, those units having a value at the time of award of $7.5 million, as determined by the Company. Both the options and the restricted stock units are generally due to vest in equal annual installments on the first five anniversary dates of the date of award, subject to the terms and conditions of the 2000 Plan and SIP, respectively. Mr. Zafirovski will also receive an additional long-term incentive compensation award with a target value of 200% of base salary and a maximum potential value of 400% of base salary. The terms and conditions of this award will be determined during 2006. In addition, Mr. Zafirovski will be eligible for a special lifetime annual pension benefit of US$500,000, including a 60% joint and survivor benefit for his spouse. Mr. Zafirovski’s eligibility for this special pension will accrue after five years of active employment. The special pension benefit will be payable monthly following retirement on or after age 60. The termination of Mr. Zafirovski’s employment at or after five years will also be treated as a retirement for purposes of the terms of all equity incentive awards granted to Mr. Zafirovski. Tax equalization payments with respect to Mr. Zafirovski’s compensation and taxable benefits for active employment (but not with respect to retirement or any severance benefits) will also be made to the extent necessary to place Mr. Zafirovski in the same after-tax position with respect to such amounts as if he was a resident of the State of Illinois. Additional details of Mr. Zafirovski’s compensation, particularly the potential impact a termination of employment would have on compensation, are described under “Certain Employment Arrangements – Current Executives”.

     This report has been submitted by R.E. Brown (Chairman), J.H. Bennett, J.A. MacNaughton, J.P. Manley, R.D. McCormick and H.J. Pearce as members of the joint leadership resources committee of the board of directors of Nortel Networks Corporation and Nortel Networks Limited.
     Messrs. McCormick and Pearce were appointed to the joint leadership resources committee effective January 18, 2005. Immediately subsequent to the combined 2004 and 2005 annual meeting of shareholders held June 29, 2005, at which the current roster of directors was elected, Messrs. MacNaughton and Manley and Mrs. Bennett were appointed to the joint leadership resources committee. As of the date of this report, there have been no other changes to the membership of the joint leadership resources committee since June 29, 2005.

SHAREHOLDER RETURN PERFORMANCE GRAPH
     The following graph compares the yearly percentage change in the cumulative total shareholder return on the common shares of the Company to the cumulative total return of the S&P 500 Composite Stock Index (or S&P 500 Index) and the S&P 500 Telecommunications Equipment Index for the period which commenced on December 31, 2000 and ended on December 31, 2005. (1)
Comparison of the Five-Year Cumulative Total Shareholder Return

			Indexed Returns
			Years Ending
	Base
	Period
Company/Index	Dec.	Dec.	Dec.	Dec.	Dec.	Dec.
	2000	2001	2002	2003	2004	2005
Nortel Networks Corporation	100	23.35	5.04	13.24	10.86	9.58
S&P 500 Index	100	88.11	68.64	88.33	97.94	102.75
S&P 500 Telecommunications	100	36.84	16.88	28.04	28.89	29.50
Equipment Index

(1)	Assumes that $100.00 was invested in common shares of the Company on the New York Stock Exchange and in each of the indices on December 31, 2000, and that all dividends were reinvested.
     Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the United States Securities Act of 1933, the United States Securities Exchange Act of 1934, or applicable Canadian securities legislation that might incorporate this document or future filings with the United States Securities and Exchange Commission or with any Canadian securities regulators, in whole or in part, the “Report on Executive Compensation” and the

“Shareholder Return Performance Graph” sections of this proxy circular and proxy statement shall not be deemed to be incorporated by reference into any such filing.
DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE
     The Company maintains $100 million of group liability insurance for the protection of the directors and officers of the Company and its subsidiaries in respect of claims made against the insurer after November 1, 2005. The premium paid by the Company for this insurance in 2005 was $8,275,200 for the directors and officers as an aggregate group for the 13-month period commencing November 1, 2005 to the December 1, 2006 policy renewal date. The maximum deductible under the insurance policy is $10 million, but there is no deductible in connection with claims which the Company is not permitted by law to pay. However, with the exception of remedial actions, coverage is excluded for claims based upon, arising out of, directly or indirectly results from, is a consequence of, or in any way involves, matters referred to in the Company’s Current Report on Form 8-K dated October 24, 2003 announcing the initial restatement of the Company’s financial results.
     Any claims made against the insurer prior to November 1, 2003 in respect of matters that occurred prior to November 1, 2003 are governed by $250 million of group liability insurance protection.
     For the period November 1, 2003 to November 1, 2004 the Company maintained $175 million of group liability insurance for the protection of its directors and officers and for the period November 1, 2004 to November 1, 2005 the Company maintained $100 million of group liability insurance for the protection of its directors and officers. The premium paid for the period November 1, 2003 to November 1, 2004 was $13,589,319 and for the period November 1, 2004 to November 1, 2005 was $13,836.075.
     Chubb Insurance Company of Canada (or Chubb) commenced legal proceedings in an effort to rescind a portion of its coverage for claims first filed during the November 1, 2003 to November 1, 2004 period. Chubb wishes to limit its rescission claim to the policy only as to certain individuals whose employment was terminated for cause in connection with financial reporting matters of the Company. In connection with this action, Chubb has tendered $545,651 to the Company purportedly as a return of premiums Chubb has concluded can be attributed as having been paid by the Company previously on account of coverage of such individuals. The Company has not accepted this tender and has placed these funds in a trust account pending resolution of the rescission claims.
INDEMNIFICATION
     During the fiscal year ended December 31, 2005, the Company paid a total of $930,780 for legal fees and disbursements incurred on behalf of five former officers, in connection with certain pending investigations by U.S. and Canadian securities regulatory authorities, all such proceedings arising out of public revenue and earnings statements and guidance provided by the Company during 2003 and early 2004. The former officers whose legal fees and disbursements were paid by the Company (amounts indicated in parentheses) and their most recent titles are: Pascal Debon, former Senior Advisor ($223,930); Brian W. McFadden, former Chief Research Officer ($173,948); Susan L. Spradley, former President, Global Services and Operations ($198,618); Malcolm K. Collins, former President, Enterprise Networks ($167,331); and Linda Mezon, former Assistant Controller ($166,961).
     Further details on the status of the civil and regulatory matters are contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 under “Contingencies” in the notes to the financial statements contained therein.
COMPENSATION OF DIRECTORS
     Each non-employee director of the Company and Nortel Networks Limited may elect to receive all compensation for services rendered as a member of the board of directors of the Company and Nortel Networks Limited, any committees thereof, and as board or committee chairperson, in the form of share units, in cash or in a combination of share units and cash, under the Directors’ Deferred Share Compensation Plans maintained by the Company and Nortel Networks Limited. The share units are settled a specified number of trading days following the release of the Company’s financial results after the director ceases to be a member of the applicable board, and each share unit entitles the holder to receive one common share of the Company. Administrative fees, including applicable brokers’ commissions, are paid by Nortel under the terms of the Directors’ Deferred Share Compensation Plans.

     The compensation of directors is considered on a combined basis in light of the overall governance structure of the Company and Nortel Networks Limited. Director compensation is set solely on an annual fee basis (paid quarterly in arrears) and fees are not paid for board or committee meeting attendance. From January 1, 2002 to June 29, 2005, directors of the Company and Nortel Networks Limited, who were not salaried employees of the Company or any of its subsidiaries, received an annual Nortel Networks Limited board retainer of $50,000, an annual committee membership retainer of $12,500 (or $6,250 each for membership on the same committee of the boards of the Company and Nortel Networks Limited) and, except as noted below, an annual committee chairperson fee of $7,500 (or $3,750 each for chairing the same committee of the boards of the Company and Nortel Networks Limited). Effective July 25, 2002 to June 29, 2005, the fee for the audit committee chairperson was $17,500 (or $8,750 for each audit committee of the Company and Nortel Networks Limited) in recognition of the significant responsibilities assumed by the audit committee chairperson.
     The Committee on Directors recommended and on June 29, 2005 the boards of directors of the Company and Nortel Networks Limited approved the following changes to the compensation of directors: (i) an increase of the annual committee chairperson fee (other than audit committee chairperson fee) to US$15,000 or US$7,500 each for chairing the same committee of the boards; (ii) an increase of the annual audit committee chairperson fee to US$35,000 or US$17,500 each for chairing the same committee of the boards; and (iii) the payment of a Nortel Networks Limited long-term incentive fee of US$75,000. The long-term incentive fee is payable over four fiscal quarters commencing the third fiscal quarter of 2005. The payment of these fees may, at the election of each director, be deferred in accordance with the Nortel Networks Corporation Directors’ Deferred Share Compensation Plan and the Nortel Networks Limited Directors’ Deferred Share Compensation Plan.
     The Company maintains, at its cost, life insurance for directors, who are not salaried employees of the Company or Nortel Networks Limited. Such insurance coverage is for Cdn$100,000 while a director and Cdn$75,000 following retirement at or after age 65 or, at any lesser age after ten years of board membership (including Nortel Networks Limited board membership).
     Directors entitled to the above remuneration are also reimbursed for reasonable travel and living expenses properly incurred by them in attending any meetings of the boards of directors of the Company and Nortel Networks Limited or their committees or for performing services as directors.
     Effective January 1, 2004, amended share ownership guidelines adopted by the boards of directors of the Company and Nortel Networks Limited require each non-chairman director to own, directly or indirectly, common shares of the Company having a fair market value of at least $300,000 within five years from the earlier of the date he or she was first elected or appointed to the boards of directors of the Company or Nortel Networks Limited. Share ownership guideline compliance must thereafter be maintained during an individual’s tenure as a director. The chairman of the board must own, directly or indirectly, common shares of the Company having a fair market value of at least $1,600,000 within five years from the earlier of the date he or she was first appointed as chairman of the boards of directors of the Company or Nortel Networks Limited. Directors are expected to continue to comply with these share ownership guidelines during the balance of their tenures as directors. Share units credited under the Directors’ Deferred Share Compensation Plans are included in the calculation of the number of common shares of the Company owned by a director for this purpose.
     Since Mr. Pearce’s appointment as non-executive Chairman of the boards of directors of the Company and Nortel Networks Limited, he has received additional compensation at the rate of $45,000 per fiscal quarter from each of the Company and Nortel Networks Limited in relation to such positions.
     Pursuant to indemnification agreements entered into on June 29, 2005 with each of Mrs. Bennett, The Honorable James B. Hunt, Jr., and Messrs. MacNaughton, McCormick, Osborne and Pearce, each of whom were elected to the board of directors of the Company and appointed to the board of directors of Nortel Networks Limited on June 29, 2005, the Company has agreed to indemnify and reimburse each such director for any injury, losses, liabilities, damages, charges, costs, expenses, fines or settlement amount reasonably incurred by any of them, including reasonable legal and other professional fees: (i) in connection with a claim, action, suit, application, litigation, charge, complaint, prosecution, assessment, reassessment, investigation, inquiry, hearing or other proceeding of any nature or kind whatsoever, whether civil, criminal, administrative or otherwise, made, asserted against or affecting such director or in which such director is required by law to participate or in which such director participates at the request of the Company or in which such director chooses to participate, if it relates to, arises from, or is based on such individual’s service as a director or officer of the Company or service as a director or officer of another entity at the request of the Company (the Company confirmed its request that each such director serve as a director of NNL); or (ii) otherwise related to, arising from or based on such individual’s service as a director or officer of the Company or service as a director or officer of another entity at the request of the Company, except if such indemnification or reimbursement would be prohibited by the Canada Business Corporations Act, or any other applicable law.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES
[Overview
     Nortel is strongly committed to effective corporate governance and complies with the corporate governance standards of the United States Sarbanes-Oxley Act of 2002 and the United States Securities Exchange Act of 1934, as amended, the applicable rules of the United States Securities and Exchange Commission, the corporate governance listing standards of the New York Stock Exchange (or NYSE), and the applicable rules and policies of the Canadian Securities Administrators.
     The boards of directors of Nortel Networks Corporation and Nortel Networks Limited (or collectively the boards) and the committee on directors of the Company’s board consider proposed or suggested governance reforms on an on-going basis with a view to ensuring that Nortel maintains the most effective corporate governance policies and practices.
     Our boards are identical in membership. Copies of the boards’ written mandates and the standards for director independence adopted by our boards are attached as Exhibit I to this proxy circular and proxy statement. Copies of the foregoing, as well as copies of the mandates of each of our board committees, our Statement of Governance Guidelines (or Governance Guidelines) and our code of ethics, all of which are discussed below, are also available free of charge on our website at www.nortel.com or by writing to our Corporate Secretary at Nortel Networks Corporation, 8200 Dixie Road, Suite 100, Brampton, Ontario, Canada, L6T 5P6.
Code of Ethics and Appointment of Chief Ethics Officer
     Nortel’s code of business conduct and ethics, known as Living the Values: A Guide to Ethical Business Practices at Nortel Networks (or Code of Ethics), applies to all of our directors, officers and employees.
     In addition to requiring compliance with insider trading laws generally, the Code of Ethics and other policies adopted by the boards restrict all directors and certain officers and employees who may have knowledge of, or access to, material undisclosed information concerning Nortel, from trading in Nortel securities except during prescribed “window periods”.
     The Code of Ethics also provides detailed parameters and guidelines on Nortel’s approach to competition in the marketplace, the personal standards of conduct expected of all Nortel directors, officers and employees and the central role integrity must play in daily conduct, with particular emphasis on honesty, compliance with all applicable laws and a commitment to involvement in the communities in which Nortel operates. Nortel’s officers and employees are required to read the Code of Ethics and electronically sign a certification stating that the Code of Ethics has been reviewed and its terms accepted. In addition, the Company’s directors, not less than annually, also read the Code of Ethics and sign a certificate that they have read and accept the terms of the Code of Ethics. In addition, Nortel has recently undertaken an ethics recertification process.
     Waivers of requirements of our Code of Ethics, if granted by the boards or any board committee, will be posted on our website at www.nortel.com. No waivers of our Code of Ethics requirements were granted in 2005.
     A Chief Ethics and Compliance Officer was appointed in October 2004. In February 2005, that position was transitioned to Susan E. Shepard, who has extensive experience related to business ethics and compliance matters. In January 2006, Ms. Shepard was appointed as the Chief Ethics Officer and the compliance mandate was assumed by Dennis J. Carey, our Executive Vice-President, Corporate Operations. The Chief Ethics Officer is responsible for, among other things, making reports directly to the boards on a periodic basis, as well as chairing periodic town hall and webcast presentations to employees and continuing to monitor, and develop policies and procedures impacting, the ethics function.
Governance Guidelines and Board Mandate
     Our boards are responsible for supervising the management of the business and affairs of Nortel. The boards review, discuss and approve matters relating to the strategic direction, business and operations, and the organizational structure of Nortel with a view to the best interests of Nortel and Nortel’s shareholders generally.

     Our Governance Guidelines describe the roles of, and expected relationship between, our boards and our management, the responsibilities of our directors, including expectations for attendance at, and preparation for, board and committee meetings and the qualification standards, compensation policies and orientation and continuing education program policies for our directors.
     The boards and each of the board committees may retain outside advisors at their discretion and at Nortel’s expense.
Board Size, Composition and Independence
     Our Governance Guidelines:
•	require that a majority of our directors be “independent” and “unrelated” as determined under applicable securities laws and stock exchange requirements, and that such determination be made annually by our boards (a copy of our current independence standards are set out in Exhibit I to this proxy circular and proxy statement);

•	limit the size of our boards to a maximum of 15 directors and limit the number of directors who may also be members of management to no more than 3 directors;

•	require any person who is invited to stand for election or appointment to the boards to commit to serve for at least 5 years, provided that a director’s tenure generally may not exceed 10 years (for directors elected after 1993) and that directors may not stand for re-election after the age of 70; and

•	provide that a former Chief Executive Officer of Nortel may not stand for re-election as a director unless it would otherwise be in the best interests of Nortel at the relevant time.
     Each of our boards has the same non-executive chair and is currently comprised of the same 12 members, only one of whom is a member of Nortel management.
     The boards have determined in accordance with our standards for director independence, based on the information provided by each of the directors as to their personal and professional circumstances, that 11 of our 12 directors are independent as defined under applicable securities laws and NYSE corporate governance listing standards.
     In particular, the boards have determined that Mr. Manley’s association with the Canadian law firm of McCarthy Tetrault LLP, as an independent consultant with the title “senior counsel”, does not constitute a material relationship with Nortel. McCarthy Tetrault LLP represents a former Nortel executive in connection with certain civil proceedings relating to such individual's association with Nortel. Fees for such civil proceedings are being paid by the Company pursuant to indemnification provisions of applicable law. In making this determination, the boards considered that Mr. Manley is not serving in a managerial position with such firm, Mr. Manley’s compensation will not be related in any way to fees paid in respect of the civil proceedings, and the Company and such firm have each adopted procedures to protect against potential conflicts of interest in connection with such representation, among other factors.
     Mr. Zafirovski, our President and Chief Executive Officer, is our only non-independent director. Other than Messrs. Hunt and MacNaughton, each of our directors sits on the board of directors of at least one other public company, the details of which are set out in the directors’ biographies under “Election of Directors”.
Board Chair
     Our Governance Guidelines describe the role of the chair of the boards and requires that we have a non-executive chair of the board unless our boards determine that it would otherwise be in Nortel’s best interests at the relevant the time. The chair of the boards is responsible for ensuring the boards function in a manner that is independent of management, managing meeting schedules and setting agendas, chairing meetings of the boards and providing advice to senior management.
     Mr. Harry J. Pearce is our non-executive chair of the boards and is an independent director.
Chief Executive Officer

     Under the mandates of the boards of directors of the Company and Nortel Networks Limited, the boards have the duty to prepare a written position description for the Chief Executive Officer or may delegate that duty to the joint leadership resources committee of the boards. The current position description, which had the input of the joint leadership resources committee, is reviewed not less than annually, generally in January of each year.
Board Committees
     In accordance with our Governance Guidelines, the boards have established an audit committee and the joint leadership resources committee. The Company’s board has also established the committee on directors and Nortel Networks Limited’s board has established a pension fund policy committee. The mandates for each of these committees can be accessed on our web site at www.nortel.com.
     Our Governance Guidelines describe generally the responsibilities of our board committees and the role of committee Chairs while written board mandates adopted by Nortel more specifically set out the duties, responsibilities and expectations of each committee and its Chair.
Audit Committee
     The members of the audit committee of each of the Company and Nortel Networks Limited are Mr. Cleghorn (Chairman), and Messrs. Bischoff, Brown, Hunt, Ingram, McCormick and Osborne. The membership and mandate of the audit committees of each of the Company and Nortel Networks Limited are identical. The audit committee:
•	oversees the reliability and integrity of the accounting principles and practices, financial statements and other financial reporting, and disclosure principles and practices followed by management;

•	assists its board in its oversight of the qualifications, independence and performance of the independent auditors, the establishment by management of an adequate system of internal controls and procedures, the effectiveness of the internal controls and procedures, and the compliance with legal and regulatory requirements; and

•	reviews with the independent auditors any audit problems and management’s response.
     The external auditors report directly to the audit committee and are ultimately accountable to the audit committee and the boards as representatives of the shareholders. The audit committee has direct access to the internal auditors and external auditors to discuss and review specific issues as appropriate. The audit committee has approved an audit committee complaint process and a hiring policy for current and former employees of the external auditors. Separate executive sessions are held by the audit committee on a periodic basis with the external auditors, the internal auditor, the controller and other members of management.
     The boards have determined that all members of the audit committee are independent (as determined under applicable securities laws and NYSE rules) and financially literate (in accordance with NYSE listing standards), that at least one member of the audit committee meets the NYSE standard of having “accounting or related financial management expertise” and that Mr. Cleghorn meets the criteria required by the SEC for an “Audit Committee Financial Expert” (United States GAAP).
Joint Leadership Resources Committee
     The joint leadership resources committee (or JLRC) is a joint committee of the boards. The members of the JLRC are Mr. Brown (Chairman), Mrs. Bennett and Messrs. MacNaughton, Manley, McCormick and Pearce. The JLRC is comprised entirely of independent directors.
     The JLRC is primarily responsible for reviewing, approving and, where appropriate, making recommendations to the boards in respect of matters related to the strategic direction and overall effectiveness of the management of Nortel's human resources and compensation, senior management succession planning, the appointment, responsibilities and compensation of key members of senior management and the assessment of the senior management leadership team. The JLRC also performs administrative duties specifically delegated to or required to be performed by it under the provisions of any Nortel compensation or benefit plans.

     The JLRC reviews and assesses, in conjunction with the independent directors of the boards, the performance of the Chief Executive Officer and, with the Chief Executive Officer, the performance of all other key members of senior management who report to the Chief Executive Officer, as well as the quality and effectiveness of the senior management team. The compensation of the Chief Executive Officer is determined by the independent directors of the boards, together with the committee, based on the committee’s assessment of the performance of the Chief Executive Officer.
Committee on Directors
     The committee on directors of the board of directors of the Company is comprised entirely of independent directors, the members of which are Mr. Ingram (Chairman), and Messrs. Brown, Cleghorn, MacNaughton and Pearce.
     The committee on directors is responsible for making recommendations to the board on corporate governance matters, including the size and composition of the board, identification of new board candidates, the compensation and tenure of directors, the development of methods to promote good board performance (including oversight of the annual evaluation of the board, committees and directors), the structure and operations, responsibility and composition of board committees and the qualifications of committee members. The committee on directors is also responsible for recommending the process for, and the consideration of, nominations of persons recommended by shareholders for election to the board.
     The Nortel Networks Limited board is apprised of the deliberations of the committee on directors and makes all corporate governance determinations on behalf of Nortel Networks Limited.
Pension Fund Policy Committee
     The members of the pension fund policy committee of the board of directors of Nortel Networks Limited are Mr. Manley (Chairman), Mrs. Bennett and Messrs. Bischoff, Cleghorn, Hunt and Osborne.
     The pension fund policy committee is primarily responsible for the general oversight of the financial administration of certain of the pension plans, including the investment of pension funds, maintained by Nortel Networks Limited and certain of its subsidiaries, which includes the review and approval of the investment policies and goals for the pension funds, as well as the appointment and removal of investment managers, financial advisors and custodians or trustees.
Ad Hoc Committees
     Our boards generally do not establish ad hoc committees except in limited circumstances. However, the special committee (now the litigation committee) of the Company was established in July 2004 and continues to investigate, review and evaluate the facts and circumstances relating to allegations that certain current and former directors and officers of the Company breached their fiduciary duties.
Nomination of Directors
     The committee on directors is primarily responsible for identifying new candidates for election or appointment to the boards.
     In identifying possible director nominees, the committee on directors considers board candidates identified through a variety of methods and sources including suggestions from committee members, other directors, senior management, shareholders and other interested parties in anticipation of director elections and other potential board vacancies. The committee has sole authority to retain director search firms, as well as other advisors, to assist it in the identification and evaluation of possible director nominees.
     In identifying candidates for election or appointment to the boards, the Company’s board, recognizing the benefits of diversity, has directed the committee on directors to seek candidates who by virtue of their differing skills, areas of expertise, professional and personal backgrounds, industry knowledge, geographic location, and geographic or industry contacts, are best able to contribute to the direction of Nortel’s business and affairs. The interplay of a candidate’s skills, expertise, experience and personality with those of other directors on the boards, and the extent to which an individual would contribute to building boards that are effective, collegial and responsive to the needs of Nortel are also considered. Along with a broad range of experience (particularly with respect to organizations of similar size and complexity), business acumen, and sound judgment, directors are also expected to possess integrity, a strong character and reputation and to be committed to Nortel and to building shareholder value over the long term.
     The committee on directors also considers nominations of persons recommended by shareholders for election to the board of the Company. Shareholders who wish to recommend a person for election to the boards may submit such person’s name, background and qualifications, and consent to be named in the proxy circular and proxy statement and to serve as a director if elected, in writing to our Corporate Secretary for consideration by the committee on directors. The committee on directors will consider and evaluate such person as a possible nominee in the same manner as it considers all other potential candidates. To permit sufficient time for such consideration and evaluation, shareholders should make board candidate submissions by December 31 in each year, prior to the holding of the next shareholders’ meeting.
Board and Committee Meetings and Director Attendance
     Our Governance Guidelines contemplate that the Company’s board will hold regularly scheduled executive sessions (without management present) each year and, in the case of the Nortel Networks Limited board, periodically as desired. In 2005, our boards met 31 times in person or by telephone. Since January 1, 2006, executive sessions of the boards’ independent directors have been held • times. Our Governance Guidelines provide that directors whose annual board and committee attendance falls below 75% will not be allowed to stand for re-election to the boards unless such attendance was due to health reasons or other extenuating circumstances acceptable to the boards. For information regarding attendance by individual directors at board and committee meetings see “Summary of Director Attendance”.
Director Orientation and Continuing Education
     Directors who are new to our boards receive an induction package and attend executive briefing sessions to orient them to Nortel, including the role of the directors, the boards and the committees, as well as the nature and operation of Nortel’s business.
     All directors receive periodic presentations from senior management on issues relevant to Nortel’s business, as well as the industry and competitive environment in which Nortel operates, and [may] attend an annual tour of the research and development facilities.
Board Evaluation
     Our Governance Guidelines require the annual evaluation of the effectiveness of our boards, our board committees and our individual directors. In addition, each of the audit committee, the JLRC and the committee on directors are required by their mandates to perform annual performance evaluations. The Chair of each of the boards and the board committees is responsible for ensuring the effective administration and performance of the boards and their committees, respectively. The committee on directors has primary responsibility for corporate governance matters and conducts, for both boards, an annual evaluation of the directors, including each individual director, on the effectiveness of the operations of the boards and their committees. In addition, the audit committees, the committee on directors and the JLRC are required, under their respective mandates, to conduct their own annual assessments of committee performance.
Director and Officer Compensation
     The boards and the committee on directors periodically review the adequacy and form of compensation (cash and/or stock-based) received by directors to ensure that such compensation is competitive, reflects market practice and accurately reflects the risks and responsibilities of being an effective director. The compensation of directors is considered on a combined basis in light of Nortel’s overall governance structure. The boards have determined that non-management directors will not receive stock options as compensation for serving as a director. The committee on directors, in considering matters associated with directors’ compensation, obtained information from various sources, including compensation surveys of comparator companies and professional associations. Director compensation and share ownership guidelines are described under “Compensation of Directors.”
     As indicated above, the JLRC is responsible for reviewing, approving and, where appropriate, making recommendations to the boards on the compensation of key senior management.

See “Report on Executive Compensation”.
     In 2005 the JLRC retained Hewitt Associates LLC (or Hewitt) as an independent consulting firm to the committee. Hewitt advised on a number of executive compensation matters during the course of the year and is expected to advise the committee in 2006 as well.
Shareholder Communication
     Nortel communicates regularly with shareholders through press releases, as well as annual and quarterly reports. Investor and shareholder concerns are addressed on an on-going basis by our investor relations department and Corporate Secretary, and through our web site at www.nortel.com.
     Interested parties, including shareholders and other security holders, may communicate directly with the boards or with individual directors by writing to the Corporate Secretary as described in this proxy circular and proxy statement under the heading “Communication with Directors.”
Report on Corporate Governance
     This corporate governance report has been reviewed by the committee on directors and approved by the boards of directors of the Company and Nortel Networks Limited.]
AUDITOR INDEPENDENCE
     Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (or, collectively, the Deloitte Entities) are the principal independent accountants of the Company and Nortel Networks Limited.
     In accordance with applicable laws and the requirements of stock exchanges and securities regulatory authorities, the audit committees of the Company and Nortel Networks Limited pre-approve all audit and non-audit services to be provided by the Deloitte Entities. In addition, in April 2002, the audit committees of the Company and Nortel Networks Limited recommended for approval, and the boards of directors of the Company and Nortel Networks Limited approved, a policy that thereafter the Company’s and Nortel Networks Limited’s auditors would be retained solely to provide audit and audit-related services and advice with respect to tax matters, and that the auditors would not be retained to provide consulting services, such as information technology services.
Audit Fees
     The Company and Nortel Networks Limited prepare financial statements in accordance with United States generally accepted accounting principles (or US GAAP), with a reconciliation to Canadian generally accepted accounting principles (or Canadian GAAP). Deloitte Entities billed the Company and its subsidiaries $54 million for 2005, for the following audit services: (i) the audit of the annual consolidated financial statements of the Company and Nortel Networks Limited for the fiscal year ended December 31, 2005; (ii) reviews of the financial statements of the Company and Nortel Networks Limited in Forms 10-Q for the periods ended March 31, June 30 and September 30, 2005; (iii) audit of internal controls over financial reporting as required under the United States Sarbanes-Oxley Act of 2002 for the fiscal year ended December 31, 2005; (iv) audits of individual subsidiary and other investments statutory financial statements; and (v) comfort letters, attest services, statutory and regulatory audits, consents and other services related to United States Securities and Exchange Commission matters. Deloitte Entities billed $49 million, for 2004, previously reported as $46 million, for the following audit services: (i) audits of the annual consolidated financial statements of the Company and Nortel Networks Limited for the fiscal year ended December 31, 2004; (ii) reviews of the financial statements of the Company and Nortel Networks Limited in Forms 10-Q for the periods ended March 31, June 30 and September 30, 2004; (iii) audit of internal controls over financial reporting as required under the United States Sarbanes-Oxley Act of 2002 for the fiscal year ended December 31, 2004; (iv) audits and reviews of the restated financial statements of the Company and Nortel Networks Limited as comparative statements in their respective Form 10K for the fiscal year ended December 31, 2003; (v) audits of individual subsidiary statutory financial statements; and (vi) comfort letters, attest services, statutory and regulatory audits, consents and other services related to United States Securities and Exchange Commission matters.

Audit-Related Fees
     Deloitte Entities billed the Company and its subsidiaries $2.9 million and $3.8 million for 2005 and 2004, respectively, for the following audit-related services: (i) audit of pension plan financial statements; (ii) financial accounting and reporting consultations; (iii) advisory services related to the United States Sarbanes-Oxley Act of 2002; (iv) accounting consultations and audits in connection with acquisitions and dispositions; (v) internal control reviews; and (vi) accounting consultations regarding financial accounting standards for various local business-related transactions.
Tax Fees
     Deloitte Entities billed the Company and its subsidiaries $4.9 million and $7.1 million for 2005 and 2004, respectively, for tax compliance services. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute and obtain government approval for amounts to be included in tax filings and consisted of: (i) assistance in filing tax returns in various jurisdictions; (ii) sales and use, property and other tax return assistance; (iii) research and development tax credit documentation and analysis for purposes of filing amended returns; (iv) transfer pricing documentation; (v) requests for technical advice from taxing authorities; (vi) assistance with tax audits and appeals; and (vii) preparation of expatriate tax returns.
All Other Fees
     Deloitte Entities did not bill the Company and its subsidiaries for any other services in 2005 and 2004.
REPORT OF THE AUDIT COMMITTEE OF NORTEL NETWORKS CORPORATION
     The audit committee of the Company’s board of directors is comprised entirely of “independent” directors as defined in National Policy 58-201 Corporate Governance Guidelines and in the New York Stock Exchange corporate governance listing standards, respectively. The audit committee operates under a written mandate adopted by the Company’s board of directors.
     The audit committee of the Company’s board of directors meets privately with both Deloitte & Touche LLP (or Deloitte & Touche) and the internal auditors on a periodic basis, each of whom has unrestricted access to the audit committee.
     The audit committee of the Company’s board of directors has reviewed and discussed with senior management the audited financial statements of the Company for the fiscal year ended December 31, 2005. The audit committee has discussed with Deloitte & Touche, the independent auditors of the Company, the matters required to be discussed by the Statement on Auditing Standards (SAS) No. 61 (Communication with Audit Committees), as amended by SAS No. 89 (Audit Adjustments) and SAS No. 90 (Audit Committee Communications). The audit committee has also received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the audit committee has discussed with Deloitte & Touche the independence of Deloitte & Touche as auditor of the Company. Based on the foregoing, the audit committee of the Company has recommended to the board of directors that the audited financial statements of the Company for the fiscal year ended December 31, 2005 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the United States Securities and Exchange Commission.
     This report is dated as of [February 28, 2006] and has been submitted by J.E. Cleghorn (Chairman), M. Bischoff, The Hon. J.B. Hunt, Jr., R.A. Ingram, R.D. McCormick and R.W. Osborne. The boards of directors of the Company and Nortel Networks Limited have determined that Mr. J.E. Cleghorn meets the criteria required by the United States Securities and Exchange Commission for an “audit committee financial expert” (United States GAAP). Mr. Cleghorn is “independent” under the requirements for the “independence” of audit committee members under the New York Stock Exchange corporate governance listing standards.
     Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the United States Securities Act of 1933 or the United States Securities Exchange Act of 1934 that might incorporate this document or future filings with the United States Securities and Exchange Commission, in whole or in part, the foregoing report shall not be deemed to be incorporated by reference into any such filing.

APPOINTMENT OF AUDITORS
     At the meeting, you will be asked to appoint Deloitte & Touche LLP as the Company’s independent auditors until the Company’s next annual meeting. Deloitte & Touche LLP will be appointed if a majority of the votes cast by those of you who are present in person or represented by proxy at the meeting are in favour of this action.
     We recommend that you vote FOR the appointment of Deloitte & Touche LLP. Deloitte & Touche LLP and its predecessors have acted as auditors for the Company since 2000 and for Nortel Networks Limited and its predecessors since 1914.
     IF YOU PROPERLY COMPLETE AND RETURN THE ENCLOSED FORM OF PROXY, YOUR SHARES WILL BE VOTED FOR THE APPOINTMENT OF DELOITTE & TOUCHE LLP, UNLESS YOU SPECIFICALLY INDICATE OTHERWISE ON THE FORM OF PROXY.
     Arrangements have been made for one or more representatives of Deloitte & Touche LLP to attend the meeting. Deloitte & Touche LLP’s representatives will be given an opportunity to make a statement and to answer appropriate questions.
RECONFIRMATION AND AMENDMENT OF SHAREHOLDER RIGHTS PLAN
     [ Shareholders are being asked to approve a resolution reconfirming and amending the Company’s shareholder rights plan. If the shareholder rights plan is so reconfirmed and amended, it will need to be further reconfirmed by shareholders of the Company, in accordance with its terms, no later than the annual meeting of shareholders of the Company to be held in 2009.
Background and Reasons for Recommendation to Reconfirm and Amend the Company’s Shareholder Rights Plan
     The Company originally adopted a shareholder rights plan in 2000. The shareholder rights plan was approved by holders of Nortel Networks Limited’s common shares in April 2000 in connection with the implementation of a Canadian court-approved plan of arrangement involving BCE Inc., Nortel Networks Limited and the Company. The shareholder rights plan became effective on May 1, 2000 (the effective date of the plan of arrangement) and, in accordance with its terms, was subsequently amended and reconfirmed by shareholders of the Company in April 2003. The shareholder rights plan as amended and reconfirmed in April 2003 (which we refer to as the current rights plan or rights plan) takes the form of an amended and restated shareholder rights plan agreement (which we refer to as the current rights agreement or rights agreement) between the Company and the rights agent, Computershare Trust Company of Canada. The principal purpose of the current rights plan is to provide shareholders with sufficient time to assess a take-over bid for the Company, if such a bid were to be made, and to provide the board of directors of the Company with the opportunity to explore and develop alternatives to any bid that are in the best interest of the Company and its shareholders.
     Under the terms of the rights plan, its continued existence must be reconfirmed by the “Independent Shareholders” (as defined in the rights plan) of the Company at the meeting as described below. If not reconfirmed, the rights plan will expire at the close of business on the date of the meeting, unless earlier terminated. The board of directors of the Company, as noted below, has concluded that the continuation of the current rights plan, subject to certain minor amendments which the board of directors proposes be adopted, would be in the best interest of the Company and its shareholders.
     Many Canadian public companies continue to have shareholder rights plans in effect. These plans have as their objectives providing shareholders of the companies involved, and the boards of directors of such companies, with the time necessary to ensure that, in the event of a take-over bid for their company, alternatives to the bid are explored and developed which may be in the best interests of the particular company and its shareholders. Securities legislation in Canada currently permits a take-over bid to expire in 35 days. The board of directors of the Company is of the view that this is not sufficient time to assess a take-over bid, were such a bid to be made, and if the board of directors of the Company deems appropriate, to explore and develop alternatives in the best interests of the Company and its shareholders. In the event that competing bids emerge, the board of directors of the Company also believes that current securities legislation in Canada does not provide a sufficient minimum period of time for the board of directors of the Company to assess a competing offer or for shareholders to make a reasoned decision about the merits of the competing bids. The current rights plan is not intended to prevent a take-over bid or deter offers for the Company’s common shares or any other voting securities of the Company (or the voting shares) that might be issued in the future. It is designed to encourage anyone seeking to acquire control of the Company to proceed either by way of a “Permitted Bid” (as described below), which requires a take-over bid to satisfy certain minimum standards designed to promote the fair treatment of all holders of the Company’s voting shares, or with the concurrence of the Company’s board of directors.
     The existence of the current rights plan does not affect the duty of the board of directors of the Company under the Canada Business Corporations Act to act honestly and in good faith with a view to the best interests of the Company, and to consider any offer made on that basis. The current rights plan is intended to provide the board of directors of the Company with the means to bring about negotiations with an offeror for the benefit of the shareholders.
     In connection with submitting the rights plan to shareholders for reconfirmation, the Company’s board of directors considered, among other matters: (i) developments in shareholder rights plans since the current rights plan of the Company was amended and reconfirmed in April 2003; (ii) the terms and conditions of current rights plans adopted by other inter- listed, widely-held Canadian public companies; (iii) recent experience involving rights plans in the context of take-over bids; and (iv) the commentary of the investment community on these plans. Based upon this review, the Company’s board of directors determined that it would be appropriate to make minor amendments to the current rights plan in order to ensure both that the rights plan remains consistent with the current generation of shareholder rights plans in Canada and that it addressed the concerns of institutional shareholders and investment industry commentators on a basis which is consistent with the objectives of these plans. The current rights plan as it is proposed to be amended and restated, including a description of the proposed amendments, is summarized below.
Summary of Certain Key Provisions of the Current Rights Plan
     This summary is qualified in its entirety by reference to the full text of the rights agreement as it is proposed to be amended and restated (which we refer to as the amended rights agreement), including the definitions therein. Any shareholder or interested party can obtain a complete copy of the amended rights agreement by contacting the Corporate Secretary of the Company.
     The rights plan is not intended to, and will not, prevent a take-over of the Company. As discussed above, the objectives of the rights plan are to provide all holders of the voting shares of the Company with sufficient time to assess and evaluate a take-over bid and to permit the board of directors of the Company to pursue other alternatives, if appropriate, designed to maximize shareholder value.
     Under the rights plan, a bidder making a Permitted Bid for voting shares of the Company may not take up any shares before the close of business on the 60th day after the date of the bid and then only if more than 50% of the common shares not beneficially owned by the person making the bid, certain related parties and certain others are deposited, in which case the bid must be extended for 10 business days on the same terms. The rights plan is intended to encourage an offeror to proceed by way of Permitted Bid or to approach the board of directors of the Company with a view to negotiation by creating the potential for substantial dilution of the offeror’s position. The Permitted Bid provisions of the rights plan are designed to ensure that, in any take-over bid, all of the shareholders are treated equally, receive the maximum available value for their investment and are given adequate time to properly assess the bid on a fully informed basis. Under the rights plan, a bid for less than all of the Company’s voting shares may be a Permitted Bid.
     It is not the intention of the board of directors of the Company, in proposing the amendment and reconfirmation of the rights plan, to secure the continuance of existing directors or management in office, or to avoid a bid for control of the Company. Through the Permitted Bid mechanism, described in more detail below, shareholders may tender to a bid which meets the Permitted Bid criteria without triggering the rights plan, regardless of the acceptability of the bid to the board of directors of the Company. Even in the context of a bid that does not meet the Permitted Bid criteria, the board of directors of the Company will continue to be bound by its fiduciary duties to consider any bid for the Company’s common shares or other voting shares in deciding whether to exercise its discretion under the rights plan to waive the application of the rights plan to the offer. In discharging that responsibility, the board of directors of the Company must act honestly and in good faith with a view to the best interests of the Company, including its shareholders.
     Furthermore, the amendment and reconfirmation of the current rights plan is not being proposed in response to, or in anticipation of, any acquisition or take-over offer. The rights plan does not inhibit any shareholder from using the proxy mechanism set out in the Canada Business Corporations Act, the corporate statute governing the Company, to promote a change in the management or direction of the Company, including the right of holders of not less than 5% of the Company’s issued voting shares to requisition the directors of the Company to call a meeting of the shareholders to transact any proper business stated in the requisition.

Issuance and Trading of Rights
     One right has been issued by the Company in respect of each common share issued to date and one right will be issued in respect of each common share issued before the earlier of the “Separation Time” (as described below) and the “Expiration Time” (as describe below).
     Notwithstanding the effectiveness of the rights plan, the rights are not exercisable until the Separation Time and certificates representing the rights have not been sent to shareholders of the Company. Until the Separation Time, or earlier termination or expiration of the rights, the rights are evidenced by and transferred with the associated common shares and the surrender for transfer of any certificate representing common shares will also constitute the surrender for transfer of the rights associated with those common shares of the Company. After the Separation Time, the rights will become exercisable and begin to trade separately from the associated common shares. Each right permits the holder to purchase from the Company one common share of the Company at an “Exercise Price” equal to three times the market price of a common share (determined as at the Separation Time) subject to adjustments and certain anti-dilution provisions.
Separation of Rights
     The rights will become exercisable and trade separately from the associated common shares of the Company at the “Separation Time”, which is generally the close of business on the eighth trading day after the earlier of:
(a)	the first date of public announcement that a person or a group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 20% or more of the outstanding voting shares other than as a result of (i) a reduction in the number of voting shares outstanding; (ii) a “Permitted Bid” or “Competing Permitted Bid” (as discussed below); (iii) acquisition of voting shares in respect of which the board of directors of the Company has waived the application of the rights plan; or (iv) other specified exempt acquisitions in which shareholders of the Company participate on a pro rata basis; and

(b)	the date of commencement of, or the first public announcement of an intention of any person to commence, a “Take-over Bid” (other than a “Permitted Bid” or a “Competing Permitted Bid” as each such term is described below). A “Take-over Bid” is an offer to acquire common shares of the Company (or any other voting shares) or securities convertible into common shares or voting shares, where the shares subject to the offer, together with shares beneficially owned by that person (including its affiliates, associates and others acting jointly or in concert therewith) would constitute 20% or more of the outstanding voting shares of the Company.
     Notwithstanding the above, the Separation Time can be a later date as may from time to time be determined by the board of directors of the Company.
     As soon as practicable following the Separation Time, separate certificates evidencing rights will be mailed to holders of record of common shares of the Company as of the Separation Time and the right certificates will evidence the rights.
When Rights Become Exercisable
     After the Separation Time, each right entitles the holder thereof to purchase one common share of the Company at the Exercise Price. Following a transaction which results in a person becoming an Acquiring Person (a “Flip-in Event”), the rights entitle the holder thereof (other than a holder who is an Acquiring Person) to receive upon exercise that number of common shares of the Company having an aggregate market price on the date of the Flip-in Event equal to twice the Exercise Price for the Exercise Price. For example, if the market price at the Separation Time (and at the time of the Flip-in Event) is $5.00, the holder of each right would be entitled upon the occurrence of a Flip-in Event to purchase six common shares for a total price of $15.00 or $2.50 per share (a discount of 50% from the market price). In such event, however, any rights beneficially owned by an Acquiring Person (including affiliates, associates and others acting jointly or in concert therewith), or a transferee of any such person, will be void. A Flip-in Event does not include acquisitions approved by the board of directors of the Company or acquisitions pursuant to a Permitted Bid or Competing Permitted Bid.
Permitted Bid and Competing Permitted Bid
     The rights plan continues to include a “Permitted Bid” concept whereby a Take-over Bid will not trigger the rights if the bid meets certain conditions. A “Permitted Bid” is a Take-over Bid made by way of a take-over bid circular (which is a disclosure document required by Canadian securities legislation to be delivered with or as part of a Take-over Bid) and which complies with the following additional provisions:
(a)	the Take-over Bid is made to all registered holders of voting shares;

(b)	voting shares may be deposited under the bid at any time between the date of the bid and the date voting shares are first taken up or paid for, and any voting shares deposited under the bid may be withdrawn until taken up and paid for; and

(c)	the Take-over Bid must be open for at least 60 days and more than 50% of the outstanding voting shares held by “Independent Shareholders” (as described below) must be deposited under the bid and not withdrawn before any shares may be taken up and paid for and, if more than 50% of the voting shares are deposited and not withdrawn, an announcement of this fact must be made and the bid must remain open for a further 10 business day period.
     The board of directors of the Company, when a Permitted Bid is made, will continue to have the duty and power to take such actions and make such recommendations to shareholders as are considered appropriate.
     A “Competing Permitted Bid” is a Take-over Bid that is made after a Permitted Bid has been made but prior to its expiry, satisfies all the requirements of a Permitted Bid as described above, except that a Competing Permitted Bid is not required to remain open for 60 days so long as it is open until the later of 35 days (the minimum period under Canadian securities legislation) after the date of the Competing Permitted Bid and the 60th day after the earliest date on which any other Permitted Bid or Competing Permitted Bid then in existence was made. The reduction in time for acceptance of a Competing Permitted Bid is designed to allow, as nearly as practicable, all bids to be dealt with by shareholders of the Company in substantially the same timeframe.
Redemption and Waiver
     The rights may be redeemed by the board of the directors of the Company, with the prior approval of the holders of the Company’s voting shares or rights, as the case may be, at any time prior to the occurrence of a Flip-in Event at a redemption price of Cdn$0.0001 per right. Rights are deemed to have been redeemed if a bidder successfully completes a Permitted Bid or a Competing Permitted Bid.
     The board of directors of the Company can waive the application of the rights plan to enable a Take-over Bid made by means of a take-over bid circular to all registered holders of the Company’s voting shares to proceed. Where the board of directors exercises this waiver power for one Take-over Bid, the waiver will also apply to any other Take-over Bid made by means of a take-over bid circular to all registered holders of voting shares made prior to the expiry of any bid subject to such waiver.
Protection Against Dilution
     The Exercise Price, the number and nature of securities which may be purchased upon the exercise of rights and the number of rights outstanding are subject to adjustment from time to time to prevent dilution in the event of stock dividends, subdivisions, consolidations, reclassifications or other changes in the outstanding common shares of the Company, pro rata distributions to holders of common shares and other circumstances where adjustments are required to appropriately protect the interests of holders of rights.
Institutional Investor Exemption
     Generally fund managers (for client accounts), managers or trustees of certain mutual funds (as well as the mutual funds), trust companies (acting in their capacities as trustees and administrators), crown agents (that manage public assets), statutory bodies (whose business includes the management of investment funds) and administrators or trustees of registered pension plans or funds (as well as the pension plans and funds) acquiring 20% or more of the voting shares of the Company (either directly and/or through associates and affiliates) are exempted from triggering a Flip-in Event, provided that for certain investors they are holding such securities in their ordinary course of business and in all cases they are not making, or are not part of a group making, a Take-over Bid (other than through certain limited transactions).

Expiration and Renewal
     If the rights plan (as amended by the amended rights agreement) is reconfirmed at the meeting, the rights plan will remain in force until the “Expiration Time”, being the earlier of the “Termination Time” (the time at which the ability to exercise rights terminates pursuant to the rights plan) and the close of business on the date of the meeting of shareholders of the Company at which a resolution to continue the existence of the rights plan is not approved by Independent Shareholders pursuant to the terms of the rights plan.
     The rights plan requires the board of directors of the Company to submit a resolution ratifying the continued existence of the rights plan to the Independent Shareholders for their consideration and approval not later than the date of:
(a)	the annual meeting of shareholders of the Company to be held in 2009; and thereafter

(b)	the third annual meeting of shareholders of the Company held following the last shareholders’ meeting at which a resolution ratifying the continued existence of the rights plan was approved by the Independent Shareholders pursuant to the terms of the rights plan.
Amendments to the Current Rights Plan
     The amended rights agreement makes certain minor amendments to the current rights plan, including the following:
•	The institutional investor exemption has been broadened to make it available to certain mutual funds (and their managers and trustees) and certain crown agents.

•	Under the current rights plan, institutional investors that have directly acquired 20% or more of the voting shares of the Company are (subject to certain conditions) exempted from triggering a Flip-in Event. The current rights plan has been amended to provide that the institutional investor exemption will also apply to voting shares indirectly acquired by each of the institutional investors through their affiliates and associates.

•	The current rights plan has a six-year term ending at the close of business on the date of the annual meeting of shareholders of the Company to be held in 2009. The amended rights agreement does not specify a fixed term. Rather, it has a “rolling” three-year renewal which requires that the rights plan be reconfirmed and approved by shareholders in accordance with its terms no later than the third annual meeting of shareholders following the last meeting it was reconfirmed and approved.
     Other minor amendments have been made to the current rights plan. These amendments have been made to, among other things, reflect the fact that the current rights plan has been amended by the amended rights agreement.
     The board of directors of the Company has been advised that, taking into account the limited number of amendments to the rights plan that are being proposed, the current rights plan, as it is proposed that it be amended and restated, is consistent with recently adopted or reconfirmed rights plans of other Canadian public companies.
     In light of the foregoing, the shareholders will be asked to consider, and if deemed advisable, approve by resolution the continued existence of the current rights plan, as it is proposed that it be amended and restated.
     Under the terms of the current rights agreement, the continued existence of the Company’s rights plan must be reconfirmed by the “Independent Shareholders” at the meeting. Similarly, the amendments to be made to the current rights plan by the amended rights agreement require the approval of Independent Shareholders. An “Independent Shareholder” is generally any holder of the Company’s common shares other than an Acquiring Person, certain related parties and employee benefit and similar plans of the Company, unless the beneficiaries of the plan direct the manner in which the shares are to be voted or direct whether the shares are to be tendered to a Take-over Bid. As of February • , 2006, a total of • of the Company’s common shares held pursuant to employee benefit plans of the Company would not be considered to be held by “Independent Shareholders”. The Company is not aware of any other shareholder who would not be considered an “Independent Shareholder”.
     The text of the resolution which will be submitted to the shareholders at the meeting in respect of the reconfirmation and amendment of the rights plan is set forth in Schedule A to this proxy circular and proxy statement.

     THE BOARD OF DIRECTORS OF THE COMPANY HAS DETERMINED THAT THE CURRENT RIGHTS AGREEMENT, AS IT IS PROPOSED THAT IT BE AMENDED AND RESTATED, REMAINS A VALUABLE TOOL THAT CAN BE UTILIZED TO ENHANCE SHAREHOLDER VALUE IN THE FACE OF AN UNSOLICITED TAKE-OVER BID. ACCORDINGLY, THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE AT THE MEETING IN FAVOUR OF THE RESOLUTION RELATING TO THE RECONFIRMATION AND AMENDMENT OF THE RIGHTS PLAN.
     The resolution must be approved by a majority of the votes cast by Independent Shareholders voting on the resolution at the meeting in person or by proxy to be effective.
     IF YOU PROPERLY COMPLETE AND RETURN THE ENCLOSED FORM OF PROXY, YOUR SHARES WILL BE VOTED FOR THE RESOLUTION RELATING TO THE RECONFIRMATION AND AMENDMENT OF THE RIGHTS PLAN, UNLESS YOU SPECIFICALLY INDICATE OTHERWISE ON THE FORM OF PROXY.]
PROPOSED CONSOLIDATION OF SHARE CAPITAL
[General
     By resolution approved on February [  •  ], 2006, the board of directors of the Company authorized the submission to shareholders of the special resolution set forth in Schedule B to this proxy circular and proxy statement approving an amendment to the Company’s restated articles of incorporation to consolidate its issued and outstanding common shares. If the special resolution is approved, the board of directors will have the authority, in its sole discretion, to select the exact consolidation ratio, provided that (i) the ratio may be no smaller than one post-consolidation share for every [  •  ] pre-consolidation shares and no larger than one post-consolidation share for every [  •  ] pre-consolidation shares, and (ii) the number of pre-consolidation shares in the ratio must be a whole number of common shares (i.e., either [  •  ], [  •  ], [  •  ], [  •  ], [  •  ], [  •  ]; or [  •  ] shares). Approval of the special resolution by shareholders would give the board of directors authority to implement the consolidation at any time prior to April 11, 2007. In addition, notwithstanding approval of the proposed consolidation by shareholders, the board of directors, in its sole discretion, may revoke the special resolution, and abandon the consolidation without further approval or action by or prior notice to shareholders.
Background and Reasons for the Share Consolidation
     The Company’s board of directors believes that it is in the interest of shareholders of the Company for the board of directors to have the authority to implement a share consolidation for the following reasons:
•	Raising our share price to more attractive levels: A higher share price would return the Company’s share price to a level that is typical of share prices of other major widely-owned companies. The board of directors also believes that the anticipated higher share price resulting from the consolidation may meet investing guidelines for certain institutional investors and investment funds that are currently prevented under their investing guidelines from investing in the Company’s common shares at current price levels.

•	Reduction of shareholder transaction costs: The Company’s shareholders may benefit from relatively lower trading costs associated with a higher share price. It is likely that many investors pay commissions based on the number of common shares traded when they buy or sell the Company’s common shares. If the share price were higher, investors may pay lower commissions to trade a fixed dollar amount than they would if the Company’s share price is lower.

•	Improved trading liquidity: The combination of potentially lower transaction costs and increased interest from institutional investors and investment funds could ultimately improve the trading liquidity of the Company’s common shares.

•	Reduction of our costs: As a result of a consolidation, holders of only a fractional share would be cashed out in a manner that would not cost these shareholders any commissions. This process would reduce the number of shareholders, particularly those with very few shares. As a result, we would expect a reduction in the Company’s annual costs related to shareholder communications such as the annual printing and mailing of the Company’s proxy statement and annual report.

•	Increased earnings per share visibility: If the Company has fewer shares outstanding, shareholders will have increased visibility to the Company’s earnings per share and changes in earnings per share. For example, we had approximately 4.34 billion shares outstanding on a fully diluted basis for fiscal 2005. On that basis, $.01 of earnings per share equals earnings of approximately $43 million. A share consolidation based on a 1-for-[ • ] ratio would instead mean that $.01 of earnings per share would equal approximately $[ • ] million. Accordingly, smaller changes in our results would be reflected in our per share earnings.
     The Company’s board of directors believes that shareholder approval of a range of potential consolidation ratios (rather than a single consolidation ratio) would provide the board of directors with maximum flexibility to achieve the desired results of the share consolidation. If the special resolution is approved, the consolidation would be implemented, if at all, only upon a determination by the Company’s board of directors that the consolidation is in the best interests of the Company and its shareholders at that time. In connection with any determination to implement a consolidation, the Company’s board of directors will set the timing for such a consolidation and select the specific ratio from within the range of ratios set forth in the special resolution. The board of directors’ selection of the specific ratio would be based primarily on the price level of the Company’s common shares at that time and the expected stability of that price level. Currently, the board of directors believes that an initial post-consolidation common share price in the range of $[  •  ] to $[  •  ] per share would be an appropriate initial price level for the Company’s common shares. However, the board of directors may, in its sole discretion, select a ratio from within the range set forth in the special resolution that would be expected to result in an initial post-consolidation share price that is above or below this range. No further action on the part of shareholders would be required in order for the board of directors to implement the consolidation. If the Company’s board of directors does not implement the consolidation before April 11, 2007, the authority granted by the special resolution to implement the consolidation on these terms would lapse and be of no further force or effect. The special resolution would also authorize the board of directors to elect not to proceed with, and abandon, the consolidation at any time if it determines, in its sole discretion, to do so. The board of directors would exercise this right if it determined that the consolidation was no longer in the best interests of the Company and its shareholders. No further approval or action by or prior notice to shareholders would be required in order for the board of directors to abandon the consolidation.
Certain Risks Associated with the Share Consolidation
The Company’s total market capitalization immediately after the proposed consolidation may be lower than immediately before the proposed consolidation.
     There are numerous factors and contingencies that could affect the Company’s share price following the consolidation, including the status of the market for the common shares at the time, the Company’s reported results of operations in future periods, and general economic, geopolitical, stock market and industry conditions. Accordingly, the market price of the Company’s common shares may not be sustainable at the direct arithmetic result of the consolidation (for example, based on the closing price of the Company’s common shares on the New York Stock Exchange (or NYSE) on February [  •  ], 2006 of $[•] per share, if the Company’s board of directors decided to implement the consolidation and select a consolidation ratio of one post-consolidation share for every [  •  ] pre-consolidation shares, the direct arithmetic result of the consolidation would be a post-consolidation market price of the Company’s common shares of $[•] per share), and may be lower. If the market price of the Company’s common shares is lower than it was before the consolidation, the Company’s total market capitalization (the aggregate value of all common shares at the then market price) after the consolidation may be lower than before the consolidation.
If the consolidation is implemented, the resulting per share market price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors, and consequently, the trading liquidity of the Company’s common shares may not improve.
     While the Company’s board of directors believes that a higher share price may help generate investor interest in the Company’s common shares, the consolidation may not result in a per share market price that will attract institutional investors or investment funds and such share price may not satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Company’s common shares may not necessarily improve.

A decline in the market price of the Company’s common shares after the consolidation may result in a greater percentage decline than would occur in the absence of a consolidation, and the liquidity of the common shares could be adversely affected following such a consolidation.
     If the consolidation is implemented and the market price of the Company’s common shares declines, the percentage decline may be greater than would occur in the absence of the consolidation. The market price of the Company’s common shares will, however, also be based on the Company’s performance and other factors, which are unrelated to the number of common shares outstanding. Furthermore, the liquidity of the Company’s common shares could be adversely affected by the reduced number of common shares that would be outstanding after the consolidation.
The consolidation may result in some shareholders owning “odd lots” of less than 100 common shares on a post-consolidation basis which may be more difficult to sell, or require greater transaction costs per share to sell.
     The consolidation may result in some shareholders owning “odd lots” of less than 100 common shares of the Company on a post-consolidation basis. Odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “board lots” of even multiples of 100 shares.
Principal Effects of the Share Consolidation
     If approved and implemented, the consolidation will occur simultaneously for all of the Company’s common shares and the consolidation ratio will be the same for all of such shares. The consolidation will affect all shareholders uniformly and will not affect any shareholder’s percentage ownership interest in the Company, except to the extent that the consolidation would otherwise result in any shareholder owning a fractional share. As described below under “Effect on Fractional Shareholders”, registered shareholders otherwise entitled to fractional shares will be entitled to cash payments in lieu of such fractional shares. Such cash payments will reduce the number of post-consolidation shareholders to the extent there are shareholders who otherwise would be entitled to receive less than one common share of the Company after the consolidation. In addition, the consolidation will not affect any shareholder’s proportionate voting rights (subject to the treatment of fractional shares). Each common share outstanding after the consolidation will be entitled to one vote and will be fully paid and non-assessable.
     The principal effects of the consolidation will be that:
•	the number of common shares of the Company issued and outstanding will be reduced from approximately [ • ] billion shares as of February [ • ], 2006 to between approximately [ • ] million and [ • ] million shares, depending on the ratio selected by the Company’s board of directors. The following table sets out the approximate percentage reduction in the number of outstanding common shares and the approximate number of common shares that would be outstanding as a result of a consolidation at the ratios indicated:

	Approximate	Approximate
	Percentage Reduction in	Number of Outstanding
Proposed	Number of Outstanding	Common Shares
Consolidation Ratio	Common Shares	(Post-Consolidation)*
1-for-[•]	[•]%	[ • ] million
1-for-[•]	[•]%	[ • ] million
1-for-[•]	[•]%	[ • ] million
1-for-[•]	[•]%	[ • ] million
1-for-[•]	[•]%	[ • ] million
1-for-[•]	[•]%	[ • ] million
1-for-[•]	[•]%	[ • ] million

*	Based on the number of common shares outstanding on February [ • ], 2006.
•	the exercise or conversion price and/or the number of common shares of the Company issuable under any of the Company’s outstanding convertible securities, stock options, share units, rights and any other similar securities, as well as the number of common shares of the Company issuable pursuant to the previously disclosed proposed class action settlement agreement, if finalized and approved, will be proportionately adjusted upon the consolidation based on the consolidation ratio selected by the Company’s board of directors; and

•	the number of common shares reserved for issuance under the Nortel 2005 Stock Incentive Plan will be reduced proportionately based on the consolidation ratio selected by the Company’s board of directors.

Effect on Fractional Shareholders
     No fractional shares will be issued if, as a result of the consolidation, a registered shareholder would otherwise become entitled to a fractional share. Instead, the Company will pay to the registered shareholder, in cash, the value of any fractional share interest arising from the consolidation. The amount of the cash payment will be equal to the product obtained by multiplying the fraction by the average closing price of common shares of the Company (as adjusted to reflect the share consolidation) on the NYSE for the ten trading days immediately prior to the effective date of the consolidation. If such price or prices are not available, the fractional share payment will be based on such other price or prices as determined by the board of directors of the Company in its sole discretion. A shareholder whose latest address in the Company’s share register is in Canada will receive the Canadian dollar equivalent of any fractional share payment to which such shareholder is entitled. Such payment will be converted from United States dollars into Canadian dollars based upon the noon spot rate published by the Bank of Canada on the business day immediately prior to the effective date of the consolidation. No transaction costs will be assessed to shareholders for this conversion. Shareholders will not be entitled to receive interest for the period of time between the effective date of the consolidation and the date payment is made for their fractional shares.
     If you do not hold sufficient pre-consolidation common shares of the Company to receive at least one post-consolidation common share and you want to hold common shares after the consolidation, you may do so by taking either of the following actions far enough in advance so that it is completed before the consolidation is implemented:
(1)	purchase a sufficient number of common shares so that you hold at least an amount of common shares in your account prior to the implementation of the consolidation that would entitle you to receive at least one common share on a post-consolidation basis; or

(2)	if applicable, consolidate your accounts so that you hold at least an amount of common shares in one account prior to the consolidation that would entitle you to at least one common share on a post-consolidation basis. Common shares held in registered form (that is, shares held by you in your own name on the Company’s share register maintained by its transfer agent) and common shares held in “street name” (that is, shares held by you through a bank, broker or other nominee) for the same investor will be considered held in separate accounts and will not be aggregated when implementing the consolidation. Also, common shares held in registered form, but in separate accounts, by the same investor will not be aggregated when implementing the consolidation.
     After the consolidation, then current shareholders will have no further interest in the Company with respect to their fractional shares. A person otherwise entitled to a fractional share interest will not have any voting, dividend or other rights in respect of their fractional interest except to receive the cash payment as described above. Such cash payments will reduce the number of post-consolidation shareholders to the extent that there are shareholders holding fewer than the number of pre-consolidation shares specified in the ratio selected by the Company’s board of directors at the time the consolidation is implemented. This, however, is not the purpose for which the Company is effecting the consolidation.
     To the extent permitted under applicable law, the right to receive payment of any amount in respect of a fractional share interest will expire on the third anniversary date of the effective date of the consolidation, and any amounts payable in respect of fractional share interests which remain unclaimed on such date will be forfeited to the Company.
Effect on Non-registered Shareholders
     Non-registered shareholders holding their common shares through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation than those that will be put in place by the Company for registered shareholders, and their procedures may result, for example, in differences in the precise cash amounts being paid by such nominees in lieu of fractional share interests. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.
Effect on Convertible Securities, Stock Options and Other Arrangements
     The exercise or conversion price and/or the number of common shares of the Company issuable under any outstanding convertible securities, including the Company’s 4.25% convertible senior notes due 2008, and under outstanding stock options, share units, rights and any other similar securities, as well as the number of common shares of the Company issuable pursuant to the previously disclosed proposed class action settlement agreement, if finalized and approved, will be proportionately adjusted upon the implementation of the consolidation, in accordance with the terms of such securities, based on the consolidation ratio selected by the Company’s board of directors.
Effect on Share Certificates
     If the proposed consolidation is approved by shareholders and implemented by the Company’s board of directors, registered shareholders will be required to exchange their share certificates representing pre-consolidation common shares for new share certificates representing post-consolidation common shares. Following the announcement by the Company of the consolidation ratio selected by the board of directors and the effective date of the consolidation, registered shareholders will be sent a transmittal letter from the Company’s transfer agent, Computershare Trust Company of Canada, as soon as practicable after the effective date of the consolidation. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-consolidation shares to the transfer agent. The transfer agent will forward to each registered shareholder who has sent the required documents a new share certificate representing the number of post-consolidation common shares to which the shareholder is entitled. Until surrendered, each share certificate representing pre-consolidation common shares of the Company will be deemed for all purposes to represent the number of whole post-consolidation common shares, and the right to receive a cash payment in lieu of any fractional shares (without interest), to which the holder is entitled as a result of the consolidation. If a registered shareholder is entitled to a payment in lieu of any fractional share, such payment will be made as described above under “Effect on Fractional Shareholders”.
     SHAREHOLDERS SHOULD NOT DESTROY ANY SHARE CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY SHARE CERTIFICATE(S) UNTIL REQUESTED TO DO SO.
Effect on Dividend Reinvestment Plan Participants
     Shareholders who hold common shares in the Nortel Networks Corporation Shareholder Dividend Reinvestment and Stock Purchase Plan (the “Plan”) (the operation of which was suspended in July 2001) hold such shares (including any existing fractional interests in common shares) in book-entry form. These shareholders will not have share certificates evidencing their ownership of common shares or any existing fractional interests therein held in the Plan. They are, however, provided with a statement of account reflecting the number of shares registered in their accounts.
     Shareholders holding registered common shares in book-entry form in the Plan do not need to take any action to receive their post-consolidation shares or their cash payment in lieu of any fractional share interest, if applicable. If such a shareholder is entitled to post-consolidation shares, a statement of account will automatically be sent to them by Computershare Trust Company of Canada, as the agent under the Plan, at their address of record indicating the number of common shares they hold. If such a shareholder is entitled to receive a payment in lieu of any fractional share interest, a cheque (payable in the relevant currency as described above under “Effect on Fractional Shareholders”) will be mailed to them at their address of record as soon as practicable after the implementation of the consolidation. By signing and cashing this cheque, such a shareholder will warrant that they owned the common shares for which the cash payment was received.
Effect on Other Shares Held in Book-Entry Form
     Certain shareholders own common shares in book-entry form pursuant to escrow, earnout and/or vesting arrangements in connection with such prior acquisitions as Alteon WebSystems, Inc., Shasta Networks, Inc., Sonoma Systems, Candlestick Networks Inc. and Qtera Corporation. These shareholders will not have share certificates evidencing their ownership of such common shares as certain pre-conditions to distribution of such common shares have not been met.
     Shareholders owning common shares in book-entry form pursuant to the arrangements described above do not need to take any additional actions to exchange their pre-consolidation book-entry common shares, if any, for post-consolidation common shares. Upon the effective date of the consolidation, each then existing book-entry account will be adjusted to reflect the number of post-consolidation common shares to which the shareholder is entitled in accordance with the consolidation ratio selected by the board of directors. If such a shareholder is entitled to a distribution of such escrow, earnout and/or vested common shares after the effective date of the consolidation pursuant to the terms of the merger agreement entered into in connection with the applicable acquisition, the shareholder will receive a share certificate representing the number of post-consolidation common shares the shareholder is entitled to, in respect of the applicable distribution, pursuant to the terms of the applicable merger agreement. If a shareholder is entitled to a payment in lieu of a fractional share interest in connection with such a book-entry account, the cash payment will be held by Computershare Trust Company of Canada (pending release of the post-consolidation book-entry common shares in accordance with the terms of the applicable merger agreement) or immediately distributed in accordance with the terms of the applicable merger agreement.
Procedure for Implementing the Share Consolidation
     If the special resolution is approved by shareholders and the Company’s board of directors decides to implement the consolidation, the Company will promptly file articles of amendment with the Director under the Canada Business Corporations Act in the form prescribed by that Act to amend the Company’s restated articles of incorporation. The consolidation will become effective on the date shown in the certificate of amendment issued by the Director under the Canada Business Corporations Act or such other date indicated in the articles of amendment provided that, in any event, such date will be prior to April 11, 2007.
No Dissent Rights
     Under the Canada Business Corporations Act, shareholders do not have dissent and appraisal rights with respect to the proposed consolidation.
Certain Canadian Federal Income Tax Considerations
     The following is a summary of the principal Canadian federal income tax consequences generally applicable to a shareholder who, for purposes of the Income Tax Act (Canada), which we refer to as the Tax Act, at all relevant times, holds common shares of the Company as capital property and who is not affiliated with, and deals at arm’s length with, the Company. This summary does not apply to “financial institutions” (as defined for the purposes of “mark-to-market” rules in the Tax Act) or to non-resident insurers that carry on an insurance business in Canada and elsewhere. Such shareholders should consult their own tax advisors. This summary also does not address any tax considerations relevant to the acquisition, holding or disposition of common shares of the Company, other than those tax issues that are directly the consequence of the consolidation.
     This summary is based on the current provisions of the Tax Act, the regulations thereunder, which we refer to as the Regulations, and the current published administrative and assessing practices of the Canada Revenue Agency, which we refer to as the CRA. This summary takes into account all specific proposals to amend the Tax Act and the Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof and assumes that all such proposed amendments will be enacted in their present form. This summary does not otherwise take into account or anticipate any changes to the Tax Act, the Regulations, or administrative and assessing practices relating to any of the foregoing, whether by legislative, governmental or judicial decision or action.
     This summary is of a general nature only and is not intended to be, and should not be construed as, legal or tax advice to any prospective holder. This summary does not take into account provincial, territorial or foreign tax considerations, which may vary from the Canadian federal income tax considerations described herein. Shareholders should consult their own tax advisors having regard to their particular circumstances.
     Under the current administrative policy of the CRA, no disposition or acquisition will be considered to have occurred for Canadian federal income tax purposes solely as a result of the consolidation of the Company’s common shares. Consequently, other than upon receipt by a shareholder of cash for a fraction of a share arising from the consolidation, the consolidation will not result in the realization of any income, gain or loss by a shareholder. In general, for a shareholder that holds common shares of the Company as capital property, the aggregate adjusted cost base of the common shares of the Company held by such shareholder immediately after the consolidation will be the same as the aggregate adjusted cost base of the common shares of the Company held by such shareholder immediately before the consolidation.
     Under the current administrative policy of the CRA, a shareholder who receives cash in lieu of a fraction of a share will be required to include any resulting capital gain or capital loss in the computation of the shareholder’s income pursuant to the rules in the Tax Act and any relevant income tax treaty, where applicable.
Certain United States Federal Income Tax Considerations
     The following is a summary of certain United States federal income tax consequences of the consolidation to a beneficial owner of the Company’s common shares that is a citizen or resident of the United States, or a United States domestic corporation or that otherwise will be subject to United States federal income tax on a net income basis in respect of the Company’s common shares (a “U.S. Holder”). This discussion is intended to provide only a general summary, and is not a complete analysis or description of all potential United States federal income tax consequences of the consolidation to U.S. Holders. In particular, this summary deals only with beneficial owners who hold common shares as capital assets and does not address the tax treatment of beneficial owners that may be subject to special tax rules, such as banks, dealers in securities or currencies, traders in securities electing to mark to market, tax-exempt entities, insurance companies and persons that hold common shares as a position in a “straddle” or a “conversion transaction.” This summary is based on the U.S. Internal Revenue Code (the “Code”), applicable Treasury regulations, administrative interpretations and court decisions as in effect as of the date of this proxy circular and proxy statement, all of which may change, possibly with retroactive effect.
     Shareholders should consult their own tax advisors as to the tax consequences of the consolidation, including in particular, the effect of any foreign, state or local tax laws.
     No gain or loss will be recognized for United States federal income tax purposes by a U.S. Holder of common shares as a result of the consolidation, except to the extent of any cash received in lieu of a fractional share which will result in the recognition of capital gain or loss for United States federal income tax purposes, measured by the difference between the amount of cash received for the fractional share and the U.S. Holder’s tax basis in the fractional share.
     The aggregate tax basis of the common shares received by a U.S. Holder in the consolidation (including any fractional share deemed received) will be the same as the aggregate tax basis of the common shares surrendered by such U.S. Holder in the consolidation, and the holding period of the common shares received by a U.S. Holder in the consolidation will include the period that the U.S. Holder held the common shares exchanged therefor.
Vote Required and Recommendation of Board of Directors
     The text of the special resolution, which will be submitted to shareholders at the meeting, is set forth in Schedule B to this proxy circular and proxy statement. For the reasons indicated above, the board of directors and management of the Company believe that the proposed share consolidation is in the best interests of the Company and its shareholders and, accordingly, recommend that shareholders vote FOR the special resolution. The special resolution must be approved by not less than two-thirds of the votes cast by the holders of common shares present in person or represented by proxy at the meeting to be effective. The special resolution provides that the board of directors of the Company may revoke the special resolution before the issuance of the certificate of amendment by the Director under the Canada Business Corporations Act without the approval of shareholders.
     IF YOU PROPERLY COMPLETE AND RETURN THE ENCLOSED FORM OF PROXY, YOUR SHARES WILL BE VOTED FOR THE SPECIAL RESOLUTION RELATING TO THE CONSOLIDATION, UNLESS YOU SPECIFICALLY INDICATE OTHERWISE ON THE FORM OF PROXY.]
EQUITY-BASED COMPENSATION ARRANGEMENTS
     The Nortel 2005 Stock Incentive Plan (or SIP) was approved by shareholders at our combined 2004 and 2005 annual meeting.
     The SIP is intended to facilitate disclosure to shareholders of clear and concise information concerning our on-going equity compensation programs by, among other things, consolidating all of our current equity-based incentive plans (other than our broad-based tax favoured savings plans) into one shareholder approved plan.
Description of the Nortel 2005 Stock Incentive Plan
     The following summary of the material features of the SIP is qualified in its entirety by the specific language of the SIP, a copy of which is available free of charge on our website at www.nortel.com or by writing to the Corporate Secretary of the Company. (See “Information Concerning the Company”.)
Consolidation of Nortel’s Equity-Based Incentive Plans for Key Employees
     The SIP has replaced the Nortel Networks Corporation 1986 Stock Option Plan, As Amended and Restated (or 1986 Plan) and the Nortel Networks Corporation 2000 Stock Option Plan (or 2000 Plan and, collectively with the 1986 Plan, the Plans) to the extent that no new awards will be granted under these stock option plans after December 31, 2005.
     Shares Available For Grant Under the SIP

     The SIP permits the grant of awards with respect to a maximum of 122 million Nortel shares, plus: (i) the number of Nortel shares available for grants under our 1986 and 2000 stock option plans as of January 1, 2006; and (ii) the number of Nortel shares subject to options outstanding under the 1986 and 2000 stock option plan on January 1, 2006, to the extent such options thereafter expire or terminate for any reason without the issuance of such shares.
     On January 1, 2006, an aggregate of 54,610,046 shares of the Company which were previously available for grant under the Plans (representing 0.1% of our then outstanding shares) became available for issuance under the SIP. In addition, 294,629,166 shares of the Company were subject to options outstanding under the Plans (representing 0.68% of our then outstanding shares). Up to 122 million Nortel shares (representing 0.28% of our outstanding shares) are available for issuance under the SIP.
     The maximum number of Nortel shares available for grant of awards under the SIP is subject to certain additional limitations. Under the SIP, the maximum aggregate number of Nortel shares available for awards of performance based and/or time based restricted stock units is limited to 95 million shares and the maximum aggregate number of Nortel shares available for awards of incentive stock options (within the meaning of the United States Internal Revenue Code (or the Code)) is limited to 122 million shares. The SIP further limits the aggregate maximum number of Nortel shares that may be subject to awards granted under the plan to any individual during any five year period as follows: a limit of stock options and/or SARs with respect to 25 million Nortel shares and a limit of performance based and/or time based restricted stock units with respect to 15 million Nortel shares. Finally, the number of Nortel shares that may be issued under the SIP to insiders of Nortel (as defined in the rules of the Toronto Stock Exchange), together with the number of Nortel shares that may be issued to insiders under all of other our security-based compensation arrangements (also as defined in the rules of the Toronto Stock Exchange), may not exceed 10% of the issued and outstanding Nortel shares and the number of Nortel shares issued to such insiders within any one year under all such security-based compensation arrangements may not exceed 10% of the issued and outstanding Nortel shares.
     Nortel shares delivered upon the exercise or settlement of awards may be shares that are authorized but unissued or Nortel shares purchased in the open market or in private transactions. If an award granted under the SIP is forfeited, cancelled, terminated or otherwise expires prior to delivery of any of the Nortel shares subject to such award, such shares will be again available for future grants under the SIP. Nortel shares subject to an award granted under the SIP that are withheld upon exercise or settlement of such award to satisfy the participant’s liability for related tax or other source deductions or, in the case of exercise of options, to pay the related subscription price are counted in determining the maximum number of shares that may be subject to awards granted under the SIP.
Administration
     The SIP is administered by the joint leadership resources committee of the boards of directors of the Company and Nortel Networks Limited (or committee) made up entirely of independent directors. The committee is authorized to select those key employees who will receive awards and, consistent with the provisions of the SIP, the terms and conditions of such awards.
Types of Awards
     The SIP permits grants of stock options, including incentive stock options, stock appreciation rights (SARs) and performance based and/or time based restricted stock units. We expect to limit grants of restricted stock units to our key executives.
Definition of Market Value
     Market value is defined under the SIP as the average of the high and low prices for a board lot of Nortel shares traded in Canadian dollars on the TSX during the relevant day or, if the volume of our shares traded on the composite tape during the relevant day in the United States exceeds the volume of our shares traded on the TSX on such relevant day, the average of the high and low prices for a board lot of Nortel shares traded in U.S. dollars on the NYSE during the relevant day.
Vesting Conditions
     Vesting of all or any portion of awards granted under the SIP may be conditioned upon the participant’s continued employment, passage of time, satisfaction of performance criteria or any combination thereof, as determined by the committee; provided that no portion of an award may become vested prior to the first anniversary of the date such award is granted (except in the event of a participant’s death) and vesting conditions based upon achievement of performance objectives must provide for a performance measurement period or periods exceeding one year. In addition, (except in the event of a participant’s death or retirement, as determined by the committee) awards of time based restricted stock units shall not become vested more rapidly than ratably over three years. The committee may accelerate the vesting of all or any awards granted under the SIP or, except for performance conditions with respect to awards that are intended to qualify as performance based compensation under Section 162(m) of the Code, may waive any performance conditions to vesting, except that the committee may not accelerate vesting of any award as of any date before one year from the grant date of the award.
Performance Vesting Conditions for Certain Awards Intended to Qualify as Performance-Based Compensation Under Section 162(m)
     Awards granted under the SIP may qualify as “performance-based compensation” under Section 162(m) of the Code in order to preserve federal income tax deductions by Nortel with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1 million and paid to one of Nortel’s five most highly compensated executive officers, provided that determinations to grant options and other awards under the SIP must be made by a committee consisting solely of two or more “outside directors” (as defined under Section 162 regulations). The SIP’s limit on the total number of shares that may be awarded to any one participant during any five year period must also be satisfied. To the extent that an award is intended to qualify as “performance-based compensation” under Section 162(m), the performance criteria applicable to such award will be based upon one or more of the following “qualifying performance criteria,” as determined by the committee:

▪ Cash Flow	▪ Operating profit or net operating profit
▪ Earnings per share	▪ Operating margin or profit margin
▪ Earnings before interest, taxes and/or amortization	▪ Return on operating revenue
▪ Return on sales	▪ Return on invested capital
▪ Total shareholder return	▪ Market segment share
▪ Share price performance	▪ Product release schedules
▪ Return on capital	▪ New product innovation
▪ Return on assets or net assets	▪ Product cost reduction
▪ Revenue	▪ Brand recognition/acceptance
▪ Income or net income	▪ Product ship targets
▪ Operating income or net operating income	▪ Customer satisfaction
     The committee determines whether the applicable qualifying performance criteria have been achieved. The committee may adjust any evaluation of performance under the qualifying performance criteria described above to exclude certain events that occur during a performance period, as set forth in the SIP.
Specific Terms of Stock Options and SARs.
     The normal term of options and SARs may not exceed ten years. The committee may grant stand-alone SARs or SARs in tandem with options granted under the SIP. Upon the exercise of a vested SAR (and in the case of a tandem SAR, the related option), a participant will be entitled to payment equal to the excess of the market value of a Nortel share on the date of exercise over the subscription or base price under the SAR. The committee determines whether payment in settlement of SARs is made in cash, Nortel shares or a combination of cash and Nortel shares.
     In the event of a participant’s termination of active employment with Nortel and its subsidiaries prior to the expiration of the normal term of an option or SAR, options and/or SARs then held by the participant will be treated as follows, unless the committee determines otherwise.
•	Retirement. If a participant’s active employment terminates due to his or her retirement (as defined in the SIP), the participant’s unvested options and/or SARs will become vested as of the later of (i) the participant’s date of retirement and (ii) the first anniversary of the effective date of grant of such options and/or SARs. To the extent vested, the participant will have 36 months following the date of retirement to exercise his or her options and/or SARs.

•	Death. If a participant’s active employment terminates due to his or her death, all of the participant’s unvested options and/or SARs will become immediately vested and will remain exercisable for 24 months following the date of the participant’s death.

•	Involuntary Termination other than for Cause. If a participant’s active employment is terminated by Nortel other than for cause and the participant receives severance benefits, including pay in lieu of notice, the participant’s unvested options and/or SARs will continue to vest during a period generally corresponding to the period following the participant’s termination for which he or she receives salary replacement payments (up to a maximum period of 24 months). During such extended vesting period and for 90 days thereafter, the participant will be permitted to exercise vested options and/or SARs. A participant whose active employment is terminated by Nortel other than for cause and who does not receive severance benefits will have 90 days following termination to exercise vested options and/or SARs and his or her unvested options and/or SARs will be cancelled.

•	Resignation by a Participant. If a participant resigns from his or her employment, the participant’s unvested options and/or SARs will be cancelled, and the participant will have 90 days following his or her date of termination to exercise vested options and/or SARs.
Specific Terms of Restricted Stock Units and Performance Stock Units
     Each restricted stock unit or performance stock unit granted under the SIP generally represents one Nortel share. Vested units will generally be settled upon vesting by delivery of a Nortel share for each vested unit or payment of a cash amount equal to the market value of a Nortel share at the time of settlement, as the committee may determine. The committee may provide for the accrual of dividend equivalent amounts in respect of awards of restricted stock units or performance stock units prior to the settlement thereof.
     In the event of a participant’s termination of active employment with Nortel and its subsidiaries all unvested restricted stock units and/or performance stock units then held by the participant will be forfeited unless the committee determines otherwise.
Termination for Cause
     If a participant’s employment is terminated for cause, all then outstanding awards, whether or not vested, will be immediately forfeited and cancelled.
Transferability
     Unless otherwise determined by the committee, awards granted under the SIP are not transferable other than by testamentary disposition or the laws of intestate succession. The committee may permit the transfer of awards without payment of consideration to members of a participant’s immediate family or entities controlled by the participant or his or her immediate family members.
Participants in Jurisdictions Outside of Canada and the United States
     To accommodate differences in local laws, customs and tax practices, awards granted to participants in countries other than Canada and the United States may be subject to special terms and conditions, including any special supplement that may be added to the SIP, as the committee determines is appropriate.
Amendments
     The board of directors of Nortel may terminate, amend or suspend the SIP at any time; provided that the prior approval of our shareholders will be required for any amendment that Nortel determines constitutes a material amendment within the meaning of the applicable rules of the NYSE including any amendment that would:
•	Increase the maximum number of Nortel shares for which awards may be granted under the SIP;

•	Reduce the subscription price or base price at which options or SARs may be granted;

•	Reduce the subscription price or base price of outstanding options or SARs;

•	Extend the term of the SIP or the maximum term of options or SARs granted under the SIP;

•	Expand the class of persons eligible for grant of awards under the SIP;

•	Increase any other limit with respect to the number of Nortel shares that may be granted with respect to any type of award, a single participant or any group of participants, or

•	Reduce below one year the minimum period required as a condition to the vesting of any award (other than in the case of a participant’s death).
Adjustments
     In the event of certain events affecting the capitalization of Nortel, including a stock dividend, or certain other corporate transactions, the board of directors of Nortel may adjust the number and kind of shares available for grant under the SIP or subject to outstanding awards and the subscription price or base price applicable under outstanding awards.
Term of Plan
     The SIP was effective as of April 27, 2005, the date of its adoption by the Nortel board of directors, subject to shareholder approval which was granted at our 2004 and 2005 combined annual meeting. No awards may be made under the SIP after the tenth anniversary of the effective date of the SIP.
Section 162(m)
     The SIP’s limit on the total number of shares that may be awarded to any one participant during any five year period. In addition, for other awards other than options to qualify, the grant, issuance, vesting or retention of the award must be contingent upon satisfying one or more of the “qualifying performance criteria” described under “Performance Vesting Conditions for Certain Awards Intended to Qualify as Performance-Based Compensation Under Section 162(m)” above, as established and certified by a committee consisting solely of two or more “outside directors.”
Prior Nortel Plans
     Prior to the adoption of the SIP, the Nortel Networks Corporation 1986 Stock Option Plan As Amended and Restated (or 1986 Plan) and the Nortel Networks Corporation 2000 Stock Option Plan (or 2000 Plan, and collectively with the 1986 Plan, the Plans) were the only compensation plans of the Company under which equity securities of the Company were authorized for issuance from treasury.
     On January 1, 2006, the number of Nortel shares available for grants under our 1986 and 2000 stock option plans and the number of Nortel shares subject to options outstanding under our 1986 and 2000 stock option plans were transferred to the SIP. No new awards will be made under either the 1986 or 2000 stock option plans after December 31, 2005.
     As at [February 21, 2006], there were 294,629,166 common shares of the Company, representing 0.68% of the Company’s issued and outstanding common shares, to be issued upon the exercise of outstanding options under the Plans, and no common remaining available for issuance under the Plans.
     Under the terms of the Plans the maximum number of common shares of the Company reserved for issuance pursuant to stock options to any one person, whether pursuant to the Plans or otherwise, cannot exceed 5% of the number of issued and outstanding common shares. Additionally, the number of common shares of the Company reserved for issuance pursuant to stock options to any one person, whether pursuant to the Plans or otherwise, cannot exceed 100,000,000 common shares, in the case of the 1986 Plan, and 10,000,000 common shares in the case of the 2000 Plan.
     At no time can the number of common shares of the Company reserved for issuance under the Plans or under any other share compensation arrangement result in: (i) the number of common shares reserved for issuance to insiders pursuant to stock options exceeding 10% of the number of issued and outstanding common shares; (ii) the issuance to insiders within a one-year period of a number of common shares exceeding 10% of the number of issued and outstanding common shares; or (iii) the issuance to any one insider within a one-year period of a number of common shares exceeding 5% of the number of issued and outstanding common shares.

     The joint leadership resources committee (or committee) determines the terms and conditions of each grant of stock options under the Plans, including the vesting provisions, whether the stock options will be granted with or without stock appreciation rights, the effective date of the grant, the subscription price applicable to the common shares covered by the grant, the grant of additional options upon exercise, and whether the options will be Canadian options or U.S. options (and if U.S. options, whether they will be qualified as incentive stock options pursuant to applicable United States law).
     The subscription price for a common share upon the exercise of a stock option cannot be less than the average of the high and low prices for a board lot of common shares traded on the Toronto Stock Exchange for Canadian options or the New York Stock Exchange for U.S. options on the effective date of the grant. The effective date of the grant is a date determined by the committee and cannot be a date prior to the date it decides that a grant of options shall be made. No option shall be exercisable during the 12 month period immediately following the effective date of the grant of options, except pursuant to an acceleration by the committee.
     Unless the committee decides otherwise, options granted under the Plans expire one day prior to the tenth anniversary of the effective date of their grant, and possibly earlier in the case of death, retirement or other termination. Pursuant to the terms of the Plans, in the event an option holder is terminated for cause, all options covered by any grant to such holder terminate and expire automatically. Options cannot be transferred or assigned by a participant under the Plans, other than by will or pursuant to the laws of succession.
     Stock Appreciation Rights (or SARs) may also be granted with options under the Plans, on either a cancellation or a simultaneous basis, and are subject to the same terms and conditions as the options as to which such SARs relates. On the exercise of a SAR granted in connection with an option exercisable on a cancellation basis, the related option is cancelled. On the exercise of a SAR granted in connection with an option exercisable on a simultaneous basis, the related option is automatically exercised. In either case, the option holder shall be entitled to a payment equal to the difference between the market value of a common share on the date of exercise and the subscription price of the common share covered by such option. The committee has the sole discretion to determine the form in which payment in settlement of a SAR will be made, including settlement in common shares of the Company.
     The board of directors of the Company has the power, at any time, to amend, suspend or terminate the Plans or amend the terms of any outstanding option or SAR, provided that any approvals required under applicable law or stock exchange rules are obtained and that no such amendment, suspension or termination shall be made at any time which adversely affects the existing rights of an option holder under the Plans without his or her consent in writing. Further, with respect to any incentive stock options, the joint leadership resources committee may, after the time of the grant, amend the terms and conditions applicable to such incentive stock option in a manner that could result in the failure of such option to qualify as an “incentive stock option” for the purposes of applicable United States law without the consent of the option holder.
Assumed Plans
     As part of the acquisition of certain businesses between 1998 and 2000, the Company assumed the stock option plans of several entities that it acquired. As a result, the exercise of stock options previously granted under these assumed plans will be satisfied through the issuance of common shares of the Company. As of [February 21, 2006], there remained 12,102,646 common shares of the Company (representing 0.03% of the Company’s issued and outstanding common shares) available for issuance under stock option plans assumed by the Company in connection with the acquisitions of Alteon WebSystems Inc., Architel Systems Corporation, Clarify Inc., Qtera Corporation, Sonoma Systems and Xros Inc., as well as the merger in 1998 of Bay Networks, Inc. with a wholly owned subsidiary of Nortel Networks Limited. No additional stock options have been or will be granted under these assumed plans, and as the last of the options granted under each assumed plan are exercised, terminate or expire, the assumed plan expires as well. The last of these assumed plans are expected to expire in 2010.
EQUITY-BASED COMPENSATION PLAN INFORMATION
     The table below provides information as of December 31, 2005 with respect to common shares of the Company that may be issued under the following equity compensation plans:
•	Nortel 2005 Stock Incentive Plan (or SIP);

•	Nortel Networks Corporation 2000 Stock Option Plan (or 2000 Plan); and

•	Nortel Networks Corporation 1986 Stock Option Plan, As Amended and Restated (or 1986 Plan and, collectively with the 2000 Plan, the Plans).
     The table does not provide information with respect to equity compensation plans that have expired or are no longer in effect. The Company and its subsidiaries maintain other equity compensation plans that permit awards to directors, officers and other employees to be paid in common shares of the Company that are not issued from treasury but are purchased on the open market for immediate delivery to plan participants. Such plans are not dilutive to shareholders and information with respect to such plans is not required to be included in the tables.

	A	B	C
	Number of common shares	Weighted average	Number of common shares
	to be issued upon exercise	exercise price of	remaining available for
	of outstanding options,	outstanding options,	future issuance under equity
	warrants and rights	warrants and rights	compensation plans (excluding
	vesting of restricted stock	vesting of restricted stock	common shares reflected in
Plan category	units	units	column A)
Equity compensation plans approved by	Options: 294,629,166	Options: $8.88	Options: 54,610,046 (2)
shareholders (1)	RSUs: 6,972,000	RSUs: -	Options/RSUs: 115,028 (3)
Equity compensation plans not approved by shareholders (4)	0	0	0

Total (5)	Options: 294,629,166	Options: $8.88	Options: 54,610,046
	RSUs: 6,972,000	RSUs: -	RSUs: 88,028,000

(1)	Consists of the 2005 SIP and the Stock Option Plans. No options have been granted under the SIP to date.

(2)	Represents shares previously available for issuance under the 1986 Plan and 2000 Plan which instead became available for issuance under the SIP as of January 1, 2006.

(3)	The ratio of options to restricted stock units (or RSUs) as same relate to total number of remaining shares available for issuance under the SIP is not established, except that the total number of shares issued in connection with RSUs may not exceed 95 million.

(4)	None. Except for the plans noted in footnote (5) below, all equity compensation plans involving the issuance of common shares from treasury have received shareholder approval.

(5)	This table does not include information on any options, warrants or rights outstanding under plans that have been assumed by the Company and its subsidiaries in connection with merger, consolidation or other acquisition transactions (or Assumed Plans) and under which no subsequent grants may be made. As of December 31, 2005, 12,102,646 common shares of the Company were issuable upon the exercise of outstanding options under the Assumed Plans. The weighted average exercise price of such outstanding options is $32.13 per common share. No additional options may be granted under the Assumed Plans.
SHAREHOLDER PROPOSALS
     We recommend that you vote AGAINST the approval of each of the two shareholder proposals set forth in Schedule C hereto.
     IF YOU PROPERLY COMPLETE AND RETURN THE ENCLOSED FORM OF PROXY, YOUR SHARES WILL BE VOTED AGAINST SHAREHOLDER PROPOSAL #1 AND SHAREHOLDER PROPOSAL #2 SET FORTH IN SCHEDULE C HERETO, UNLESS YOU SPECIFICALLY INDICATE OTHERWISE ON THE FORM OF PROXY.
INFORMATION CONCERNING THE COMPANY
     You can obtain the Company’s annual reports on Form 10-K for the fiscal year ended December 31, 2005, the Company’s 2005 audited consolidated comparative financial statements and related management’s discussion and analysis (which contain financial information about the Company), and additional copies of this document and the [plans]: on the Nortel Networks Corporation website at www.nortel.com/shareholders; on the SEDAR website maintained by the Canadian securities regulators at www.sedar.com; on the EDGAR website maintained by the United States Securities and Exchange

Commission at www.sec.gov; or by writing to or calling the Corporate Secretary, Nortel Networks Corporation, 8200 Dixie Road, Suite 100, Brampton, Ontario, Canada, L6T 5P6, (905) 863-0000. This information is not incorporated by reference into this proxy circular and proxy statement.
COMMUNICATION WITH DIRECTORS
     Interested parties, including shareholders and other security holders, may communicate directly with the boards of the Company and Nortel Networks Limited, non-management directors, the chairman of the boards of the Company and Nortel Networks Limited or any other individual directors by writing care of the Corporate Secretary, Nortel Networks Corporation, 8200 Dixie Road, Suite 100, Brampton, Ontario, Canada, L6T 5P6. All correspondence, with the exception of solicitations for the purchase or sale of products and services and similar types of communications, shall be forwarded to the directors to whom such correspondence is addressed. In addition, any such communication that relates to accounting, internal accounting controls or auditing matters will also be referred to the chairman of the audit committees of the Company and Nortel Networks Limited, if not already addressed to him or her.
DIRECTORS’ APPROVAL
     The contents and the sending of this proxy circular and proxy statement have been approved by the board of directors of the Company.
[February 28, 2006]

Gordon A. Davies
Corporate Secretary
Nortel Networks Corporation

Nortel Networks and the Nortel Networks Globemark
are trademarks of Nortel Networks Limited

EXHIBIT I
MANDATE OF THE BOARD OF DIRECTORS OF
NORTEL NETWORKS CORPORATION AND
NORTEL NETWORKS LIMITED
Mandate of the Board of Directors of Nortel Networks Corporation
     The Board of Directors of Nortel Networks Corporation is responsible for supervising the management of the business and affairs of the Corporation. The Board of Directors shall review, discuss and approve various matters related to the strategic direction, business and operations, and organizational structure of the Corporation with a view to the best interests of the Corporation and its shareholders generally.
     The Board of Directors shall be composed of Directors elected by the shareholders of the Corporation at the annual meeting of shareholders and Directors appointed by the Board of Directors between shareholders’ meetings in accordance with applicable law. The Board of Directors shall be composed of a majority of “independent” directors as defined under the applicable requirements of all stock exchanges on which the Corporation lists its securities and of securities regulatory authorities, as adopted or amended and in force from time to time. The composition of the Board of Directors, including the qualifications of its members, shall comply with the other applicable requirements of the Canada Business Corporations Act, the stock exchanges on which the Corporation lists its securities and securities regulatory authorities, as adopted or amended and in force from time to time.
     Regularly scheduled meetings of the Board of Directors may be held at such time or times as the Board of Directors or the Chairman of the Board may determine and special meetings of the Board of Directors may be called by, or by the order of, the Chairman of the Board, the Chief Executive Officer, the President or any two Directors of the Corporation. Meetings may be held in person, or by means of telephonic, electronic or other communications facilities. The independent members of the Board of Directors shall meet in regularly scheduled executive sessions, without members of management present. Minutes of the meetings of the Board of Directors shall be prepared and circulated to the Directors. The Board of Directors shall appoint the Chairman of the Board, constitute the Committees of the Board of Directors, and appoint Directors to serve as members and chairpersons of the Committees of the Board of Directors. The Board of Directors shall adopt written mandates for Committees of the Board of Directors, setting out the responsibilities of the Board of Directors that are delegated to the Committees of the Board of Directors.
     The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by law or otherwise directed or required to be exercised or done by the shareholders of the Corporation or in some other manner. In carrying out its supervisory or oversight responsibilities, the Board of Directors (or the Committees of the Board of Directors duly constituted by the Board of Directors to the extent such delegation is permitted by law) shall have the following specific responsibilities:
1.	the submission of matters or questions requiring the approval of shareholders to the shareholders for approval;

2.	the approval of the submission to the shareholders of any amendment to the articles of the Corporation or the approval of any adoption, amendment or repeal of any by-laws of the Corporation;

3.	the recommendation of candidates for election or appointment to the Board of Directors, including the review of nominations recommended by shareholders;

4.	the adoption of corporate governance guidelines or principles applicable to the Corporation, including with respect to the size and composition of the Board of Directors, the criteria to be utilized for the identification of individuals qualified to be selected as Directors of the Corporation, the responsibilities, compensation and tenure of Directors, and the assessment of the performance of the Board of Directors, its Committees and Directors;

5.	the determination of the “independence” of Directors and the categorical standards to be used in making such determinations, the determination of the “financial literacy” of Audit Committee members and the determination as to whether one (or more) member(s) of the Audit Committee has “accounting or related financial management expertise” as such qualifications are interpreted by the Board of Directors in its business judgment, and/or whether one (or more) member(s) of the Audit Committee is an “audit committee financial expert”, each as defined under the applicable requirements of all stock exchanges on which the Corporation lists its securities and of securities regulatory authorities, as adopted or amended and in force from time to time;

6.	if any Director serves on the audit committee of more than two other public companies, such Director may only serve on the Audit Committee of the Board of Directors of the Corporation, if the Board of Directors determines that simultaneous service would not impair the ability of such Director to effectively serve on the Audit Committee;

7.	the adoption of a process for shareholders and other interested parties to communicate directly with the Board of Directors and with individual Directors, as appropriate;

8.	the adoption of processes for succession planning, the periodic review of succession plans for key members of senior management (including the Chief Executive Officer), and the appointment and monitoring the performance and compensation of senior management, including officers, of the Corporation;

9.	the approval of the annual or semi-annual goals and objectives of the Corporation and the Chief Executive Officer, and the assessment of the performance of the Corporation and the Chief Executive Officer against the approved objectives;

10.	the adoption of a strategic planning process that includes the periodic (not less than annually) review and approval of strategic business plans;

11.	the approval of an annual operating budget for the Corporation and its subsidiaries on a consolidated basis;

12.	the approval of financings, customer financings, acquisitions, dispositions, investments and other transactions not in the ordinary course of business and/or in excess of the limits prescribed from time to time by the Board of Directors;

13.	the authorization of the issuance of securities of the Corporation as required in accordance with applicable laws;

14.	the declaration of dividends on shares of the Corporation or the approval of the purchase, redemption or other acquisition of shares issued by the Corporation as required in accordance with applicable laws;

15.	the review of the processes utilized by management with respect to risk assessment and risk management, the identification by management of the principal risks of the business of the Corporation, including the financial risks, and the implementation by management of appropriate systems to manage such risks;

16.	the oversight of the reliability and integrity of accounting principles and practices followed by management, financial statements and other financial reporting, and disclosure principles and practices followed by management;

17.	the oversight of the qualifications and independence of the independent auditors of the Corporation and the approval of the terms of their audit and non-audit service engagements as required in accordance with applicable laws and the requirements of any stock exchanges on which the Corporation lists its securities and of securities regulatory authorities, as adopted or amended and in force from time to time, and the assessment of the performance of the independent auditors, the filling of a vacancy in the office of the independent auditor between shareholders’ meetings, and the recommendation of the annual appointment or, if appropriate, the removal, of the independent auditors of the Corporation to the shareholders of the Corporation for their approval in accordance with applicable laws;

18.	the oversight of the establishment by management of an adequate system of internal audit controls and procedures and management information systems, and the effectiveness of the internal controls and procedures;

19.	the oversight of the maintenance by management of practices and processes to assure compliance with applicable laws and appropriate ethical standards, including the adoption by management of corporate policies and procedures and a code of business conduct;

20.	the approval of the annual audited consolidated financial statements of the Corporation and its pension plans and, as required in accordance with applicable laws, the approval of the quarterly unaudited consolidated financial statements of the Corporation;

21.	the approval of prospectuses, annual reports on Form 10-K, and proxy circulars and proxy statements sent to shareholders of the Corporation and the review and/or approval of managements’ discussion and analyses of financial condition and results of operations, and other material disclosure documents in accordance with applicable law and as determined by the Board of Directors from time to time;

22.	the oversight of the administration and governance responsibilities of the pension plans maintained by the Corporation and certain of its subsidiaries in accordance with applicable laws, including the receipt annually of an annual governance report with respect to the financial status of the Nortel Networks Limited and Nortel Networks Inc. pension plans, the discharge of responsibilities under the plan governance structure and material claims or possible claims relating to the retirement plans;

23.	the periodic review of the communications or disclosure policies, controls and procedures adopted by management;

24.	the oversight of the management of environmental risks and practices, charitable activities and other social responsibility matters; and

25.	the adoption and monitoring of compliance with the code of ethics adopted by the Corporation from time to time and the granting of any waivers in respect of compliance with the code of ethics in accordance with the applicable requirements of the stock exchanges on which the Corporation lists its securities and securities regulatory authorities, as adopted or amended and in force from time to time.
     In discharging its duties and responsibilities, the Board of Directors may conduct such examinations, investigations or inquiries, and engage such special legal, accounting or other advisors, at the expense of the Corporation, at such time or times and on such terms and conditions, including fees, as the Board of Directors considers appropriate. The Board of Directors shall review and assess the adequacy of the mandate of the Board of Directors annually.

Mandate of the Board of Directors of Nortel Networks Limited
     The Board of Directors of Nortel Networks Limited is responsible for supervising the management of the business and affairs of the Corporation. The Board of Directors shall review, discuss and approve various matters related to the strategic direction, business and operations, and organizational structure of the Corporation with a view to the best interests of the Corporation and its shareholders generally.
     The Board of Directors shall be composed of Directors elected by the shareholders of the Corporation at the annual meeting of shareholders and Directors appointed by the Board of Directors between shareholders’ meetings in accordance with applicable law. The Board of Directors shall be composed of a majority of “independent” directors as defined under the applicable requirements of all stock exchanges on which the Corporation lists its securities and of securities regulatory authorities, as adopted or amended and in force from time to time. The composition of the Board of Directors, including the qualifications of its members, shall comply with the other applicable requirements of the Canada Business Corporations Act, the stock exchanges on which the Corporation lists its securities and securities regulatory authorities, as adopted or amended and in force from time to time.
     Regularly scheduled meetings of the Board of Directors may be held at such time or times as the Board of Directors or the Chairman of the Board may determine and special meetings of the Board of Directors may be called by, or by the order of, the Chairman of the Board, the Chief Executive Officer, the President or any two Directors of the Corporation. Meetings may be held in person, or by means of telephonic, electronic or other communications facilities. The independent members of the Board of Directors shall meet in regularly scheduled executive sessions, without members of management present. Minutes of the meetings of the Board of Directors shall be prepared and circulated to the Directors. The Board of Directors shall appoint the Chairman of the Board, constitute the Committees of the Board of Directors, and appoint Directors to serve as members and chairpersons of the Committees of the Board of Directors. The Board of Directors shall adopt written mandates for Committees of the Board of Directors, setting out the responsibilities of the Board of Directors that are delegated to the Committees of the Board of Directors.
     The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by law or otherwise directed or required to be exercised or done by the shareholders of the Corporation or in some other manner. In carrying out its supervisory or oversight responsibilities, the Board of Directors (or the Committees of the Board of Directors duly constituted by the Board of Directors to the extent such delegation is permitted by law) shall have the following specific responsibilities:
1.	the submission of matters or questions requiring the approval of shareholders to the shareholders for approval;

2.	the approval of the submission to the shareholders of any amendment to the articles of the Corporation or the approval of any adoption, amendment or repeal of any by-laws of the Corporation;

3.	the recommendation of candidates for election or appointment to the Board of Directors, including the review of nominations recommended by shareholders;

4.	the adoption of corporate governance guidelines or principles applicable to the Corporation, including with respect to the size and composition of the Board of Directors, the criteria to be utilized for the identification of individuals qualified to be selected as Directors of the Corporation, the responsibilities, compensation and tenure of Directors, and the assessment of the performance of the Board of Directors, its Committees and Directors;

5.	the determination of the “independence” of Directors and the categorical standards to be used in making such determinations, the determination of the “financial literacy” of Audit Committee members and the determination as to whether one (or more) member(s) of the Audit Committee has “accounting or related financial management expertise” as such qualifications are interpreted by the Board of Directors in its business judgment, and/or whether one (or more) member(s) of the Audit Committee is an “audit committee financial expert”, each as defined under the applicable requirements of all stock exchanges on which the Corporation lists its securities and of securities regulatory authorities, as adopted or amended and in force from time to time;

6.	if any Director serves on the audit committee of more than two other public companies, such Director may only serve on the Audit Committee of the Board of Directors of the Corporation, if the Board of Directors determines that simultaneous service would not impair the ability of such Director to effectively serve on the Audit Committee;

7.	the adoption of a process for shareholders and other interested parties to communicate directly with the Board of Directors and with individual Directors, as appropriate;

8.	the adoption of processes for succession planning, the periodic review of succession plans for key members of senior management (including the Chief Executive Officer), and the appointment and monitoring the performance and compensation of senior management, including officers, of the Corporation;

9.	the approval of the annual or semi-annual goals and objectives of the Corporation and the Chief Executive Officer, and the assessment of the performance of the Corporation and the Chief Executive Officer against the approved objectives;

10.	the adoption of a strategic planning process that includes the periodic (not less than annually) review and approval of strategic business plans;

11.	the approval of an annual operating budget for the Corporation and its subsidiaries on a consolidated basis;

12.	the approval of financings, customer financings, acquisitions, dispositions, investments and other transactions not in the ordinary course of business and/or in excess of the limits prescribed from time to time by the Board of Directors;

13.	the authorization of the issuance of securities of the Corporation as required in accordance with applicable laws;

14.	the declaration of dividends on shares of the Corporation or the approval of the purchase, redemption or other acquisition of shares issued by the Corporation as required in accordance with applicable laws;

15.	the review of the processes utilized by management with respect to risk assessment and risk management, the identification by management of the principal risks of the business of the Corporation, including the financial risks, and the implementation by management of appropriate systems to manage such risks;

16.	the oversight of the reliability and integrity of accounting principles and practices followed by management, financial statements and other financial reporting, and disclosure principles and practices followed by management;

17.	the oversight of the qualifications and independence of the independent auditors of the Corporation and the approval of the terms of their audit and non-audit service engagements as required in accordance with applicable laws and the requirements of any stock exchanges on which the Corporation lists its securities and of securities regulatory authorities, as adopted or amended and in force from time to time, and the assessment of the performance of the independent auditors, the filling of a vacancy in the office of the independent auditor between shareholders’ meetings, and the recommendation of the annual appointment or, if appropriate, the removal, of the independent auditors of the Corporation to the shareholders of the Corporation for their approval in accordance with applicable laws;

18.	the oversight of the establishment by management of an adequate system of internal audit controls and procedures and management information systems, and the effectiveness of the internal controls and procedures;

19.	the oversight of the maintenance by management of practices and processes to assure compliance with applicable laws and appropriate ethical standards, including the adoption by management of corporate policies and procedures and a code of business conduct;

20.	the approval of the annual audited consolidated financial statements of the Corporation and its pension plans and, as required in accordance with applicable laws, the approval of the quarterly unaudited consolidated financial statements of the Corporation;

21.	the approval of prospectuses, annual reports on Form 10-K, and proxy circulars and proxy statements sent to shareholders of the Corporation and the review and/or approval of managements’ discussion and analyses of financial condition and results of operations, and other material disclosure documents in accordance with applicable law and as determined by the Board of Directors from time to time;

22.	review and approve the Corporation’s and Nortel Networks Inc.’s (NNI) retirement plan governance structure and processes and any material amendments to such structure and processes and review an annual governance report on the financial status of the Corporation’s and NNI’s plans, including material funding and investment results and the discharge of responsibilities under the plan governance structure, including the activities of committees and material claims or possible claims relating to the retirement plans;

23.	approve the acceptance of the audited plan financial statements for the Corporation’s retirement plans;

24.	review and approve the Corporation’s and NNI’s retirement plan designs and any material amendments and associated cost estimates;

25.	review and approve any of the Corporation’s and NNI’s defined benefit retirement plan funding contributions in excess of statutory requirements and above a $100 million aggregate global annual limit;

26.	the periodic review of the communications or disclosure policies, controls and procedures adopted by management;

27.	the oversight of the management of environmental risks and practices, charitable activities and other social responsibility matters; and

28.	the adoption and monitoring of compliance with the code of ethics adopted by the Corporation from time to time and the granting of any waivers in respect of compliance with the code of ethics in accordance with the applicable requirements of the stock exchanges on which the Corporation lists its securities and securities regulatory authorities, as adopted or amended and in force from time to time.

     In discharging its duties and responsibilities, the Board of Directors may conduct such examinations, investigations or inquiries, and engage such special legal, accounting or other advisors, at the expense of the Corporation, at such time or times and on such terms and conditions, including fees, as the Board of Directors considers appropriate. The Board of Directors shall review and assess the adequacy of the mandate of the Board of Directors annually.
Effective June 29, 2005

SCHEDULE A
SHAREHOLDER RIGHTS PLAN RESOLUTION
RESOLVED, as an ordinary resolution, that:
A.	The continuation of the Company’s shareholder rights plan, as amended and restated by an amended and restated shareholder rights plan agreement dated as of • , 2006 is approved, ratified and confirmed; and

B.	Any officer of the Company is hereby authorized to execute and deliver for and on behalf of the Company all such documents and to do all such other acts as such officer may consider necessary or desirable to give effect to the foregoing.

A-1

SCHEDULE B
SHARE CONSOLIDATION SPECIAL RESOLUTION
RESOLVED, as a special resolution, that:
A.	The Company is hereby authorized to amend its restated articles of incorporation to provide that:
1.	The authorized capital of the Company is altered by consolidating all of the issued and outstanding common shares of the Company without par value on the basis of a consolidation ratio to be selected by the Company’s board of directors, in its sole discretion, provided that (i) the ratio may be no smaller than one post-consolidation share for every [•] pre-consolidation shares and no larger than one post-consolidation share for every [•] pre-consolidation shares, and (ii) the number of pre-consolidation shares in the ratio must be a whole number of common shares;

2.	In the event that the consolidation would otherwise result in the issuance of a fractional share, no fractional share shall be issued and the Company shall pay to the registered shareholder a cash amount equal to the product obtained by multiplying the fraction by the average closing price of the common shares of the Company (as adjusted to reflect the share consolidation) on the New York Stock Exchange for the ten trading days immediately prior to the effective date of the consolidation or if such price or prices are not available the fractional share payment shall be based on such other price or prices as determined by the board of directors of the Company in its sole discretion. The Company shall pay to those shareholders whose latest address as shown in the records of the Company is in Canada, the Canadian dollar equivalent of any fractional share payment to which such shareholders are entitled, converting such payments from United States dollars into Canadian dollars based upon the noon spot rate published by the Bank of Canada on the business day immediately prior to the effective date of the share consolidation;

3.	To the extent permitted under applicable law, the right to receive payment of any amount in respect of a fractional share interest shall expire on the third anniversary date of the effective date of the consolidation, and any amounts payable in respect of fractional share interests which remain unclaimed on such date shall be forfeited to the Company; and

4.	The effective date of such consolidation shall be the date shown in the certificate of amendment issued by the Director appointed under the Canada Business Corporations Act or such other date indicated in the articles of amendment provided that, in any event, such date shall be prior to April 11, 2007;
B.	Any officer or director of the Company is hereby authorized to execute and deliver all documents and to do all acts and things necessary or desirable to give effect to this special resolution, including, without limitation, the determination of the effective date of the consolidation and the delivery of articles of amendment in the prescribed form to the Director appointed under the Canada Business Corporations Act, the execution of any such document or the doing of any such other act or thing being conclusive evidence of such determination; and

C.	Notwithstanding the foregoing, the directors of the Company are hereby authorized, without further approval of or notice to the shareholders of the Company, to revoke this special resolution at any time before a certificate of amendment is issued by the Director.

B-1

SCHEDULE C
SHAREHOLDER PROPOSALS
The following two shareholder proposals have been submitted for consideration at the annual and special meeting of shareholders of the Company. As outlined below, the board of directors and management of the Company are recommending voting AGAINST each of the two shareholder proposals.
The Carpenters’ Local 27 Benefit Trust Funds, c/o Office of Trust Fund, Manion, Wilkins & Associates Ltd., 230 Norseman Street, Etobicoke, Ontario, Canada, M8Z 6A2, registered and beneficial owner of 141,700 common shares of Nortel Networks Corporation, has submitted the following proposal. The proposal and its supporting comments are set out verbatim in italics below.
Shareholder Proposal #1: That the shareholders of Nortel Networks Corporation (“Company”) request that the Board of Director’s Executive Compensation Committee establish a pay-for-superior-performance standard in the Company’s executive compensation plan for senior executives (“Plan”), by incorporating the following principles into the Plan:
1.	The annual incentive component of the Company’s plan should utilize financial performance criteria that can be benchmarked against peer group performance, and provide that no annual bonus be awarded based on financial performance criteria unless the Company exceeds the median or mean performance of a disclosed group of peer companies on the selected financial criteria;

2.	The long-term equity compensation component of the Company’s Plan should utilize financial and/or stock price performance criteria that can be benchmarked against peer group performance, and any options, restricted shares, or other equity compensation used should be structured so that compensation is received only when Company performance exceeds the median or mean performance of the peer group companies on the selected financial and stock price performance criteria; and

3.	Plan disclosure should allow shareholders to monitor the correlation between pay and performance established in the Plan.
Supporting Statement: We feel it is imperative that executive compensation plans for senior executives be designed and implemented to promote long-term corporate value. A critical design feature of a well-conceived executive compensation plan is a close correlation between the level of pay and the level of corporate performance. We believe the failure to tie executive compensation to superior corporate performance has fueled the escalation of executive compensation and detracted from the goal of enhancing long-term corporate value. The median increase in CEO total compensation between 2003 and 2004 was 30.15% for S&P 500 companies, twice the previous year increase of 15.04% according to The Corporate Library’s CEO Pay Survey.
The pay-for-performance concept has received considerable attention, yet most executive compensation plans are designed to award significant amounts of compensation for average or below average peer group performance. Two common and related executive compensation practices have combined to produce pay-for-average-performance and escalating executive compensation.
First, senior executive total compensation levels are targeted at peer group median levels. Second, the performance criteria and benchmarks in the incentive compensation portions of the plans, which typically deliver the vast majority of total compensation, are calibrated to deliver a significant portion of the targeted amount. The formula combines general total compensation targets with less than demanding performance criteria and benchmarks.
We believe the Company’s Plan fails to promote the pay-for-superior performance principle. Our Proposal offers a straightforward solution: The Compensation Committee should establish and disclose meaningful performance criteria on which to base annual and long-term incentive senior executive compensation and then set and disclose performance benchmarks to provide for awards or payouts only when the Company exceeds peer group performance. We believe a plan to reward only superior corporate performance will help moderate executive compensation and focus senior executives on building sustainable long-term corporate value.
The board of directors recommends that shareholders vote [AGAINST] this proposal for the following reasons:
[Response to be inserted.]

C-1

Ethical Funds Inc. of 800-1111 West Georgia Street, Vancouver, B.C., registered and beneficial owner of 1,953,950 common shares of Nortel Networks Corporation, has submitted the following proposal. The proposal and its supporting comments are set out verbatim in italics below.
Shareholder Proposal #2: The company prepare a report to shareholders by November 2006, at reasonable cost and omitting proprietary information: (1) describing Nortel’s policies and management practices to promote and protect human rights in China and Tibet; and (2) that Nortel cooperate with independent human rights assessments.
Whereas:
Nortel Networks is supplying a digital wireless communications network for China’s Qinghai-Tibet Railway, a contentious infrastructure project that will connect China and Tibet.
In 2005 Amnesty International reported that the Government of China has made no attempt to introduce fundamental legal reforms necessary to halt human rights violations. Tens of thousands of people continue to be imprisoned in violation of their rights to freedom of expression and association, and are at serious risk of torture or ill-treatment. Thousands of people continue to be sentenced to death or executed. (Amnesty International Report 2005: The State of the World’s Human Rights, Amnesty International, May 2005).
Last year, according to Chinese government data, approximately 3.7 million Chinese participated in 74,000 protests against growing economic inequality. The December 9, 2005 shootings of villagers in Doungzhou — the worst example of police brutality since the Tiannanmen Square massacre of 1989 — is the most recent manifestation of the willingness of authorities to use brute force to manage protests. (“Southern Chinese village sealed off after protesters shot by police,” Washington Post, December 10, 2005)
The US State Department reports that, within Tibet, China’s human rights record has “remained poor” and “repressive social and political controls continue to limit the fundamental freedoms of Tibetans and risk undermining Tibet’s unique cultural, religious, and linguistic heritage.” The report also highlights that Chinese authorities “continued to commit serious human rights abuses, including extra-judicial killing, torture, arbitrary arrest, detention without public trial and lengthy detention of Tibetans for peacefully expressing their political or religious views.” (US State Department, “Country Reports on Human Rights Practices — 2004”).
Nortel’s involvement in meeting the security needs of a repressive Chinese government has been documented in a 2001 report entitled China’s Golden Shield (http://www.dd-rd.ca/site/_PDF/publications/globalizations/CGS_ENG.PDF).
Under Canada’s Crimes Against Humanity and War Crimes Act and the Rome Statute of the International Criminal Court, a number of these violations fall under the category of crimes against humanity (http://laws.justice.gc.ca/en/C-45.9/41465.html). Corporations, their officers, and directors may be criminally liable if found to be complicit in human rights violations. Corporations may also be sued in the United States for human rights violations under the Alien Tort Claims Act. (‘Developments in the Law — International Criminal Law’, Harvard Law Review, May 2001)
Companies now recognize their duty to protect and promote human rights and have implemented policies and management systems for this purpose. An increasing number of tools have emerged to help companies establish and implement human rights policies. (www.business-humanrights.org; www.globalcompact.org; www.dd-rd-ca).
Nortel Networks does not disclose a human rights policy and management system necessary to protect human rights and corporate reputation and has declined participation in an independent human rights impact assessment. (www.dd-rd.ca/hria)
The board of directors recommends that shareholders vote [AGAINST] this proposal for the following reasons:
[Response to be inserted.]

C-2

YOU ARE A REGISTERED SHAREHOLDER FOR THESE SHARES
Computershare Trust Company of Canada 9th Floor, 100 University Avenue Toronto Ontario M5J 2Y1 Telephone 1-800-834-9814 514-982-7555 Facsimile 416-263-9524 1-866-249-7775 Nortel@computershare.com

Security Class                                      CCC

Holder Account Number

Please print in ink inside the area as shown in this example.

Form of Proxy – Annual and Special Meeting of Shareholders of Nortel Networks Corporation

This proxy is solicited by the board of directors and the management of Nortel Networks Corporation for use at the Annual and Special Meeting of Shareholders to be held at the Toronto Congress Center, Hall C, 650 Dixon Road, Toronto, Ontario on Tuesday May 2, 2006, at 10:00 a.m. (local time), or any postponements or adjournments of the meeting.

Notes to Proxy
1.	You may appoint a different person or company (with appropriate documentation), who need not be a shareholder, to attend and act on your behalf at the Annual Meeting of Shareholders of Nortel Networks Corporation. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). The common shares represented by this form of proxy may be voted or withheld/abstained from voting in the discretion of the proxyholder with respect to amendments or variations to the matters identified in the notice of meeting and with respect to other matters that may properly be brought before the meeting.

2.	If the common shares represented by this form of proxy are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered owners should sign this form of proxy. If you are voting on behalf of a corporation or another individual, you may be required to provide documentation evidencing your power to sign this form of proxy with signing capacity stated.

3.	This form of proxy should be signed in the exact manner as the name appears above.

4.	If this form of proxy is not dated, it will be deemed to bear the date on which it was mailed to you.

5.	The common shares represented by this form of proxy will be voted or withheld/abstained from voting as you direct; however, if you do not direct your vote in respect of any matter, this form of proxy will be voted as recommended by management in respect of such matter.

6.	This proxy should be read in conjunction with the accompanying documentation provided by Management.

VOTE USING THE INTERNET OR BY FACSIMILE 24 HOURS A DAY, 7 DAYS A WEEK!
Voting by mail or by facsimile are the only voting methods for common shares held in the name of a corporation or common shares being voted on behalf of another individual.
Voting by mail, by facsimile or by Internet are the only voting methods by which a holder may appoint a person as proxy other than the nominees named on the reverse of this form of proxy.
View Documents Electronically. You can enroll to view future shareholder communications electronically after you vote using the Internet. Even if you don‘t vote online, you can still enroll by following the instructions below.

• •	Go to either of the following websites: www.nortel.com/shareholders, or, www.computershare.com/nortelproxy.
Enter your Holder Account Number and Access Number and follow the instructions on the screen.	•	You can enroll to receive future securityholder communications electronically, after you vote using the Internet. If you do not vote online, you can still enroll by visiting www.nortel.com/shareholders, or by going directly to www.computershare.com (click “Enroll for e-delivery” under the Shareholder Services menu).	• • •	Complete, sign and date the reverse hereof. Fax to 1-866-249-7775 for calls within Canada and the U.S. There is NO CHARGE for this call. Fax to 416-263-9524 for calls outside Canada and the U.S.

If you choose to vote using the Internet or by facsimile, do not mail back this form of proxy.

Your proxy must be received by 10:00 a.m., Eastern Daylight Saving Time, on Monday May 1, 2006

THANK YOU

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This Form of Proxy is solicited by and on behalf of the board of directors and management.

Appointment of Proxy

I/We being shareholder(s) of Nortel Networks Corporation hereby appoint: Harry J. Pearce, or failing him Mike S. Zafirovski, or failing him Gordon A. Davies	OR	Print the name of the person you are appointing as your proxyholder if this person is someone other than Harry J. Pearce, Mike S. Zafirovski or Gordon A. Davies.

as my/our proxy with full power of substitution and to vote or withhold/abstain from voting in accordance with the following directions (or if no directions have been given, as the proxyholder sees fit) and in his/her discretion on all other matters that may come before the Annual and Special Meeting of Shareholders of Nortel Networks Corporation.

1. Election of Directors – The board of directors recommends that you vote FOR the following nominees proposed by management:

		Withhold /			Withhold /			Withhold /
	For	Abstain		For	Abstain		For	Abstain

01. Jalynn H. Bennett	☐	☐	04. John A. MacNaughton	☐	☐	07. Ronald W. Osborne	☐	☐
02. Dr. Manfred Bischoff	☐	☐	05. The Hon. John P. Manley	☐	☐	08. Harry J. Pearce	☐	☐
03. The Hon. James B. Hunt, Jr.	☐	☐	06. Richard D. McCormick	☐	☐	09. Mike S. Zafirovski	☐	☐

Withhold /
2. Appointment of Independent Auditors	For	Abstain

The board of directors recommends that you vote FOR the appointment of Deloitte & Touche LLP as independent auditors.	☐	☐

Withhold /
3. Reconfirmation and Amendment of Shareholder Rights Plan	For	Against	Abstain

The board of directors recommends that you vote FOR the resolution (the full text of which is reproduced as Schedule A to the Proxy Circular and Proxy Statement) to approve the reconfirmation and amendment of Nortel Networks Corporation’s shareholder rights plan.
	☐	☐	☐

Withhold /
4. Consolidation of Share Capital	For	Against	Abstain

The board of directors recommends that you vote FOR the special resolution (the full text of which is reproduced as Schedule B to the Proxy Circular and Proxy Statement) approving an amendment to the Nortel Networks Corporation’s restated articles of incorporation to consolidate its issued and outstanding common shares on the basis of a ratio within the range of one post-consolidation common share for every [•] pre-consolidation common shares to one post-consolidation common share for every [•] pre-consolidation common shares, with the ratio to be selected and implemented by Nortel Networks Corporation’s board of directors in its sole discretion, if at all, at any time prior to April 11, 2007.
	☐	☐	☐

Shareholder Proposals — The board of directors recommends that you vote AGAINST each of the Shareholder Proposals			Withhold /
set out in Schedule C to the Proxy Circular and Proxy Statement.	For	Against	Abstain

5. Shareholder Proposal No. 1	☐	☐	☐

6. Shareholder Proposal No. 2	☐	☐	☐

Authorized Signature(s) — Sign Here — This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any form of proxy previously given with respect to the meeting. If no voting preferences are indicated above, this form of proxy will be voted as recommended by management.

Date – Day Month Year

Interim Financial Statements Mark this box if you would like to receive interim financial statements and accompanying Management’s Discussion and Analysis by mail.	☐	Mark this box if you plan on attending the meeting.	☐

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